As filed with the Securities and Exchange Commission on April 8, 2004
                                          Registration No. 333-104539
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 1
                                       to

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ING USA Annuity and Life Insurance Company
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    IOWA                               6355                    41-0991508
 (State or other                 (Primary Standard          (I.R.S. Employer
  jurisdiction of                    Industrial              Identification No.)
  incorporation or                Classification Code
  organization)                        Number)
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        Linda E. Senker, Esq.                       Kimberly J. Smith, Esq.
        ING                                         ING
        1475 Dunwoody Drive                         1475 Dunwoody Drive
        West Chester, PA 19380-1478                 West Chester, PA 19380-1478
        (610) 425-4139                              (610) 425-3427

          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                 INCLUDING AREA CODE, OF AGENT FOR SERVICE)
--------------------------------------------------------------------------------


Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box................................... [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
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
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                                     PART I

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The Prospectus filed herein describes certain interests in a fixed account offered by ING USA Annuity and Life Insurance Company under contracts issued by the insurance company. These interests (and the fixed account) are not offered as a seperate product but in connection with combination variable and fixed annuity products whose prospectuses describe the contract in more detail and must accompany or precede the delivery of this prospectus.

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY
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                                 FIXED ACCOUNT I

                                   April 30, 2004

Fixed Account I ("Fixed Account") is an optional fixed interest allocation offered during the accumulation phase of your variable annuity contract between you and ING USA Annuity and Life Insurance Company ("ING USA," the "Company," "we" or "our") (formerly Golden American Life Insurance Company). The Fixed Account, which is a segregated asset account of ING USA, provides a means for you to invest on a tax-deferred basis and earn a guaranteed interest rate for guaranteed interest periods (Fixed Interest Allocation(s)). We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We generally offer several Fixed Interest Allocations at any one time. We may offer additional guaranteed interest periods in some or all states, may not offer all guaranteed interest periods on all contracts or in all states, and the rates for a given guaranteed interest period may vary among contracts. We set the interest rates periodically. We may credit a different interest rate for each interest period. The interest you earn in the Fixed Account as well as your principal is guaranteed by ING USA, as long as you do not take your money out before the maturity date for the applicable interest period. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. A surrender charge may also apply to withdrawals from your contract. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

For contracts sold in some states, not all Fixed Interest Allocations are available. You have a right to return a contract for a refund as described in the variable annuity contract prospectus.

The variable annuity contract prospectus describes a deferred group and individual variable annuity contract (the "Contract") offered by ING USA. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment as well as those that do not qualify for such treatment. Please refer to the Contract prospectus for more information.

This prospectus accompanies a Contract prospectus and provides information that you should know before investing in the Fixed Account and should be kept for future reference. If you need more information after reading this prospectus, please contact us at Customer Service Center, P.O. Box 9271, Des Moines, Iowa 50306-9271 or call (800) 366-0066 or your registered representative. Either prospectus is available without charge upon request. To obtain a copy of these documents, write to or call our Customer Service Center or access the SEC's website (http://www.sec.gov).

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FIXED ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR A VARIABLE CONTRACT.


Fixed Account I - 131802

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TABLE OF CONTENTS
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                                                                     PAGE

Fees and Expenses..................................................... 1
ING USA Annuity and Life Insurance Company............................ 1
Financial Statements.................................................. 1
The Fixed Interest Allocation......................................... 1
The Annuity Contract.................................................. 5
   Contract Value in the Fixed Interest Allocations................... 5
   Cash Surrender Value............................................... 5
Withdrawals........................................................... 5
Transfers Among Your Investments...................................... 6
Charges and Fees...................................................... 7
Death Benefit and Optional Riders..................................... 8
Other Contract Provisions............................................. 8
Other Information..................................................... 8
   State Regulation................................................... 8
   Legal Proceedings.................................................. 8
   Experts............................................................ 8
   Further Information................................................ 9
   Incorporation of Certain Documents by Reference.................... 9
Federal Tax Considerations............................................10
Appendix A
      Market Value Adjustment Examples................................A1
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Fixed Account I - 131802

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FEES AND EXPENSES
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The variable contract has insurance features and investment features, and there are charges related to each. For more information about these contract fees and expenses please refer to the Contract prospectus.

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ING USA ANNUITY AND LIFE INSURANCE COMPANY
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ING USA Annuity and Life Insurance Company (formerly Golden American Life
Insurance Company) ("ING USA") is an Iowa stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. ING USA is a wholly owned subsidiary of Lion Connecticut Holdings Inc. ("Lion Connecticut"), which in turn is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia.

Lion Connecticut is the holding company for Directed Services, Inc., the distributor of the Contracts, and other interests.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

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FINANCIAL STATEMENTS
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The audited consolidated financial statements of ING USA Annuity and Life
Insurance Company (formerly Golden American Life Insurance Company), as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, are included in this prospectus.

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THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your Contract value to the available guaranteed interest periods of the Fixed Account during the accumulation period as described in the prospectus for the Contract. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We generally offer several guaranteed interest periods at any one time. We may offer additional guaranteed interest periods in some states, may not offer all guaranteed interest periods under all contracts or in all states, and the rates for a given guaranteed interest period may vary among contracts. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date, which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal because of the Market Value Adjustment.


Fixed Account I - 131802

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered.

SELECTING A GUARANTEED INTEREST PERIOD

You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments -- Dollar Cost Averaging from Fixed Interest Allocations."

Your Contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of Contract value. We will credit interest daily at a rate that yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION

You may transfer your Contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of ING USA Annuity and Life Insurance Company Separate Account B (formerly Golden American Life Insurance Company Separate Account B), as described in the Contract prospectus. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the Contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire Contract value


Fixed Account I - 131802
in such Fixed Interest Allocation to the Liquid Assets subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the Contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your Contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the Contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Assets subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION

During the accumulation phase, you may withdraw a portion of your Contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and a contract surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the Contract value in the subaccounts. If the withdrawal exceeds the Contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment may decrease, increase or have no effect on your Contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

             { (1+I)/(1+J+.0025)^(N/365) }  -1


Fixed Account I - 131802

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year) in the guaranteed interest period, except for a Fixed Interest Allocation of 6 months, where "J" is, at the time of calculation, the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6-month guaranteed interest period, or (ii) a 1-year guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your Contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your Contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your Contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

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SPECIAL FUNDS
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We use the term Special Funds in the discussion of the enhanced death benefit options and the optional riders in certain Contract prospectuses. The Special Funds currently include Fixed Interest Allocations and certain variable subaccounts as described in your Contract prospectus. The Company may, at any time, designate any new and/or existing investment option as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccount. Designation of an investment option as a Special Fund may vary by benefit. For example, an investment option may be designated a Special Fund for purposes of calculating a living benefit, but not a death benefit or for calculating one death benefit and not another. Please see your Contract prospectus for more information.


Fixed Account I - 131802

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THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

The Contract is described in another prospectus. This prospectus describes the Fixed Account and the operations of any Fixed Interest Allocation under your Contract.

CONTRACT VALUE IN THE FIXED INTEREST ALLOCATIONS. On the contract date, the Contract value in any Fixed Interest Allocation in which you are invested is equal to the portion of the initial premium paid and designated for allocation to the Fixed Interest Allocation. On each business day after the contract date, we calculate the amount of Contract value in each Fixed Interest Allocation as follows:

     (1) We take the Contract value in the Fixed Interest Allocation at the end of the preceding business day.

     (2) We credit a daily rate of interest on (1) at the guaranteed rate since the preceding business day.

     (3)  We add (1) and

     (4)  We subtract from (3) any transfers from that Fixed Interest
          Allocation.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

Additional premium payments and transfers allocated to the Fixed Account will be placed in a new Fixed Interest Allocation. The Contract value on the date of allocation will be the amount allocated.

CASH SURRENDER VALUE

The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the interest credited to Fixed Interest Allocations, any Market Value Adjustment, and any surrender charge. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your Contract value, then we adjust for any Market Value Adjustment, and then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted. Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

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WITHDRAWALS
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Any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, and the remaining cash surrender value after the withdrawal is less than $2,500, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough Contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the Contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The Contract value may be more or less than the premium payments made.

Fixed Account I - 131802

We offer the following three withdrawal options:

REGULAR WITHDRAWALS

After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS

See the Contract prospectus for general information on Systematic Withdrawals.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will adjust the amount withdrawn to include any Market Value Adjustment so that the amount of each systematic withdrawal remains fixed, unless you direct otherwise.

IRA WITHDRAWALS

See the Contract prospectus for general information on IRA Withdrawals.

An IRA withdrawal from a Fixed Interest Allocation in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" in the Contract prospectus for more details.

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TRANSFERS AMONG YOUR INVESTMENTS
--------------------------------------------------------------------------------

You may transfer your Contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. See the Contract prospectus for general information regarding transfers including transfers by third parties. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program.

If you allocate Contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer Contract value to the Restricted Fund may be limited. A transfer to the Restricted Funds will not be permitted to the extent that it would increase the Contract value in the Restricted Fund to more than the applicable limits following the transfer. We do not limit transfers from Restricted Funds. If the result of multiple reallocations is to lower the percentage of total Contract value

Fixed Account I - 131802
in the Restricted Fund, the reallocation will be permitted even if the percentage of Contract value in the Restricted Fund is greater than the limit.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center. The minimum amount that you may transfer is $100 or, if less, your entire Contract value held in a subaccount or a Fixed Interest Allocation.

DOLLAR COST AVERAGING FROM FIXED INTEREST ALLOCATIONS

You may elect to participate in our dollar cost averaging program if you have at least $1,200 of Contract value in Fixed Account Interest Allocations with a guaranteed interest period of 1 year or less. The Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to contract investment portfolio subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your Contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

See "Dollar Cost Averaging" in the Contract prospectus for a discussion of transferring to a Restricted Fund.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

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CHARGES AND FEES
--------------------------------------------------------------------------------

The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge. Depending on your contract, you may also be able to purchase optional benefit riders, charges for which are deducted from your Contract value. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your Contract value in the subaccounts. We deduct the charge for the earnings multiplier benefit rider from your Fixed Interest Allocations as well.


Fixed Account I - 131802

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

When deducting the other contract charges and rider charges, if the value in the subaccounts is insufficient, the contract charges and rider charge will be deducted from the Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid and the amount deducted may be subject to a Market Value Adjustment. See the Contract prospectus for more information.

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DEATH BENEFIT AND OPTIONAL RIDERS
--------------------------------------------------------------------------------

Please refer to your Contract prospectus for descriptions of benefits under the Contract and the effect of your Fixed Interest Allocations on those benefits and riders. For purposes of calculating the death benefits, certain investment portfolios and the Fixed Account may be designated as "Special Funds." Selecting a Special Fund may limit or reduce the death benefit.

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OTHER CONTRACT PROVISIONS
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SUSPENSION OF PAYMENTS

We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

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OTHER INFORMATION
--------------------------------------------------------------------------------

STATE REGULATION

We are regulated by the Insurance Department of the State of Iowa. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS

We are, or may be in the future, a defendant in various legal proceedings in connection with the normal conduct of our insurance operations. Some of these cases may seek class action status and may include a demand for punitive damages as well as for compensatory damages. In the opinion of management, the ultimate resolution of any existing legal proceeding is not likely to have a material adverse effect on our ability to meet our obligations under the contract.

Directed Services, Inc., the principal underwriter and distributor of the contract, is not involved in any legal proceeding which, in the opinion of management, is likely to have a material adverse effect on its ability to distribute the contract.

EXPERTS

We have included and incorporated by reference into the Registration Statement of which this prospectus is a part and / or into this prospectus the consolidated financial statements and schedules of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company), as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference in this prospectus and in the Registration Statement of which this prospectus is a part. These consolidated financial statements and schedules of the Company appearing in the Company's annual report on Form 10-K for the year ended December 31, 2003 have been audited by Ernst & Young. Such financial statements and schedules are included and incorporated herein by reference in reliance upon such reports given authority of such firm as experts in accounting and auditing.

Fixed Account I - 131802

FURTHER INFORMATION

This prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectusas allowed by the Securities and Exchange Commission (SEC). You may obtain the omitted information from the offices of the SEC, as described below. We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                       Securities and Exchange Commission
                               450 Fifth Street NW
                              Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090. You may also find more information about the Company at www.ing.com.

A copy of the Company's annual report on Form 10-K for the year ended December 31, 2003 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company files electronically with the SEC on the SEC's web site at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K. The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the written or oral request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                                       ING
                             Customer Service Center
                                  P.O. Box 9271
                           Des Moines, Iowa 50306-9271
                                 1-800-366-0066

INQUIRIES

You may contact us directly by writing or calling us at the address or phone number shown above.

Fixed Account I - 131802

--------------------------------------------------------------------------------
FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

For a general description of the federal income tax considerations associated with the Contract please refer to the Contract prospectus. The "Federal Tax Considerations" section of the Contract prospectus does not purport to be complete or to cover all tax situations. The discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. The discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.


Fixed Account I - 131802

--------------------------------------------------------------------------------
APPENDIX A
--------------------------------------------------------------------------------


                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. N = 2,555 ( 365 x 7 )

     2. Market Value Adjustment = $115,000 x { (1.05/1.0625) }^(2,555/365) -1 ]
                                                                   = $-9,143

     Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $105,857 ($115,000 - $9,143).

EXAMPLE #2:  FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period ("J") is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

     1. N = 2,555 ( 365 x 7 )

     2. Market Value Adjustment = $115,000 x { (1.05/1.0425) }^(2,555/365) -1 ]
                                                                   = $5,918

     Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $120,918 ($120,918 + $5,918).

EXAMPLE #3:  WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate ("I") of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7-year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.


Fixed Account I - 131802


                                       A1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1. N = 2,555 ( 365 x 7 )

2. Amount that must be withdrawn =   [ $128,000/ {(1.05/1.0625) }^(2,555/365) ]
                                                                    = $139,055

Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $139,055 x  { (1.05/1.0625) }^(2,555/365) -1 ]
                                                                   = $-11,055

     Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

EXAMPLE #4:  WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

      Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate ("J") for a 7-year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

     1. N = 2,555 ( 365 x 7 )

2.  Amount that must be withdrawn =   [ $128,000/ {(1.05/1.0425) }^(2,555/365) ]
                                                                    = $121,736

     Then calculate the Market Value Adjustment on that amount.

3.  Market Value Adjustment = $121,736 x   { (1.05/1.0425) }^(2,555/365) -1 ]
                                                                   = $6,265

     Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.


Fixed Account I - 131802


                                       A2

                   ING USA ANNUITY AND LIFE INSURANCE COMPANY
          ING USA ANNUITY AND LIFE INSURANCE COMPANY IS A STOCK COMPANY
                               DOMICILED IN IOWA.


Fixed Account I -- 131802                                             04/30/2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

For the fiscal year ended December 31, 2003
                          -----------------

Commission file number: 333-57212, 333-104539, 333-104546,
                        333-104547, and 333-104548
                        ----------------------------------

                   ING USA Annuity and Life Insurance Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Iowa                                                             41-0991508
--------------------------------------------------------------------------------
(State or other jurisdiction                                   (IRS employer
 of incorporation or organization                            identification no.)


1475 Dunwoody Drive, West Chester, Pennsylvania                       19380-1478
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code (610) 425-3400
                                                   --------------

                     Golden American Life Insurance Company
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

Securities registered pursuant to Section 12(b) of Act: None
Securities registered pursuant to Section 12(g) of Act: None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [ X ] No [ ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this form 10-K or any amendment to this Form 10-K. Yes [ X ] No [ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [ X ]

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date: 250,000 shares of Common Stock as of March 25, 2004, all of which were directly owned by Lion Connecticut Holdings Inc.

NOTE: WHEREAS ING USA ANNUITY AND LIFE INSURANCE COMPANY MEETS THE CONDITIONS SET FORTH IN GENERAL INSTRUCTION I(1)(a) AND (b) OF FORM 10-K, THIS FORM IS BEING FILED WITH THE REDUCED DISCLOSURE FORMAT PURSUANT TO GENERAL INSTRUCTION I(2).

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                           Annual Report on Form 10-K
                      For the Year Ended December 31, 2003


                                TABLE OF CONTENTS

Form 10-K
 Item No.                                                                                         Page

                    PART I

Item 1.             Business**                                                                      3
Item 2.             Properties**                                                                    5
Item 3.             Legal Proceedings                                                               6
Item 4.             Submission of Matters to a Vote of Security Holders*                            6

                    PART II

Item 5.             Market for Registrant's Common Equity and Related Stockholder Matters           6
Item 6.             Selected Financial Data*                                                        6
Item 7.             Management's Narrative Analysis of the Results of Operations and
                    Financial Condition**                                                           6
Item 7A.            Quantitative and Qualitative Disclosures About Market Risk                     16
Item 8.             Financial Statements and Supplementary Data                                    18
Item 9.             Changes in and Disagreements with Accountants on Accounting and
                    Financial Disclosure                                                           56
Item 9A.            Controls and Procedures                                                        56

                    PART III

Item 10.            Directors and Executive Officers of the Registrant*                            56
Item 11.            Executive Compensation*                                                        57
Item 12.            Security Ownership of Certain Beneficial Owners and Management*                57
Item 13.            Certain Relationships and Related Transactions*                                57
Item 14.            Principal Accountant Fees and Services*                                        57

                    PART IV

Item 15.            Exhibits, Consolidated Financial Statement Schedules and
                      Reports on Form 8-K                                                          58
                    Index on Financial Statement Schedules                                         62
                    Signatures                                                                     66


*    Item omitted pursuant to General  Instruction I(2) of Form 10-K,  except as to Part III, Item 10 with respect to  compliance  with Sections 406 and 407 of the Sarbanes Oxley Act of 2002
**   Item prepared in accordance with General Instruction I(2) of Form 10-K

                                     PART I

Item 1.   Business

          Organization of Business

          ING USA Annuity and Life Insurance Company (formerly known as Golden American Life Insurance Company) ("ING USA" or the "Company" as appropriate), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa. ING USA was originally incorporated under the laws of the State of Minnesota on January 2, 1973, in the name of St. Paul Life Insurance Company. On December 21, 1993, the Company redomesticated from Minnesota to Delaware. On January 1, 2004 several events occurred. First, the Company redomesticated from Delaware to Iowa. Secondly, on January 1, 2004 (the "merger date"), Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG") and United Life & Annuity Insurance Company ("ULA") (the "Merger Companies"), merged with and into Golden American Life Insurance Company ("Golden American"). Also on January 1, 2004, immediately after the merger, Golden American changed its name to ING USA Annuity and Life Insurance Company. As of the merger date, the Merger Companies ceased to exist and were merged into ING USA. Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to do business in the District of Columbia and all states except New York. ING USA is licensed as a life insurance company under the laws of the State of Delaware until December 31, 2003 and Iowa since January 1, 2004.

          Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life from December 30, 2001 through December 31, 2003. Formerly, from October 24, 1997, until December 30, 2001, Equitable of Iowa Companies, Inc. ("EIC" or "Former Holding Company") directly owned 100% of Golden American's stock.

          On December 3, 2001, the Board of Directors of EIC approved a plan to contribute its holding of stock of Golden American to another wholly-owned subsidiary, Equitable Life. The contribution of stock occurred on December 31, 2001, following approval by the Insurance Department of Delaware.

          As of April 1, 2002, ING USA sold First Golden American Life Insurance Company of New York ("First Golden") to its sister company, ReliaStar Life Insurance Company ("ReliaStar"). ReliaStar, the parent of Security-Connecticut Life Insurance Company ("Security-Connecticut") which in turn is the parent of ReliaStar Life Insurance Company of New York ("RLNY"), merged the First Golden business into RLNY operations and dissolved First Golden at book value for $27.7 million in cash and a receivable totaling $0.2 million from RLNY. The receivable from RLNY was assumed by Equitable Life, and ultimately by ING. The consideration was based on First Golden's statutory-basis book value. RLNY's payable to the Company was assumed by ING and subsequently forgiven. ING USA realized a loss of $3.0 million related to the sale of First Golden, which was recorded as a capital transaction. Approval for the merger was obtained from the Insurance Departments of the States of New York and Delaware.

          As of October 1, 2003, RLNY's parent, Security-Connecticut merged with and into its parent, ReliaStar.

          Statement of Financial Accounting Standards ("FAS") No. 141, "Business Combinations" excludes transfers of net assets or exchanges of shares between entities under common control and is therefore covered by Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations". RLNY presented combined results of operations including First Golden activity as of the beginning of the period ending December 31, 2002. The first three months of First Golden activity is not reflected in the Golden statement of financial position or other financial information for the period ended December 31, 2002, as the amounts were not material.

          Products and Services

          Management has determined that under FAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", the Company has one operating segment, ING U.S. Financial Services ("USFS").

          The Company offers a portfolio of variable and fixed insurance products designed to meet customer needs for tax-advantaged savings for retirement and protection from death. The Company believes longer life expectancies, an aging population, and growing concern over the stability and availability of the Social Security system have made retirement planning a priority for many Americans. The target market for all products is consumers and corporations throughout the United States.

          Variable annuities are long-term savings vehicles in which contract owner premiums (purchase payments) are recorded and maintained in subaccounts within a separate account established and registered with the Securities Exchange Commission ("SEC") as a unit investment trust. Many of the variable annuities issued by ING USA are combination variable and fixed deferred annuity contracts under which some or all of the premiums may be allocated by the contract owner to a fixed account available under the contract.

          Principal Markets and Method of Distribution

          The Company continued to expand distribution systems during 2003. Broad-based distribution networks are key to realizing a growing share of the wealth accumulation marketplace. The principal distribution channels of the Company's variable and fixed insurance products include national wirehouses, regional securities firms, independent National Association of Securities Dealers, Inc. ("NASD") firms with licensed registered representatives, banks, life insurance companies with captive agency sales forces, independent insurance agents and independent marketing organizations. The Company plans to establish new relationships and increase penetration with key distributors in existing channels. In addition, growth opportunities exist through increased utilization of the ING broker/dealer network and the cross-selling of ING products.

          Competition

          The current business and regulatory environment presents many challenges to the insurance industry. The variable and fixed annuity competitive environment remains intense and is dominated by a number of large highly-rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. The economic environment during 2003 was characterized by record low interest rates, a modest recovery in the economy and a strong recovery in the equity market as evidenced by a 26.4% growth rate in the S&P 500 indices. There is an aging U.S. population which is increasingly concerned about retirement, estate planning, maintaining its standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

          Regulation

          The Company's operations are subject to comprehensive regulation throughout the United States. The laws of the various jurisdictions establish supervisory agencies, including the state insurance departments, with board authority to grant licenses to transact business and regulate many aspects of the products and services offered by the Company, as well as solvency and reserve adequacy. Many agencies also regulate investment activities on the basis of quality, diversification, and other quantitative criteria. The Company's operations and accounts are subject to examination at regular intervals by certain of these regulators.

          ING USA is subject to the insurance laws of the state in which organized and of the other jurisdictions in which it transacts business. Through December 31, 2003, the primary regulator of the ING USA insurance operations is the Commissioner of Insurance for the State of Delaware; beginning January 1, 2004, its primary regulator will be the Division of Insurance for the State of Iowa.

          The Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD") and, to a lesser extent, the states regulate sales and investment management activities and operations of the Company. Regulations of the SEC, Department of Labor ("DOL") and Internal Revenue Service also impact certain of the Company's annuity and other investment products. These products involve Separate Accounts and mutual funds registered under the Investment Company Act of 1940.


Item 2.   Properties

          The Company's principal executive office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania, 19380-1478. All Company office space is leased or subleased by the Company or its other affiliates. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

Item 3.   Legal Proceedings

          The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

Item 4.   Submission of Matters to a Vote of Security Holders

          Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


                                     PART II

Item 5.   Market for Registrant's Common Equity and Related Stockholder Matters

          As of December 31, 2003, all of the Company's outstanding shares were owned by Equitable Life, which is a wholly-owned subsidiary of Lion, whose ultimate parent is ING. As of January 1, 2004, all of the Company's outstanding shares are owned by Lion as a result of the affiliate mergers described in Part I, Item 1.

Item 6.   Selected Financial Data

          Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

Item 7. Management's Narrative Analysis of the Results of Operations and Financial Condition

          Overview

          The following narrative analysis of the results of operations and financial condition presents a review of the Company for the twelve month periods ended December 31, 2003 versus 2002. This review should be read in conjunction with the consolidated financial statements and other data presented herein.

          Change in Accounting Principle

          During 2002, the Company adopted Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("FAS") No. 142, "Goodwill and Other Intangible Asset" ("FAS No. 142"). The adoption of this standard resulted in an impairment loss of $135.3 million. The Company, in accordance with FAS No. 142, recorded the impairment loss retroactive to the first quarter of 2002; prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge was shown as a change in accounting principle on the December 31, 2002 Consolidated Income Statement.

          Results of Operations

          Fee income and other income for the year ended December 31, 2003 increased by $80.6 million compared to the same period in 2002, primarily due to an increase in the average variable assets under management by the Company. The increase in average variable assets under administration reflects continued business growth in the Company's variable product lines, as well as the impact of the 2003 equity market recovery on contract holder account values.

          Net investment income for the year ended December 31, 2003 increased by $122.6 million compared to the same period in 2002. This increase in net investment income is primarily due to higher average fixed assets under management during the year, resulting from having strong fixed product sales in mid-year 2002, which increased the average inforce for the full year in 2003. This increase was partially offset by reduced new money yields, which were negatively impacted by the low interest rate environment.

          Net realized capital gains (losses) for the year ended December 31, 2003 decreased by $40.4 million compared to the same period in 2002. The decrease was primarily due to futures trading losses related to the Company's dynamic hedging program to mitigate the Company's product living and death benefit guarantee exposures resulting from the volatility in the equity markets. Excluding the futures losses there is an increase in net realized capital gains of $94.5 million. Net realized gains result from sale of fixed maturity investments having a fair value greater than book value primarily due to declining interest rates.

          Interest credited and other benefits to the policyholders for the year ended December 31, 2003 increased by $1.7 million compared to the same period in 2002. The increase is primarily due to the Company's growth in interest credited related to its higher average fixed account values in force being largely offset by reduced guaranteed living and death benefit reserves related to the strong equity market recovery.

          General expenses for the year ended December 31, 2003 decreased by $15.9 million compared to the same period in 2002. The decrease is primarily due to a lower allocation of corporate and service charges from the Company's parent and other affiliates who provide service to the Company, as a result of increased efficiencies gained from ING's company-wide cost reduction efforts. Also contributing to the decrease is a decline in fixed business sales resulting in lower general expenses.

          Commissions for the year ended December 31, 2003 decreased by $38.4 million compared to the same period in 2002. This decrease is primarily due to lower sales in the Company's fixed product portfolio. Also contributing to the decrease is a negative ceding commission related to the recapture of an affiliate reinsurance agreement in the first quarter of the year.

          Policy acquisition costs deferred for the year ended December 31, 2003 decreased by $81.4 million compared to the same period in 2002. The decrease was primarily due to lower selling expenses on lower fixed product sales, as well as the deferral of a net gain attributed to the recapture of an affiliated reinsurance agreement.

          Amortization of deferred policy acquisition costs and value of business acquired for the year ended December 31, 2003, increased by $56.9 million compared to the same period in 2002. Amortization of long-duration products is reflected in proportion to actual and estimated future gross profits. Estimated future gross profits are computed based on underlying assumptions related to the underlying contracts, including but not limited to interest margins, surrenders, withdrawals, expenses, and asset growth. The increase in the amortization of deferred policy acquisition costs and value of insurance acquired reflects the impact of these variables on the overall book of business.

          Expense and charges reimbursed under modified coinsurance ("MODCO") agreements for the year ended December 31, 2003, increased by $26.7 million compared to the same period in 2002. This balance reflects the net cash flows associated with affiliate MODCO agreements covering certain variable annuity business. The increase is primarily due to an increase in expense allowance related to new business written and covered by MODCO.

          Interest expense for the year ended December 31, 2003, decreased by $2.3 million compared to the same period in 2002. Interest expense reduced for the year of 2003, due to the repayment of two surplus notes on June 28, 2002 to Equitable Life. Principal amounts of the notes were for $50 million and $25 million. The Insurance Department of the State of Delaware approved the repayments of these notes.

          The cumulative effect of the change in accounting principle for the year ended December 31, 2002, was a loss of $135.3 million net of taxes, related to the adoption of FAS No. 142, which addresses the value of Goodwill and Other Intangible Assets.

          Net income, excluding change in accounting principle and net realized capital gains and losses (net of taxes), increased by $131.5 million for the year ended December 31, 2003, as compared to the year ended December 31, 2002. The increase in net earnings is primarily the result of increased fee income, reduced variable product benefit guarantees related to the equity market recovery, partially offset by lower fixed margins resulting from the depressed interest rate environment, and increased amortization of deferred policy acquisition costs and value of business acquired.

          Financial Condition

          Investments

          Fixed Maturities

          Total fixed maturities reflected net unrealized capital gains of $176.3 million and $216.3 million at December 31, 2003 and 2002, respectively.

          It is management's objective that the portfolio of fixed maturities be of high quality and be well diversified by market sector. The fixed maturities in the Company's portfolio are generally rated by external rating agencies and, if not externally rated, are rated by the Company on a basis believed to be similar to that used by the rating agencies. The average quality rating of the Company's fixed maturities portfolio was A+ and AA+ at December 31, 2003 and 2002.

          Fixed maturities rated BBB and below may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

          In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Under EITF Issue No. 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than book value and there has been an adverse change in cash flow since the last remeasurement date.

          When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

          Liquidity and Capital Resources

          Liquidity is the ability of the Company to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Company's principal sources of liquidity are annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

          The Company's liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. The Company maintains a $40.0 million revolving note facility with ING America Insurance Holdings, Inc. ("ING AIH"), a perpetual $75.0 million revolving note facility with Bank of New York and a $125.0 million revolving note facility with SunTrust Bank which expires on July 30, 2004. Management believes that these sources of liquidity are adequate to meet the Company's short-term cash obligations.

          The National Association of Insurance Commissioners ("NAIC") risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a Company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Company has complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Company has total adjusted capital above all required capital levels.

          During 2003, 2002 and 2001, ING USA received capital contributions of $230.0 million, $356.3 million and $196.8 million, respectively.

          Critical Accounting Policies

          General

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. These estimates and assumptions are evaluated on an on-going basis based on historical developments, market conditions, industry trends and other information that is reasonable under the circumstances. There can be no assurance that actual results will conform to estimates and assumptions, and that reported results of operations will not be affected in a materially adverse manner by the need to make future accounting adjustments to reflect changes in these estimates and assumptions from time to time.

          The Company has identified the following estimates as critical in that they involve a higher degree of judgment and are subject to a significant degree of variability: investment impairment testing, amortization of deferred acquisition costs and value of business acquired and goodwill impairment testing. In developing these estimates, management makes subjective and complex judgments that are inherently uncertain and subject to material changes as facts and circumstances develop. Although variability is inherent in these estimates, management believes the amounts provided are appropriate based upon the facts available upon compilation of the consolidated financial statements.

          Investment Impairment Testing

          The Company reviews the general account investments for impairments by analyzing the amount and length of time amortized cost has exceeded fair value, and by making certain estimates and assumptions regarding the issuing companies' business prospects, future economic conditions and market forecasts. Based on the facts and circumstances of each case, management uses judgment in deciding whether any calculated impairments are temporary or other than temporary. For those impairments judged to be other than temporary, the Company reduces the carrying value of those investments to the current fair value and records impairment losses for the difference (refer to Note 2).

          Amortization of Deferred Acquisition Costs and Value of Business Acquired

          Deferred policy acquisition costs ("DAC") and value of business acquired ("VOBA") are amortized with interest over the life of the contracts (usually 25 years) in relation to the present value of estimated gross profits from projected interest margins, asset-based fees, policy administration and surrender charges less policy maintenance fees and non-capitalized commissions.

          Changes in assumptions can have a significant impact on the calculation of DAC/VOBA and its related amortization patterns. Due to the relative size of DAC/VOBA balance and the sensitivity of the calculation to minor changes in the underlying assumptions and the related volatility that could result in the reported DAC/VOBA balance, the Company performs a quarterly analysis of DAC/VOBA. At each balance sheet date, actual historical gross profits are reflected and expected future gross profits and related assumptions are evaluated for continued reasonableness. Any adjustment in estimated profit requires that the amortization rate be revised retroactively to the date of policy or contract issuance ("unlocking"), which could be significant. The cumulative difference related to prior periods is recognized as a component of current period's amortization, along with amortization associated with the actual gross profits of the period. In general, increases in estimated returns result in increased expected future profitability and may lower the rate of amortization, while increases in lapse/surrender and mortality assumptions or decreases in returns reduce the expected future profitability of the underlying business and may increase the rate of amortization.

          One of the most significant assumptions involved in the estimation of future gross profits for variable universal life and variable deferred annuity products is the assumed return associated with future variable account performance. To reflect the near-term and long-term volatility in the equity markets, this assumption involves a combination of near-term expectations and a long-term assumption about market performance. The overall return generated by the variable account is dependent on several factors, including the relative mix of the underlying sub-accounts among bond funds and equity funds as well as equity sector weightings.

          As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts.

          The initial unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $91.5 million before tax, or $59.5 million, net of $32.0 million of federal income tax benefit.

          The Company has remained unlocked during 2003, and reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2003, maintaining a blended return of equity and other sub-accounts. The 2003 unlocking adjustment from the previous year was primarily driven by improved market performance. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $41.3 million before tax, or $26.9 million, net of $14.4 million of federal income tax expense.

          Goodwill Impairment Testing

          The Company tested goodwill as of January 1, 2002 for impairment using fair value calculations based on the present value of estimated future cash flows from business currently in force and business that we estimate we will add in the future. These calculations require management to make estimates on the amount of future revenues and the appropriate discount rate. The calculated fair value of goodwill and the resulting impairment loss recorded is based on these estimates, which require a significant amount of management judgment. The adoption of FAS No. 142 resulted in the impairment of the Company's entire goodwill balance during 2002. Refer to Note 1 of the consolidated financial statements for a discussion of the results of the Company's goodwill testing procedures and to Management's Narrative Analysis of the Results of Operations for the impact these procedures had on the Company's income.

          Off-Balance Sheet Arrangements

          In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, "Consolidation of Variable Interest Entities", an Interpretation of ARB No.51 (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

          In general, a VIE is a corporation, partnership, limited-liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

          FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

          At December 31, 2003, the Company held the following investments that, for purposes of FIN 46, were evaluated and determined that the investments do not require consolidation in the Company's financial statements:


                Asset Type                                          Purpose                Book Value (1)            Market Value
          ----------------------                              -------------------       -------------------      ------------------
          Private Corporate Securities - synthetic
            leases; project financings; credit tenant
            leases                                            Investment Holdings       $        1,057.2         $       1,114.6

          Foreign Securities - US VIE subsidiaries
            of foreign companies                              Investment Holdings                  190.3                   203.0

          Commercial Mortgage Obligations (CMO)               Investment Holdings                  888.5                   893.9

          Collateralized Debt Obligations (CDO)               Investment Holdings
                                                                    and/or
                                                              Collateral Manager                     4.9                     4.3

          Asset-Backed Securities (ABS)                       Investment Holdings                  479.9                   482.3

          Commercial Mortgage Backed Securities (CMBS)        Investment Holdings                  325.4                   342.0


          (1)  Represents  maximum  exposure to loss except for those structures for which the Company also receives asset management fees.

          Contractual Obligations

          As  of  December  31,  2003,  the  Company  had  certain   contractual
          obligations due over a period of time as summarized in the following table:


                                                                      Payments due by Period (in millions)
                                                      --------------------------------------------------------------------
                                                                   Less than                                    More than
          Contractual Obligations                      Total         1 Year       1-3 Years      3-5 Years       5 Years
          -----------------------                     -------      ---------      ---------      ---------      ----------

          Long-Term Debt                              $ 502.5      $  13.0        $   25.9       $  25.9        $   437.7
          Operating Lease Obligations                    15.1          2.2             4.7           4.8              3.4
          Purchase Obligations                           25.2         25.2               -             -                -
                                                      -------      ---------      ---------      ---------      ----------
              Total                                   $ 542.8      $  40.4        $   30.6       $  30.7        $   441.1
                                                      =======      =========      =========      =========      ==========

          The Company's long-term debt consists of three surplus notes and the related interest payable. Two of the notes are with Equitable Life and have outstanding principal balances of $60.0 million and $75.0 million, respectively. The related interest rates and maturity dates for the Equitable Life notes are 7.25% and 7.75%, and December 29, 2028 and September 29, 2029, respectively. The remaining surplus note of the Company is with Security Life of Denver Insurance Company, and has an outstanding principal, interest rate and maturity date of $35.0 million, 7.98% and December 7, 2029, respectively. As a result of the

          Company's merger with Equitable Life, USG, and ULA effective January 1, 2004, the surplus notes with Equitable Life will no longer exist effective as of the date of the merger.

          Operating lease obligations relate to the rental of office space under various non-cancelable operating lease agreements that expire through May 2010.

          Purchase obligations consist of commitments to enter into mortgage loan arrangements during 2004.

          Legislative Initiatives

          The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted in the second quarter, may impact the Company. The Act's provisions, which reduce the tax rates on long-term capital gains and corporate dividends, impact the relative competitiveness of the Company's products especially variable annuities.

          Other legislative proposals under consideration include repealing the estate tax, changing the taxation of products, changing life insurance company taxation and making changes to nonqualified deferred compensation arrangements. Some of these proposals, if enacted, could have a material effect on life insurance, annuity and other retirement savings product sales.

          The impact on the Company's tax position and products cannot be predicted.

          Other Regulatory Matters

          Like many financial services companies, certain U.S. affiliates of ING Groep N.V. have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

          In addition to responding to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

          The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

          These instances included agreements (initiated in 1998) that permitted one variable life insurance customer of Reliastar Life Insurance Company ("Reliastar") to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. Reliastar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

          In addition, the review has identified five arrangements that allowed frequent trading of funds within variable insurance products issued by Reliastar and by ING USA; and in certain ING Funds. ING entities did not receive special benefits in return for any of these arrangements, which have all been terminated. The internal review also identified two investment professionals who engaged in improper frequent trading in ING Funds.

          ING will reimburse any ING Fund or its shareholders affected by inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.

          Subsequent Event

          On January 1, 2004, Equitable Life, USG, and ULA, merged with and into the Company. Also on January 1, 2004, immediately after the merger, the Company changed its name to ING USA Annuity and Life Insurance Company. As of the merger date, the Merger Companies ceased to exist and were succeeded by ING USA.

          The merger was accounted for based on the pooling-of-interests method. FAS 141 excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under APB 16, provide a source of guidance for such transactions.

          Prior to the merger date, the Merger Companies were affiliated companies of ING USA and indirect, wholly-owned subsidiaries of ING. Equitable Life was domiciled in Iowa and offered various insurance products, including deferred and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. ULA was also domiciled in Iowa and primarily offered annuity related insurance products, as well as life and health insurance that was ceded to other insurers. USG was domiciled in Oklahoma and offered various insurance products, including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance.

          A Form 8-K for ING USA describing the merger, was filed on January 4, 2004 and includes unaudited pro forma condensed consolidated financial information as of, and for the periods ended, September 30, 2003 and 2002, and December 31, 2002, 2001, and 2000. Revenues and net income for the period ended December 31, 2003, had the pooling been consummated at the date of the financial statements, is $1,509.0 million and $57.2 million, respectively (unaudited).

          Forward-Looking Information/Risk Factors

          In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the SEC. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future levels of sales and redemptions of the Company's products, investment spreads and yields, or the earnings and profitability of the Company's activities.

          Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which are subject to change. These uncertainties and contingencies could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable developments. Some may be national in scope, such as general economic conditions, changes in tax law and changes in interest rates. Some may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation. Others may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.

Item 7A   Quantitative and Qualitative Disclosures About Market Risk

          Asset/liability management is integrated into many aspects of the Company's operations, including investment decisions, product development, and determination of crediting rates. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables in the modeling process include interest rates, anticipated contractholder behavior and variable separate account performance. Contractholders bear the investment risk related to variable separate account products.

          The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Company to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risk, as well as other risks. The Company's asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

          On the basis of these analyses, management believes there is currently no material solvency risk to the Company.

Item 8.   Financial Statements and Supplementary Data


                   Index to Consolidated Financial Statements


                                                                                                  Page

Report of Independent Auditors                                                                     19

Consolidated Financial Statements:

Consolidated Income Statements for the years ended
  December 31, 2003, 2002 and 2001                                                                 20

Consolidated Balance Sheets as of December 31, 2003 and 2002                                       21

Consolidated Statements of Changes in Shareholder's Equity for
  the years ended December 31, 2003, 2002 and 2001                                                 22

Consolidated Statements of Cash Flows for the years ended
  December 31, 2003, 2002 and 2001                                                                 23

Notes to Consolidated Financial Statements                                                         24

                         Report of Independent Auditors


The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the accompanying consolidated balance sheets of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company) and Subsidiary as of December 31, 2003 and 2002, and the related consolidated income statements, statements of changes in shareholder's equity, and statements of cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ING USA Annuity and Life Insurance Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1 to the financial statements, the Company changed the accounting principle for goodwill and other intangible assets effective January 1, 2002.



                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
March 22, 2004

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                         Consolidated Income Statements
                                   (Millions)



                                                                          Year ended          Year ended         Year ended
                                                                         December 31,        December 31,       December 31,
                                                                             2003                2002*              2001*
                                                                      ------------------ ------------------- ------------------
Revenues:
 Fee income                                                           $         330.2    $          245.9    $         219.1
 Net investment income                                                          320.3               197.7               94.4
 Net realized capital gains (losses)                                            (36.2)                4.2               (6.5)
 Other income (loss)                                                             (0.2)                3.5                  -
                                                                      ------------------ ------------------- ------------------
          Total revenue                                               $         614.1    $          451.3    $         307.0
                                                                      ------------------ ------------------- ------------------
Benefits, losses and expenses:
  Benefits:
    Interest credited and other benefits
      to policyholders                                                          320.1               318.4              239.2
  Underwriting, acquisition, and insurance expenses:
    General expenses                                                            123.8               139.7              119.9
    Commissions                                                                 250.3               288.7              232.4
    Policy acquisition costs deferred                                          (210.8)             (292.2)            (128.2)
  Amortization:
    Deferred policy acquisition costs and value
      of business acquired                                                      184.7               127.8               49.6
    Goodwill                                                                        -                   -                4.2
  Other:
    Expense and charges reimbursed under
     modified coinsurance agreements                                           (131.6)             (104.9)            (225.6)
    Interest expense                                                             13.7                16.0               19.4
                                                                      ------------------ ------------------- ------------------
          Total benefits, losses and expenses                                   550.2               493.5              310.9
                                                                      ------------------ ------------------- ------------------
Income (loss) before income taxes and cumulative
  effect of change in accounting principle                                       63.9               (42.2)              (3.9)

Income tax expense (benefit)                                                      2.5               (12.5)               0.1
                                                                      ------------------ ------------------- ------------------
Income (loss) before cumulative effect of change
  in accounting principle                                                        61.4               (29.7)              (4.0)

Cumulative effect of change in accounting principle                                 -              (135.3)                 -
                                                                      ------------------ ------------------- ------------------
Net income (loss)                                                     $          61.4    $         (165.0)   $          (4.0)
                                                                      ================== =================== ==================
*See Note 1.


The accompanying notes are an integral part of these consolidated financial statements.

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                           Consolidated Balance Sheets
                                   (Millions)



                                                                                                   As of December 31,
                                                                                               2003                2002
                                                                                         -----------------   -----------------
Assets

Investments:
  Fixed maturities, available for sale, at fair value
    (amortized cost of $5,047.0 at 2003 and $4,720.1 at 2002)                            $     5,223.3       $     4,936.4
  Equity securities at fair value:
    Investment in mutual funds (cost of $5.3 at 2003 and $22.9 at 2002)                            5.6                19.0
    Mortgage loans on real estate                                                                847.6               482.4
    Policy loans                                                                                  17.5                16.0
    Short-term investments                                                                        17.7                 2.2
                                                                                         -----------------   -----------------
          Total investments                                                                    6,111.7             5,456.0

Cash and cash equivalents                                                                         17.9               148.5
Accrued investment income                                                                         65.4                61.9
Reinsurance recoverable                                                                           13.0               196.9
Deferred policy acquisition costs                                                                835.3               678.0
Value of business acquired                                                                         8.5                 8.5
Receivable for securities sold                                                                    10.2                   -
Due from affiliates                                                                                4.2                   -
Other assets                                                                                      14.7                 5.3
Assets held in separate accounts                                                              17,112.6            11,029.3
                                                                                         -----------------   -----------------
          Total assets                                                                   $    24,193.5       $    17,584.4
                                                                                         =================   =================
Liabilities and Shareholder's Equity
Policy liabilities and accruals:
  Future policy benefits and claims' reserves                                            $     5,277.3       $     5,159.1
                                                                                         -----------------   -----------------
          Total policy liabilities and accruals                                                5,277.3             5,159.1

Surplus notes                                                                                    170.0               170.0
Current income taxes                                                                               3.9                42.4
Deferred income taxes                                                                            126.0                79.8
Dollar roll obligations                                                                          120.1                40.0
Other liabilities                                                                                 31.0                64.7
Liabilities related to separate accounts                                                      17,112.6            11,029.3
                                                                                         -----------------   -----------------
          Total liabilities                                                                   22,840.9            16,585.3
                                                                                         -----------------   -----------------

Shareholder's equity:
  Common stock (250,000 shares authorized, issued and outstanding;
    $10.00 per share par value)                                                                    2.5                 2.5
  Additional paid-in capital                                                                   1,358.4             1,128.4
  Accumulated other comprehensive income                                                          64.2                 2.1
  Retained deficit                                                                               (72.5)             (133.9)
                                                                                         -----------------   -----------------
          Total shareholder's equity                                                           1,352.6               999.1
                                                                                         -----------------   -----------------
          Total liabilities and shareholder's equity                                     $    24,193.5       $    17,584.4
                                                                                         =================   =================


The accompanying notes are an integral part of these consolidated financial statements.

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
           Consolidated Statements of Changes in Shareholder's Equity
                                   (Millions)



                                                                             Accumulated
                                                              Additional         Other          Retained           Total
                                               Common          Paid-In       Comprehensive      Earnings       Shareholder's
                                               Stock           Capital       Income (Loss)      (Deficit)         Equity
                                           ---------------  --------------- ---------------- ---------------- ----------------

Balance at December 31, 2000               $        2.5     $      583.6    $        (4.1)   $       35.1     $      617.1

  Contribution of capital                                          196.8                                             196.8
  Comprehensive income:
    Net (loss)                                        -                -                -            (4.0)            (4.0)
    Other comprehensive income
      net of tax:
         Unrealized gain on securities
           ($12.2 pretax)                             -                -              7.9               -              7.9
                                                                                                              ----------------
  Comprehensive income                                                                                                 3.9
                                           ---------------  --------------- ---------------- ---------------- ----------------
Balance at December 31, 2001                        2.5            780.4              3.8            31.1            817.8

  Contribution of capital                                          356.3                                              356.3
  Other                                                             (8.3)                                              (8.3)
  Comprehensive income:
    Net (loss)                                        -                -                -          (165.0)           (165.0)
    Other comprehensive income
      net of tax:
         Unrealized (loss) on securities
           ($(2.6) pretax)                            -                -             (1.7)              -              (1.7)
                                                                                                              ----------------
  Comprehensive loss                                                                                                 (166.7)
                                           ---------------  --------------- ---------------- ---------------- ----------------
Balance at December 31, 2002                        2.5          1,128.4              2.1          (133.9)            999.1

  Contribution of capital                             -            230.0                -               -             230.0
  Comprehensive income:
    Net income                                        -                -                -            61.4              61.4
    Other comprehensive income
      net of tax:
         Unrealized gain on securities
           ($95.6 pretax)                             -                -             62.1               -              62.1
                                                                                                              ----------------
  Comprehensive income                                                                                                123.5
                                           ---------------  --------------- ---------------- ---------------- ----------------
Balance at December 31, 2003               $        2.5     $    1,358.4    $      $ 64.2    $      (72.5)    $     1,352.6
                                           ===============  =============== ================ ================ ================


The accompanying notes are an integral part of these consolidated financial statements.

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                      Consolidated Statements of Cash Flows
                                   (Millions)




                                                                            Year ended         Year ended          Year ended
                                                                           December 31,       December 31,        December 31,
                                                                               2003               2002                2001
                                                                        -----------------  ------------------  -----------------
Cash Flows from Operating Activities:
  Net income (loss)                                                     $        61.4      $      (165.0)      $        (4.0)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
      Interest credited and charges on interest sensitive products              306.3              282.2               191.0
      Net realized capital (gains) losses                                        36.2               (4.2)                6.5
      Increase in accrued investment income                                      (3.5)             (39.5)              (13.2)
      Increase in guaranteed benefits reserve                                   (91.6)             107.1                28.2
      Other changes in insurance reserve liabilities                             13.3                  -                   -
      Policy acquisition cost deferred                                         (210.8)            (292.2)             (128.2)
      Amortization of deferred policy acquisition costs                         180.4              121.2                45.2
      Amortization of value of business acquired                                  4.3                6.6                 4.4
      Impairment of goodwill                                                        -              151.3                   -
      Other non-cash reconciling items and other changes in
        assets and liabilities                                                  (87.0)              21.3               110.6
      Provision for deferred income taxes                                        12.8              (85.7)               (0.6)
                                                                        -----------------  ------------------  -----------------
Net cash provided by operating activities                                       221.8              103.1               239.9
                                                                        -----------------  ------------------  -----------------
Cash Flows from Investing Activities:
  Proceeds from the sale, maturity, or repayment of:
    Fixed maturities available for sale                                       7,025.8            7,297.1               880.7
    Equity securities                                                            16.2                7.8                 6.9
    Mortgage loans                                                               51.9              285.0               136.0
  Acquisition of investments:
    Fixed maturities available for sale                                      (7,267.3)         (10,068.3)           (2,070.8)
    Equity securities                                                               -              (22.8)                  -
    Short-term and other investments                                            (15.4)                 -                (4.7)
    Mortgage loans                                                             (417.1)            (553.7)             (250.3)
  Increase in policy loans                                                       (1.5)              (1.2)               (1.5)
  (Increase) decrease in property and equipment                                  (0.7)               1.1                 1.2
  Proceeds from sale of interest in subsidiary                                      -               27.7                   -
  Loss on valuation of interest in subsidiary                                       -                3.0                   -
  Other                                                                             -                0.6                   -
                                                                        -----------------  ------------------  -----------------
Net cash used for investing activities                                         (608.1)          (3,023.7)           (1,302.5)
                                                                        -----------------  ------------------  -----------------
Cash Flows from Financing Activities:
  Deposits and interest credited for investment contracts                     1,383.5            3,818.5             1,933.1
  Maturities and withdrawals from insurance contracts                          (332.3)            (171.2)             (134.8)
  Transfers to separate accounts                                             (1,160.0)          (1,053.8)             (902.9)
  Proceeds received on reinsurance recapture                                    134.5                  -                   -
  Proceeds of notes payable                                                         -                  -                 3.1
  Repayment of notes payable                                                        -               (1.4)               (1.7)
  Proceeds from reciprocal loan agreement borrowings                                -                  -                69.3
  Repayment of reciprocal loan agreement borrowings                                 -              (75.0)              (69.3)
  Contributions of capital by parent                                            230.0              356.3               196.8
                                                                        -----------------  ------------------  -----------------
Net cash provided by financing activities                                       255.7            2,873.4             1,093.6
                                                                        -----------------  ------------------  -----------------
Net increase (decrease) in cash and cash equivalents                           (130.6)             (47.2)               31.0
Cash and cash equivalents, beginning of period                                  148.5              195.7               164.7
                                                                        -----------------  ------------------  -----------------
Cash and cash equivalents, end of period                                $        17.9      $       148.5       $       195.7
                                                                        =================  ==================  =================
Supplemental cash flow information:
    Income taxes (received) paid, net                                   $        28.2      $      (141.5)      $         0.4
                                                                        =================  ==================  =================
    Interest paid                                                       $        13.0      $        20.8       $        15.0
                                                                        =================  ==================  =================

The accompanying notes are an integral part of these consolidated financial statements.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------
1.   Significant Accounting Policies

     Principles of Consolidation

     ING USA Annuity and Life Insurance Company (formerly known as Golden American Life Insurance Company) ("ING USA" or the "Company" as appropriate), a wholly-owned subsidiary of Lion Connecticut Holdings Inc. ("Lion" or "Parent"), is a stock life insurance company organized under the laws of the State of Iowa. ING USA was originally incorporated under the laws of the State of Minnesota on January 2, 1973, in the name of St. Paul Life Insurance Company. On December 21, 1993, the Company redomesticated from Minnesota to Delaware. On January 1, 2004 several events occurred. First, the Company redomesticated from Delaware to Iowa. Secondly, on January 1, 2004 (the "merger date"), Equitable Life Insurance Company of Iowa ("Equitable Life"), USG Annuity & Life Company ("USG") and United Life & Annuity Insurance Company ("ULA") (the "Merger Companies"), merged with and into Golden American Life Insurance Company ("Golden American"). Also on January 1, 2004, immediately after the merger, Golden American changed its name to ING USA Annuity and Life Insurance Company. As of the merger date, the Merger Companies ceased to exist and were merged into ING USA. Lion is an indirect, wholly-owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. ING USA is authorized to do business in the District of Columbia and all states except New York. ING USA is licensed as a life insurance company under the laws of the State of Delaware until December 31, 2003 and Iowa since January 1, 2004.

     Prior to the merger date, ING USA was a wholly-owned subsidiary of Equitable Life from December 30, 2001 through December 31, 2003. Formerly, from October 24, 1997, until December 30, 2001, Equitable of Iowa Companies, Inc. ("EIC" or "Former Holding Company") directly owned 100% of Golden American's stock.

     On December 3, 2001, the Board of Directors of EIC approved a plan to contribute its holding of stock of Golden American to another wholly-owned subsidiary, Equitable Life. The contribution of stock occurred on December 31, 2001, following approval by the Insurance Department of Delaware.

     As of April 1, 2002, ING USA sold First Golden American Life Insurance Company of New York ("First Golden") to its sister company, ReliaStar Life Insurance Company ("ReliaStar"). ReliaStar, the parent of Security-Connecticut Life Insurance Company ("Security-Connecticut"), which in turn is the parent of ReliaStar Life Insurance Company of New York ("RLNY"), merged the First Golden business into RLNY operations and dissolved First Golden at book value for $27.7 million in cash and a receivable totaling $0.2 million from RLNY. The receivable from RLNY was assumed by Equitable Life, and ultimately by ING. The consideration was based on First Golden's statutory-basis book value. RLNY's payable to the Company was assumed by ING and subsequently forgiven. ING USA realized a loss of $3.0 million related to the sale of First Golden, which was recorded as a capital transaction. Approval for the merger was obtained from the Insurance Departments of the States of New York and Delaware.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     As of October 1, 2003, RLNY's parent, Security-Connecticut merged with and into its parent, ReliaStar.

     Statement  of Financial  Accounting  Standards  ("FAS") No. 141,  "Business
     Combinations" excludes transfers of net assets or exchanges of shares between entities under common control and is therefore covered by
     Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations". RLNY presented combined results of operations including First Golden activity as of the beginning of the period ending December 31, 2002. The first three months of First Golden activity is not reflected in the ING USA statement of financial position or other financial information for the period ended December 31, 2002, as the amounts were not material.

     Description of Business

     The Company offers a portfolio of variable and fixed insurance products designed to meet customer needs for a tax-advantaged savings for retirement and protection from death. The Company's variable and fixed insurance products are marketed by broker/dealers, financial institutions, and insurance agents. The Company's primary customers are consumers and corporations.

     Recently Adopted Accounting Standards

     Accounting for Goodwill and Intangible Assets

     During 2002, the Company adopted Financial Accounting Standards Board ("FASB") FAS No. 142, "Goodwill and Other Intangible Assets". The adoption of this standard resulted in an impairment loss of $135.3 million. The Company, in accordance with FAS No. 142, recorded the impairment loss retroactive to the first quarter of 2002; prior quarters of 2002 were restated accordingly. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization. This impairment charge was shown as a change in accounting principle on the December 31, 2002 Consolidated Income Statement.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Application of the nonamortization provision (net of tax) of the standard resulted in an increase in net income of $3.8 million for the twelve months ended December 31, 2002. Had the Company been accounting for goodwill under FAS No. 142 for all periods presented, the Company's net income (loss) would have been as follow:


                                                                                       Year ended
                                                                                      December 31,
     (Millions)                                                                            2001

     Reported net income (loss)                                                     $      (4.0)
     Add back goodwill amortization, net of tax                                             3.8
                                                                                    -----------------
     Adjusted net income (loss)                                                     $      (0.2)
                                                                                    =================

     Accounting for Derivative Instruments and Hedging Activities

     In June 1998, the FASB issued FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended and interpreted by FAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement 133, and FAS No. 138,
     Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment of FASB 133, and certain FAS 133 implementation issues". This standard, as amended, requires companies to record all derivatives on the balance sheet as either assets or liabilities and measure those instruments at fair value. The manner in which companies are to record gains or losses resulting from changes in the fair values of those derivatives depends on the use of the derivative and whether it qualifies for hedge accounting. FAS No. 133 was effective for the Company's financial statements beginning January 1, 2001. Adoption of FAS No. 133 did not have a material effect on the Company's financial position or results of operations given the Company's limited derivative holdings and embedded derivatives.

     The Company occasionally purchases a financial instrument that contains a derivative that is "embedded" in the instrument. In addition, the Company's insurance products are reviewed to determine whether they contain an embedded derivative. The Company assesses whether the economic characteristics of the embedded derivative are clearly and closely related to the economic characteristics of the remaining component of the financial instrument or insurance product (i.e., the host contract) and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When it is determined that the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract and that a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is separated from the host contract and carried at fair value. However, in cases where the host contract is measured at fair value, with changes in fair value reported in current period earnings or the Company is unable to reliably identify and measure the embedded derivative for separation from its host contracts, the entire contract is carried on the balance sheet at fair value and is not

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     designated as a hedging instrument. The Company did not have embedded derivatives at December 31, 2003 or 2002.

     The Derivative Implementation Group ("DIG") responsible for issuing guidance on behalf of the FASB for implementation of FAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" recently issued Statement Implementation Issue No. B36, "Embedded Derivatives:
     Modified Coinsurance Arrangements and Debt Instruments" That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Credit Worthiness of the Obligor under Those Instruments ("DIG B36"). Under this interpretation, modified coinsurance and coinsurance with funds withheld reinsurance agreements as well as other types of receivables and payables where interest is determined by reference to a pool of fixed maturity assets or total return debt index may be determined to contain embedded derivatives that are required to be bifurcated. The required date of adoption of DIG B36 for the Company was October 1, 2003. The Company completed its evaluation of DIG B36 and determined that the Company had modified coinsurance treaties that required implementation of the guidance. The applicable contracts, however, were determined to generate embedded derivatives with a fair value of zero. Therefore, the guidance, while implemented, did not impact the Company's financial position, results of operations or cash flows.

     Guarantees

     In November 2002, the FASB issued Interpretation No.45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", to clarify accounting and disclosure requirements relating to a guarantor's issuance of certain types of guarantees, or groups of similar guarantees, even if the likelihood of the guarantor's having to make any payments under the guarantee is remote. The disclosure provisions are effective for financial statements for fiscal years ended after December 15, 2002. For certain guarantees, the interpretation also requires that guarantors recognize a liability equal to the fair value of the guarantee upon its issuance. This initial recognition and measurement provision is to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has performed an assessment of its guarantees and believes that all of its guarantees are excluded from the scope of this interpretation.

     Variable Interest Entities

     In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51" (FIN 46). In December 2003, the FASB modified FIN 46 to make certain technical corrections and address certain implementation issues that had arisen. FIN 46 provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include the assets, liabilities, noncontrolling interests and results of activities of a VIE in its consolidated financial statements.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     In general, a VIE is a corporation, partnership, limited- liability corporation, trust, or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

     FIN 46 requires a VIE to be consolidated if a party with an ownership, contractual or other financial interest in the VIE (a variable interest holder) is obligated to absorb a majority of the risk of loss from the VIE's activities, is entitled to receive a majority of the VIE's residual returns (if no party absorbs a majority of the VIE's losses), or both. A variable interest holder that consolidates the VIE is called the primary beneficiary. Upon consolidation, the primary beneficiary generally must initially record all of the VIE's assets, liabilities and noncontrolling interests at fair value and subsequently account for the VIE as if it were consolidated based on majority voting interest. FIN 46 also requires disclosures about VIEs that the variable interest holder is not required to consolidate but in which it has a significant variable interest.

     At December 31, 2003, the Company held the following investments that, for purposes of FIN 46, were evaluated and determined that the investments do not require consolidation in the Company's financial statements:




           Asset Type                                          Purpose                Book Value (1)            Market Value
     ----------------------                              -------------------       -------------------      ------------------
     Private Corporate Securities - synthetic
       leases; project financings; credit tenant
       leases                                            Investment Holdings       $        1,057.2         $       1,114.6

     Foreign Securities - US VIE subsidiaries
       of foreign companies                              Investment Holdings                  190.3                   203.0

     Commercial Mortgage Obligations (CMO)               Investment Holdings                  888.5                   893.9

     Collateralized Debt Obligations (CDO)               Investment Holdings
                                                               and/or
                                                         Collateral Manager                     4.9                     4.3

     Asset-Backed Securities (ABS)                       Investment Holdings                  479.9                   482.3

     Commercial Mortgage Backed Securities (CMBS)        Investment Holdings                  325.4                   342.0

     (1) Represents maximum exposure to loss except for those structures for which the Company also receives asset management fees.


     New Accounting Pronouncements

     In July 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," which the Company intends to adopt during first quarter 2004. The impact on the financial statements is not known at this time.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Reclassifications and Changes to Prior Year Presentation

     Certain   reclassifications   have  been  made  to  prior  year   financial
     information to conform to the current year classifications.

     During 2003, certain changes were made to the 2002 and 2001 Income Statements to reflect the correct balances. These changes had no impact on net income or net shareholder's equity of the Company. The following summarizes the corrections to each financial statement line item (in millions):



                                                                   Previously
                                                                    Reported                                  Restated
                                                                      2002              Adjustments             2002
                                                               -------------------   ------------------   ------------------
     Fee income                                                $        204.0        $          41.9      $        245.9
                                                               -------------------   ------------------   ------------------
           Total revenue                                       $        409.4        $          41.9      $        451.3
                                                               ===================   ==================   ==================
     Interest credited and other benefits to
       policyholders                                                    276.5                   41.9               318.4
                                                               -------------------   ------------------   ------------------
           Total expense                                       $        451.6        $          41.9      $        493.5
                                                               ===================   ==================   ==================


                                                                   Previously
                                                                    Reported                                  Restated
                                                                      2002              Adjustments             2002
                                                               -------------------   ------------------   ------------------
     Fee income                                                $        188.9        $          30.2      $        219.1
                                                               -------------------   ------------------   ------------------
           Total revenue                                       $        276.8        $          30.2      $        307.0
                                                               ===================   ==================   ==================
     Interest credited and other benefits to
       policyholders                                                    209.0                   30.2               239.2
                                                               -------------------   ------------------   ------------------
           Total expense                                       $        280.7        $          30.2      $        310.9
                                                               ===================   ==================   ==================



     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity of 90 days or less when purchased.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Investments

     All of the Company's fixed maturity and equity securities are currently designated as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in shareholder's equity, after adjustment for related charges in deferred policy acquisition costs, value of business acquired, and deferred income taxes.

     The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis in accordance with FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

     In addition, the Company invests in structured securities that meet the criteria of Emerging Issues Task Force ("EITF") Issue No. 99-20,
     "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". Under Issue No. EITF 99-20, a determination of the required impairment is based on credit risk and the possibility of significant prepayment risk that restricts the Company's ability to recover the investment. An impairment is recognized if the fair value of the security is less than amortized cost and there has been an adverse change in cash flow since the remeasurement date.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss is accounted for as a realized loss.

     Realized capital gains and losses on all other investments are included in the consolidated income statements.

     Unrealized capital gains and losses on all other investments are reflected in shareholder's equity, net of related income taxes.

     Purchases and sales of fixed maturities and equity securities (excluding private placements) are recorded on the trade date. Purchases and sales of private placements and mortgage loans are recorded on the closing date.

     Fair values for fixed maturities are obtained from independent pricing services or broker/dealer quotations. Fair values for privately placed bonds are determined using a matrix-based model. The matrix-based model considers the level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     security. The fair values for equity securities are based on quoted market prices. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable yield and quality or conversion value where applicable.

     The Company engages in securities lending whereby certain securities from its portfolio are loaned to other institutions for short periods of time. Initial collateral, primarily cash, is required at a rate of 102% of the market value of the loaned domestic securities. The collateral is deposited by the borrower with a lending agent, and retained and invested by the lending agent according to the Company's guidelines to generate additional income. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value of the loaned securities fluctuates.

     Reverse dollar repurchase agreement and reverse repurchase agreement transactions are accounted for as collateralized borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

     The investment in mutual funds represents an investment in mutual funds managed by the Company, and is carried at fair value.

     Mortgage loans on real estate are reported at amortized cost less impairment writedowns. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected cash flows from the loan, discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of the impaired loans is reduced by establishing a permanent writedown charged to realized loss.

     Policy loans are carried at unpaid principal balances, net of impairment reserves.

     Short-term investments, consisting primarily of money market instruments and other fixed maturities issues purchased with an original maturity of 91 days to one year, are considered available for sale and are carried at fair value, which approximates amortized cost.

     The Company's use of derivatives is limited to hedging purposes. The Company enters into interest rate and currency contracts, including swaps, caps, and floors to reduce and manage risks associated with changes in value, yield, price, cash flow or exchange rates of assets or liabilities held or intended to be held. Changes in the fair value of open derivative contracts are recorded in net realized capital gains and losses.

     On  occasion,   the  Company  sells  call  options  written  on  underlying securities that are carried at fair value. Changes in fair value of these options are recorded in net realized capital gains or losses.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Deferred Policy Acquisition Costs and Value of Business Acquired

     Deferred Policy Acquisition Costs ("DAC") is an asset, which represents certain costs of acquiring certain insurance business, which are deferred and amortized. These costs, all of which vary with and are primarily related to the production of new and renewal business, consist principally of commissions, certain underwriting and contract issuance expenses, and certain agency expenses. Value of Business Acquired ("VOBA") is an asset, which represents the present value of estimated net cash flows embedded in the Company's contracts, which existed at the time the Company was acquired by ING. DAC and VOBA are evaluated for recoverability at each balance sheet date and these assets would be reduced to the extent that gross profits are inadequate to recover the asset.

     The amortization methodology varies by product type based upon two accounting standards: FAS No. 60, "Accounting and Reporting by Insurance Enterprises" ("FAS No. 60") and FAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and Realized Gains and Losses from the Sale of Investments" ("FAS No. 97").

     Under FAS No. 60, acquisition costs for traditional life insurance products, which primarily include whole life and term life insurance contracts, are amortized over the premium payment period in proportion to the premium revenue recognition.

     Under FAS No. 97, acquisition costs for universal life and investment-type products, which include universal life policies and fixed and variable deferred annuities, are amortized over the life of the blocks of policies (usually 25 years) in relation to the emergence of estimated gross profits from surrender charges, investment margins, mortality and expense margins, asset-based fee income, and actual realized gains (losses) on investments. Amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

     DAC and VOBA are written off to the extent that it is determined that future policy premiums and investment income or gross profits are not adequate to cover related expenses.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Activity for the years ended December 31, 2003, 2002 and 2001 within VOBA was as follows:



     (Millions)

     Balance at December 31, 2000                                                   $         25.9

       Adjustment for FAS No. 115                                                             (1.3)
       Interest accrued at 7%                                                                  1.6
       Amortization                                                                           (6.0)
                                                                                    -----------------
     Balance at December 31, 2001                                                             20.2

       Adjustment for FAS No. 115                                                             (5.1)
       Additions                                                                              (3.3)
       Interest accrued at 7%                                                                  1.3
       Amortization                                                                           (4.6)
                                                                                    -----------------
     Balance at December 31, 2002                                                              8.5

       Adjustment for FAS No. 115                                                              4.3
       Additions                                                                                 -
       Interest accrued at (4% - 5%)                                                           0.4
       Amortization                                                                           (4.7)
                                                                                    -----------------
     Balance at December 31, 2003                                                   $          8.5
                                                                                    =================

     The estimated amount of VOBA to be amortized, net of interest, over the next five years is $7.7 million, $5.7 million, $4.1 million, $3.3 million and $2.6 million for the years 2004, 2005, 2006, 2007 and 2008, respectively. Actual amortization incurred during these years may vary as assumptions are modified to incorporate actual results.

     As part of the regular analysis of DAC/VOBA, at the end of third quarter of 2002, the Company unlocked its long-term rate of return assumptions. The Company reset long-term assumptions for the separate account returns to 9.0% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2002, reflecting a blended return of equity and other sub-accounts. The initial unlocking adjustment in 2002 was primarily driven by the sustained downturn in the equity markets and revised expectations for future returns. During 2002, the Company recorded an acceleration of DAC/VOBA amortization totaling $91.5 million before tax, or $59.5 million, net of $32.0 million of federal income tax benefit.

     The Company has remained unlocked during 2003, and reset long-term assumptions for the separate account returns from 9.0% to 8.5% (gross before fund management fees and mortality and expense and other policy charges), as of December 31, 2003, maintaining a blended return of equity and other sub-accounts. The 2003 unlocking adjustment from the previous year was primarily driven by improved market performance. For the year ended December 31, 2003, the Company recorded a deceleration of DAC/VOBA amortization totaling $41.3 million before tax, or $26.9 million, net of $14.4 million of federal income tax expense.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Policy Liabilities and Accruals

     Reserves for immediate annuities with life contingent payout contracts are computed on the basis of assumed investment yield, mortality, and expenses, including a margin for adverse deviations. Such assumptions generally vary by plan, year of issue and policy duration. Reserve interest rates range from 3.0% to 3.5% for all years presented. Investment yield is based on the Company's experience.

     Mortality and withdrawal rate assumptions are based on relevant Company experience and are periodically reviewed against both industry standards and experience.

     Other policyholders' funds include reserves for deferred annuity investment contracts and immediate annuities without life contingent payouts. Reserves on such contracts are equal to cumulative deposits less charges and withdrawals plus credited interest thereon (rates range from 2.4% to 7.5% for all years presented) net of adjustments for investment experience that the Company is entitled to reflect in future credited interest.

     Revenue Recognition

     For certain annuity contracts, charges assessed against policyholders' funds for the cost of insurance, surrender, expenses, actuarial margin and other fees are recorded as revenue as charges are assessed against policyholders. Other amounts received for these contracts are reflected as deposits and are not recorded as revenue. Related policy benefits are recorded in relation to the associated premiums or gross profit so that profits are recognized over the expected lives of the contracts. When annuity payments with life contingencies begin under contracts that were initially investment contracts, the accumulated balance in the account is treated as a single premium for the purchase of an annuity and reflected as an offsetting amount in both premiums and current and future benefits in the Consolidated Income Statement.

     Separate Accounts

     Separate Account assets and liabilities generally represent funds maintained to meet specific investment objectives of contractholders who bear the investment risk, subject, in some cases, to minimum guaranteed rates. Investment income and investment gains and losses generally accrue directly to such contractholders. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company.

     Separate Account assets supporting variable options under universal life and annuity contracts are invested, as designated by the contractholder or participant under a contract (who bears the investment risk subject, in limited cases, to minimum guaranteed rates) in shares of mutual funds which are managed by the Company, or other selected mutual funds not managed by the Company.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Separate Account assets are carried at fair value. At December 31, 2003 and 2002, unrealized gains of $112.8 million and of $133.4 million, respectively, after taxes, on assets supporting a guaranteed interest option are reflected in shareholder's equity.

     Separate Account liabilities are carried at fair value, except for those relating to the guaranteed interest option. Reserves relating to the guaranteed interest option are maintained at fund value and reflect interest credited at rates ranging from 2.4% to 7.5% in 2003 and 2.4% to 11.0% in 2002.

     Separate Account assets and liabilities are shown as separate captions in the Consolidated Balance Sheets. Deposits, investment income and net realized and unrealized capital gains and losses of the Separate Accounts are not reflected in the Consolidated Financial Statements (with the exception of realized and unrealized capital gains and losses on the assets supporting the guaranteed interest option). The Consolidated Statements of Cash Flows do not reflect investment activity of the Separate Accounts.

     Reinsurance

     The Company utilizes indemnity reinsurance agreements to reduce its exposure to large losses in all aspects of its insurance business. Such reinsurance permits recovery of a portion of losses from reinsurers, although it does not discharge the primary liability of the Company as direct insurer of the risks reinsured. The Company evaluates the financial strength of potential reinsurers and continually monitors the financial condition of reinsurers. Only those reinsurance recoverable balances deemed probable of recovery are reflected as assets on the Company's Balance Sheets.

     Income Taxes

     The Company is taxed at regular corporate rates after adjusting income reported for financial statement purposes for certain items. Deferred income tax expenses/benefits result from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Deferred corporate tax is stated at the face value and is calculated for temporary valuation differences between carrying amounts of assets and liabilities in the balance sheet and tax bases based on tax rates that are expected to apply in the period when the assets are realized or the liabilities are settled.

     Deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which the deductible temporary differences can be utilized. A deferred tax asset is recognized for the carryforward of unused tax losses to the extent that it is probable that future taxable profits will be available for compensation.


2.   Investments

     Fixed maturities available for sale as of December 31 were as follows:


                                                                                          Gross          Gross
                                                                         Amortized      Unrealized     Unrealized        Fair
                                                                            Cost          Gains          Losses          Value
                                                                       -------------  -------------  --------------  -------------
     2003

     (Millions)

     U.S. government and government
       agencies and authorities                                        $     23.8     $       0.1    $          -    $      23.9
     State, municipalities and political subdivisions                         5.0               -             0.4            4.6

     U.S. corporate securities:
       Public utilities                                                     482.1            35.7             3.7          514.1
       Other corporate securities                                         2,630.8           128.7            12.1        2,747.4
                                                                       -------------  -------------  --------------  -------------
     Total U.S. corporate securities                                      3,112.9           164.4            15.8        3,261.5
                                                                       -------------  -------------  --------------  -------------
     Foreign securities:
       Government                                                            68.5             1.0             1.0           68.5
       Other                                                                559.7            30.3             5.5          584.5
                                                                       -------------  -------------  --------------  -------------
     Total foreign securities                                               628.2            31.3             6.5          653.0
                                                                       -------------  -------------  --------------  -------------
     Mortgage-backed securities                                             790.0             6.0             4.6          791.4
     Other assets-backed securities                                         487.1             5.5             3.7          488.9
                                                                       -------------  -------------  --------------  -------------
     Total fixed maturities                                            $  5,047.0     $     207.3    $       31.0    $   5,223.3
                                                                       =============  =============  ==============  =============

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Fixed maturities available for sale as of December 31 were as follows:


                                                                                          Gross          Gross
                                                                         Amortized      Unrealized     Unrealized        Fair
                                                                            Cost          Gains          Losses          Value
                                                                       -------------  -------------  --------------  -------------
     2002

     (Millions)

     U.S. government and government
       agencies and authorities                                        $    207.3     $       2.3    $        0.1    $     209.5

     U.S. corporate securities:
       Public utilities                                                     335.7            15.5             1.9          349.3
       Other corporate securities                                         2,739.5           163.2             6.4        2,896.4
                                                                       -------------  -------------  --------------  -------------
     Total U.S. corporate securities                                      3,075.2           178.7             8.3        3,245.7
                                                                       -------------  -------------  --------------  -------------

     Foreign securities:
       Government                                                            64.8             2.9               -           67.7
       Other                                                                436.3            27.7             2.6          461.3
                                                                       -------------  -------------  --------------  -------------
     Total foreign securities                                               501.1            30.6             2.6          529.0
                                                                       -------------  -------------  --------------  -------------
     Mortgage-backed securities                                             641.7            12.0             0.2          653.5

     Other assets-backed securities                                         294.8             7.0             3.1          298.7
                                                                       -------------  -------------  --------------  -------------
     Total fixed maturities                                            $  4,720.1     $     230.6    $       14.3    $   4,936.4
                                                                       =============  =============  ==============  =============

     At December 31, 2003 and 2002, net unrealized appreciation is $176.3 million and $216.3 million, respectively, on available-for-sale fixed maturities.

     The aggregate unrealized losses and related fair values of investments with unrealized losses as of December 31, 2003, are shown below by duration:


                                                                                   Unrealized         Fair
                                                                                      Loss            Value
                                                                                  ------------     -----------
     (Millions)

     Duration category:
       Less than six months below cost                                            $      9.3       $    675.3
       More than six months and less than twelve months below cost                      20.4            679.7
       More than twelve months below cost                                                1.3              7.9
                                                                                  ------------     -----------
     Fixed maturities                                                             $     31.0       $  1,362.9
                                                                                  ============     ===========

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Of the losses more than 6 months and less than 12 months in duration of $20.4 million, there were $9.1 million in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining losses of $11.3 million as of December 31, 2003 included the following significant items:

          $3.6 million of unrealized losses related to securities reviewed for impairment under the guidance prescribed by EITF 99-20. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the carrying amount was $195.1 million.

          $6.3 million of unrealized losses relating to the energy/utility industry, for which the carrying amount was $125.7 million. During 2003, the energy sector recovered due to a gradually improving economic picture and the lack of any material accounting irregularities similar to those experienced in the prior two years. The Company's year-end analysis indicates that the Company expects the debt to be serviced in accordance with the contractual terms.

          The remaining unrealized losses totaling $1.4 million relate to a carrying amount of $61.9 million.

     Of the losses more than 12 months in duration of $1.3 million, there were $0.6 million related to securities reviewed for impairment under the guidance prescribed by EITF 99-20. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the carrying amount was $4.0 million.

     The amortized cost and fair value of total fixed maturities for the year-ended December 31, 2003 are shown below by contractual maturity. Actual maturities may differ from contractual maturities because securities may be restructured, called, or prepaid.


                                                                                   Amortized          Fair
                                                                                      Cost            Value
                                                                                  ------------     -----------
     (Millions)

     Due to mature:
       One year or less                                                           $      30.6      $     31.0
       After one year through five years                                                880.9           921.1
       After five years through ten years                                             1,866.6         1,962.7
       After ten years                                                                  666.4           686.2
       Mortgage-backed securities                                                     1,115.4         1,133.3
       Other asset-backed securities                                                    487.1           489.0
                                                                                  ------------     -----------
     Fixed maturities                                                             $   5,047.0      $  5,223.3
                                                                                  ============     ===========

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     At December 31, 2003 and 2002, fixed maturities with fair values of $2.9 million and $7.5 million, respectively, were on deposit as required by regulatory authorities.

     The Company did not have any investments in a single issuer, other than obligations of the U.S. government, with a carrying value in excess of 10% of the Company's shareholder's equity at December 31, 2003.

     Beginning in April 2001, the Company entered into reverse dollar repurchase agreement and reverse repurchase agreement transactions to increase its return on investments and improve liquidity. These transactions involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The dollar rolls and reverse repurchase agreements are accounted for as short-term collateralized financings and the repurchase obligation is reported on the Consolidated Balance Sheets. The repurchase obligation totaled $120.1 and $40.0 million at December 31, 2003 and 2002, respectively.

     The primary risk associated with short-term collateralized borrowings is that the counterparty will be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, an amount that was not material at December 31, 2003. The Company believes the counterparties to the dollar roll and reverse repurchase agreements are financially responsible and that the counterparty risk is immaterial.

     During 2003, the Company determined that five fixed maturities had other than temporary impairments. As a result, at December 31, 2003, the Company recognized a pre-tax loss of $5.7 million to reduce the carrying value of the fixed maturities to their fair value of $4.2 million. During 2002, the Company determined that thirteen fixed maturities had other than temporary impairments. As a result, at December 31, 2002, the Company recognized a pre-tax loss of $8.9 million to reduce the carrying value of the fixed maturities to their combined fair value of $123.5 million. During 2001, the Company determined that ten fixed maturities had other than temporary impairments. As a result, at December 31, 2001, the Company recognized a pre-tax loss of $0.7 million to reduce the carrying value of the fixed maturities to their fair value of $0.7 million.


3.   Financial Instruments

     Estimated Fair Value

The following disclosures are made in accordance with the requirements of FAS No. 107, "Disclosures about Fair Value of Financial Instruments". FAS No. 107 requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates, in many cases, could not be realized in immediate settlement of the instrument. FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

     The following valuation methods and assumptions were used by the Company in estimating the fair value of the above financial instruments:

     Fixed maturities securities: The fair values for the actively traded marketable bonds are determined based upon the quoted market prices. The fair values for marketable bonds without an active market are obtained through several commercial pricing services which provide the estimated fair values. Fair values of privately placed bonds are determined using a matrix-based pricing model. The model considers the current level of risk-free interest rates, current corporate spreads, the credit quality of the issuer and cash flow characteristics of the security. Using this data, the model generates estimated market values which the Company considers reflective of the fair value of each privately placed bond. Fair values for privately placed bonds are determined through consideration of factors such as the net worth of the borrower, the value of collateral, the capital structure of the borrower, the presence of guarantees and the Company's evaluation of the borrower's ability to compete in their relevant market.

     Equity securities: Fair values of these securities are based upon quoted market value.

     Mortgage loans on real estate: The fair values for mortgage loans on real estate are estimated using discounted cash flow analyses and rates currently being offered in the marketplace for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

     Cash, short-term investments and policy loans: The carrying amounts for these assets approximate the assets' fair values.

     Assets held in separate accounts: Assets held in separate accounts are reported at the quoted fair values of the individual securities in the separate accounts.

     Surplus notes: Estimated fair value of the Company's surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

     Investment contract liabilities (included in future policy benefits and claims' reserves):

     With a fixed maturity: Fair value is estimated by discounting cash flows at interest rates currently being offered by, or available to, the Company for similar contracts.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Without a fixed maturity: Fair value is estimated as the amount payable to the policyholder upon demand. However, the Company has the right under such contracts to delay payment of withdrawals which may ultimately result in paying an amount different than that determined to be payable on demand.

     Liabilities related to separate accounts: Liabilities related to separate accounts are reported at full account value in the Company's historical balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

     The carrying values and estimated fair values of certain of the Company's financial instruments at December 31, 2003 and 2002 were as follows:



                                                                           2003                            2002
                                                                --------------------------      --------------------------
                                                                 Carrying          Fair          Carrying          Fair
                                                                   Value           Value           Value           Value
                                                                ----------       ---------      ----------       ---------
      (Millions)

      Assets:
        Fixed maturity                                          $ 5,223.3        $ 5,223.3      $ 4,936.4        $ 4,936.4
        Equity securities                                             5.6              5.6           19.0             19.0
        Mortgage loans on real estate                               847.6            878.1          482.4            522.2
        Policy loans                                                 17.5             17.5           16.0             16.0
        Cash and short-term investments                              35.6             35.6          150.7            150.7
        Assets held in separate accounts                         17,112.6         17,112.6       11,029.3         11,029.3

      Liabilities:
        Surplus notes                                               170.0            267.7          170.0            260.0
        Investment contract liabilities:
          Deferred annuities                                      5,180.2          4,872.0        5,128.0          4,802.9
          Supplementary contracts and
            immediate annuities                                      12.9             12.9            8.0              8.0
          Liabilities related to separate account                17,112.6         17,112.6       11,029.3         11,029.3


     Fair  value  estimates  are made at a  specific  point  in  time,  based on available market information and judgment about various financial instruments, such as estimates of timing and amounts of future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instruments. In evaluating the Company's management of interest rate, price and liquidity risks, the fair values of all assets and liabilities should be taken into consideration, not only those presented above.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

    Derivative Financial Instruments

     Interest Rate Swaps

     Interest rate swaps are used to manage the interest rate risk in the Company's bond portfolio as well as the Company's liabilities. Interest rate swaps represent contracts that require the exchange of cash flows at regular interim periods, typically monthly or quarterly. The notional amount, carrying value and estimated fair value of the Company's open interest rate swaps as of December 31, 2003 were $250.0 million, $22.8 million and $22.8 million, respectively. The Company did not have interest rate swaps at December 31, 2002.


4.   Net Investment Income

     Sources of net investment income were as follows:


                                                               Year ended          Year ended          Year ended
                                                              December 31,        December 31,        December 31,
                                                                  2003                2002                2001
                                                         ------------------- -------------------- -------------------
     (Millions)
     Fixed maturities                                    $           287.7   $            185.6   $            83.7
     Mortgage loans                                                   36.2                 19.6                11.2
     Policy loans                                                      0.8                  0.6                 0.8
     Short-term investments and cash equivalents                       0.7                  2.6                 2.6
     Other                                                            16.1                  0.4                 0.6
                                                         ------------------- -------------------- -------------------
     Gross investment income                                         341.5                208.8                98.9

     Less: investment expenses                                        21.2                 11.1                 4.5
                                                         ------------------- -------------------- -------------------
     Net investment                                      $           320.3   $            197.7   $            94.4
                                                         =================== ==================== ===================


5.   Dividend Restrictions and Shareholder's Equity

     The Company's ability to pay dividends to its Parent is subject to the prior approval of insurance regulatory authorities for payment of dividends, which exceed an annual limit. The Company did not pay common stock dividends during 2003, 2002 and 2001.

     The Insurance Departments of the State of Delaware and the State of Iowa (the "Department") recognize as net income and capital and surplus those amounts determined in conformity with statutory accounting practices prescribed or permitted by the Department, which differ in certain respects from accounting principles generally accepted in the United States. Statutory net income (loss) was $7.6 million, $(303.0) million, and $(156.4) million for the years ended December 31, 2003, 2002 and 2001, respectively. Statutory capital and surplus was $733.9 million and $424.9 million as of December 31, 2003 and 2002, respectively.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     As of December 31, 2003, the Company does not utilize any statutory accounting practices, which are not prescribed by state regulatory authorities that, individually or in the aggregate, materially affect statutory capital and surplus.

     The Company maintains a $40.0 million revolving note facility with ING America Insurance Holdings, Inc. ("ING AIH"), a perpetual $75.0 million revolving note facility with Bank of New York and a $125.0 million revolving note facility with SunTrust Bank, which expires on July 30, 2004.


6.   Capital Gains and Losses

     Realized capital gains or losses are the difference between the carrying value and sale proceeds of specific investments sold. Net realized capital (losses) gains on investments were as follows:


                                                                           Year ended         Year ended         Year ended
                                                                          December 31,       December 31,       December 31,
     (Millions)                                                               2003               2002               2001
                                                                       -----------------  -----------------  ------------------

     Fixed maturities                                                  $          99.7    $           4.2    $          (4.9)
     Equity securities                                                            (1.0)                 -               (1.6)
     Derivatives                                                                (134.9)                 -                  -
                                                                       -----------------  -----------------  ------------------
     Pretax realized capital gains (losses)                            $         (36.2)   $           4.2    $          (6.5)
                                                                       =================  =================  ==================
     After-tax realized capital gains (losses)                         $         (23.5)   $           2.7    $          (4.2)
                                                                       =================  =================  ==================

     Proceeds from the sale of total fixed maturities and the related gross gains and losses were as follows:


                                                                           Year ended         Year ended         Year ended
                                                                          December 31,       December 31,       December 31,
     (Millions)                                                               2003               2002               2001
                                                                       -----------------  -----------------  ------------------
     Proceeds on sales                                                 $       5,806.4    $       6,281.7    $         880.7
     Gross gains                                                                 136.3               76.8                6.9
     Gross losses                                                                 36.6               72.6               11.8


ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Changes in shareholder's equity related to changes in accumulated other comprehensive income were as follows:


                                                                          Year ended         Year ended         Year ended
                                                                          December 31,       December 31,       December 31,
     (Millions)                                                               2003               2002               2001
                                                                       -----------------  -----------------  ------------------

     Fixed maturities                                                  $        (40.0)    $         204.0    $          18.4
     Equity securities                                                            4.2                (3.9)                 -
     DAC/VOBA                                                                   131.4              (202.8)              (8.4)
                                                                       -----------------  -----------------  ------------------
     Subtotal                                                                    95.6                (2.7)              10.0

     Increase in deferred income taxes                                           33.5                1.0                 2.1
                                                                       -----------------  -----------------  ------------------
     Net changes in accumulated other
       comprehensive income (loss)                                     $         62.1     $         (1.7)    $           7.9
                                                                       =================  =================  ==================

     Shareholder's equity included the following accumulated other comprehensive income (loss):


                                                                             As of               As of             As of
                                                                          December 31,        December 31,      December 31,
     (Millions)                                                              2003                2002              2001
                                                                       -----------------  -----------------  ------------------
     Net unrealized capital gains (losses):
       Fixed maturities                                                $         176.3    $         216.3    $           12.3
       Equity securities                                                           0.3               (3.9)                  -
       DAC/VOBA                                                                  (77.8)            (209.2)               (6.4)
                                                                       -----------------  -----------------  ------------------
     Subtotal                                                                     98.8                3.2                 5.9

     Less: deferred income taxes                                                  34.6                1.1                 2.1
                                                                       -----------------  -----------------  ------------------
     Net accumulated other comprehensive
       income                                                          $          64.2    $           2.1    $            3.8
                                                                       =================  =================  ==================



     Changes in accumulated other comprehensive income related to changes in unrealized gains (losses) on securities, were as follows:


                                                                          Year ended         Year ended         Year ended
                                                                          December 31,       December 31,       December 31,
     (Millions)                                                               2003               2002               2001
                                                                       -----------------  -----------------  ------------------

     Unrealized holding gains (losses) arising the year(1)             $         (2.1)    $         (8.7)    $           11.1

     Less: reclassification adjustment for gains (losses)
       and other items included in net income(2)                                 64.2                7.0                 (3.2)
                                                                       -----------------  -----------------  ------------------

     Net unrealized gains (losses) on securities                       $         62.1    $          (1.7)    $            7.9
                                                                       =================  =================  ==================

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     (1) Pretax unrealized holding gains (losses) arising during the year were $(3.3) million, $(13.4) million and $17.1 million for the years ended
          December  31,   2003,   2002  and  2001,   respectively.
     (2) Pretax reclassification adjustments for gains (losses) and other items included in net income were $98.8 million, $10.8 million and $(4.9) million for the years ended December 31, 2003, 2002 and 2001, respectively.


7.   Severance

     In December 2001, ING announced its intentions to further integrate and streamline the U.S. based operations of ING Americas, (which includes the Company), in order to build a more customer-focused organization. During the first quarter 2003, the Company performed a detail analysis of its severance accrual. As part of this analysis, the Company corrected the initial planned number of people to eliminate from 252 to 228 (corrected from the 2002 Annual Report on Form 10K) and extended the date of expected completion for severance actions to June 30, 2003. Activity for the year ended December 31, 2003 within the severance liability and positions elimination related to such actions were as follows:


                                                                                     Severance
     (Millions)                                                                      Liability        Positions
                                                                                  ---------------  ---------------

     Balance at December 31, 2002                                                 $         0.8               34
       Payments                                                                            (0.8)               -
       Positions eliminated due to internal replacement jobs                                  -              (34)
                                                                                  ---------------  ---------------
     Balance at December 31, 2003                                                 $           -                -
                                                                                  ===============  ===============


8.   Income Taxes

     In 2003 and 2002, ING USA joined in the filing of a consolidated federal income tax return with its former parent, Equitable Life and other affiliates. The Company had a tax allocation agreement with Equitable Life whereby the Company was charged for taxes it would have incurred were it not a member of the consolidated group and was credited for losses at the statutory tax rate. Prior to joining the Equitable Life consolidated group, the Company was the parent of a different consolidated group.

     At December 31, 2003, the Company has net operating loss carryforwards of approximately $206.5 million for federal income tax purposes which are available to offset future taxable income. If not used, these carryforwards will expire between 2014 and 2016.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Income tax expense (benefit) from continuing operations included in the consolidated financial statements are as follows:


                                                                      Year ended         Year ended          Year ended
                                                                     December 31,       December 31,        December 31,
     (Millions)                                                          2003               2002                2001
                                                                   -----------------  -----------------   -----------------
     Current taxes (benefits):
       Federal                                                     $        (10.3)    $        (98.2)     $           0.6
                                                                   -----------------  -----------------   -----------------
         Total current taxes (benefits)                                     (10.3)             (98.2)                 0.6
                                                                   -----------------  -----------------   -----------------
     Deferred taxes (benefits):
       Operations and capital loss carryforwards                             53.3               (3.9)               (55.3)
       Other federal deferred taxes                                         (40.5)              89.6                 54.8
                                                                   -----------------  -----------------   -----------------
         Total deferred taxes (benefits)                                     12.8               85.7                 (0.5)
                                                                   -----------------  -----------------   -----------------
     Total income tax expense                                      $          2.5            $ (12.5)     $           0.1
                                                                   =================  =================   =================


     Income taxes were different from the amount computed by applying the federal income tax rate to income from continuing operations before income taxes for the following reasons:



                                                                       Year ended        Year ended,         Year ended,
                                                                      December 31,       December 31,        December 31,
     (Millions)                                                           2003               2002                2001
                                                                   -----------------  -----------------   -----------------
     Income before income taxes                                    $         63.9     $        (42.2)     $         (3.9)
     Tax rate                                                                  35%                35%                 35%
                                                                   -----------------  -----------------   -----------------
     Income tax at federal statutory rate                                    22.4              (14.8)               (1.4)
     Tax effect of:
       Goodwill amortization                                                    -                  -                 1.0
       Meals and entertainment                                                0.3                0.6                 0.5
       Dividend received deduction                                          (10.8)                 -                   -
       Refinement of deferred tax balances                                   (9.5)                 -                   -
       Other                                                                  0.1                1.7                   -
                                                                   -----------------  -----------------   -----------------
     Income taxes                                                  $          2.5     $        (12.5)     $          0.1
                                                                   =================  =================   =================

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities at December 31 are presented below:


         (Millions)                                                                2003               2002
                                                                            -----------------  -----------------

         Deferred tax assets:
           Operations and capital loss carryforwards                        $          72.3    $        125.6
           Future policy benefits                                                      86.9             134.5
           Goodwill                                                                     9.8              11.1
           Investments                                                                  0.2               0.2
           Other                                                                       12.2                 -
                                                                            -----------------  -----------------
                  Total gross assets                                                  181.4             271.4
                                                                            -----------------  -----------------

         Deferred tax liabilities:
           Unrealized gains on investments                                            (61.9)            (74.3)
           Deferred policy acquisition cost                                          (232.6)           (254.8)
           Value of purchased insurance in force                                       (3.0)             (5.0)
           Other                                                                       (9.9)            (17.1)
                                                                            -----------------  -----------------
         Deferred tax liability before allowance                                     (307.4)           (351.2)
                                                                            -----------------  -----------------
         Valuation allowance                                                              -                 -
                                                                            -----------------  -----------------
         Net deferred income tax liability                                  $        (126.0)   $        (79.8)
                                                                            =================  =================


     The Company establishes reserves for possible proposed adjustments by various taxing authorities. Management believes there are sufficient reserves provided for, or adequate defenses against any such adjustments.


9.   Benefit Plans

     Defined Benefit Plan

     ING North America Insurance Corporation ("ING North America") sponsors the ING Americas Retirement Plan (the "Retirement Plan"), effective as of December 31, 2001. Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees.

     The Retirement Plan is a tax-qualified defined benefit plan, the benefits of which are guaranteed (within certain specified legal limits) by the Pension Benefit Guaranty Corporation ("PBGC"). As of January 1, 2002, each participant in the Retirement Plan (except for certain specified employees) earn a benefit under a final average compensation formula. Subsequent to December 31, 2001, ING North America is responsible for all Retirement Plan liabilities. The costs allocated to the Company for its employees' participation in the Retirement Plan were $7.3 million for 2003, $3.4 million for 2002, and $1.2 million for 2001, respectively.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Defined Contribution Plan

     ING North America sponsors the ING Savings Plan and ESOP (the "Savings Plan"). Substantially all employees of ING North America and its subsidiaries and affiliates (excluding certain employees) are eligible to participate, including the Company's employees. The Savings Plan is a tax-qualified profit sharing and stock bonus plan, which includes an employee stock ownership plan ("ESOP") component. Savings Plan benefits are not guaranteed by the PBGC. The Savings Plan allows eligible participants to defer into the Savings Plan a specified percentage of eligible compensation on a pre-tax basis. ING North America matches such pre-tax contributions, up to a maximum of 6% of eligible compensation. All matching contributions are subject to a 4-year graded vesting schedule (although certain specified participants are subject to a 5-year graded vesting schedule). All contributions made to the Savings Plan are subject to certain limits imposed by applicable law. Pre-tax charges of operations of the Company for the Savings Plan were $2.3 million in 2003, $2.3 million in 2002, and $0.9 million in 2001, respectively.

     Other Benefit Plans

     During 2003 and 2002,  benefit  charges to the  Company  related to the ING
     Americas  Supplemental   Executive  Retirement  Plan  that  covers  certain
     employees of the Company were not significant.


10.  Related Party Transactions

     Operating Agreements

     The Company has certain agreements whereby it generates revenues and incurs expenses with affiliated entities. The agreements are as follows:

          Resources and services are provided to Security Life of Denver Insurance Company ("SLDIC) and Southland Life Insurance Company
          ("SLIC"). For the years ended December 31, 2003, 2002 and 2001 revenues for these services, which reduced general expenses incurred, were $4.8 million, $4.2 million and $0.3 million, respectively for SLDIC and $1.6 million, $1.0 million and $0.1 million, respectively for SLIC.

          Underwriting and distribution agreement with Directed Services, Inc. ("DSI"), for the variable insurance products issued by the Company. DSI is authorized to enter into agreements with broker/dealers to distribute the Company's' variable products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2003, 2002 and 2001 commission expenses were incurred in the amounts of $253.8 million, $282.9 million and $229.7 million, respectively.

          Asset management agreement with ING Investment Management LLC ("IIM"), in which IIM provides asset management and accounting services. The Company records a fee, which is paid quarterly, based on the value of

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

          the assets under management. For the years ended December 31, 2003, 2002 and 2001 expenses were incurred in the amounts of $20.8 million, $11.0 million and $4.4 million, respectively.

          Service agreement with Equitable Life in which administrative and financial related services are provided. For the years ended December 31, 2003, 2002 and 2001 expenses were incurred in the amounts of $2.4 million, $0.6 million and $0.3 million, respectively.

          Managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2003, 2002 and 2001 revenue for these services was $26.0 million, $23.7 million and $23.1 million, respectively.

          Advisory, computer, and other resources and services are provided to Equitable Life and United Life & Annuity Insurance Company ("ULAIC"). For the years ended December 31, 2003, 2002 and 2001 revenues for these services, which reduced general expenses incurred, totaled $10.8 million, $9.8 million and $8.2 million, respectively for Equitable Life and $0.3 million, $0.3 million and $0.4 million, respectively for ULAIC.

          Expense sharing agreements with ING AIH for administrative, management, financial, and information technology services, which were approved in 2001. For the years ended December 31, 2003 and 2002, ING USA incurred expenses of $30.2 million and $41.0 million, respectively.

          Guaranty agreement with Equitable Life. In consideration of an annual fee, payable June 30, Equitable Life guarantees that it will make funds available, if needed, to pay the contractual claims made under the provisions of ING USA's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of ING USA. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. No amounts were payable under this agreement as of December 31, 2003, 2002 and 2001.

     Reinsurance Agreements

     ING USA participates in a modified coinsurance agreement with Equitable Life, covering a considerable portion of ING USA's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

     Under this agreement, ING USA received a net reimbursement of expenses and charges of $132.5 million, $100.9 million and $224.5 million for the years ended December 31, 2003, 2002 and 2001, respectively. This was offset by a decrease in policy acquisition costs deferred of $182.1 million, $143.5 million and $257.5 million, respectively, for the same periods. At December 31, 2003, 2002 and 2001, ING USA also had a payable to Equitable Life of $34.5 million, $7.1 million, and $22.6 million, respectively, due to the

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

     ING USA entered into a reinsurance agreement with Security Life of Denver International, Ltd. ("SLDI"), an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued after January 1, 2000. In March 2003, the Company amended its reinsurance agreement with SLDI. Under this amendment, the Company terminated the reinsurance agreement for all inforce and new business and recaptured all inforce business reinsured under the reinsurance agreement between the Company and SLDI retroactive to January 1, 2003 and the Company reduced its reinsurance recoverable related to these liabilities by $150.1 million. On March 28, 2003, SLDI transferred assets to the Company in the amount of $185.6 million. The difference in amounts transferred on March 28, 2003 and the reduction of the reinsurance recoverables as of January 1, 2003 reflects adjustments on the investment of the reinsurance recoverable as of January 1, 2003 reflects adjustments on the investment income on the assets and letter of credit costs between January 1, 2003 and the date of the asset transfer. It also encompasses the net effect of a recapture fee paid in the amount of $5.0 million offset by the receipt of a $24.1 million negative ceding commission. The net impact of which was deferred in policy acquisition costs and is being amortized over the period of estimated future profits.

     Reciprocal Loan Agreement

     ING USA maintains a reciprocal loan agreement with ING AIH, a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2007, ING USA and ING AIH can borrow up to $40.0 million from one another. Prior to lending funds to ING AIH, ING USA must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any ING USA borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, ING USA incurred interest expense of $66,087, $33,000, and $26,000 for the years ended December 31, 2003, 2002 and 2001, respectively. At December 31, 2003, 2002 and 2001, ING USA did not have any borrowings or receivables from ING AIH under this agreement.

     Surplus Notes

     ING USA issued multiple 30-year surplus notes (see below table). Payment of the notes and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of ING USA. Any payment of principal and/or interest made is subject to the prior

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     approval of the Delaware Insurance Commissioner. Interest expense for the years ended December 31:


     (Millions)

      Surplus                                            Maturity
        Note     Amount      Affiliate                     Date             2003        2002         2001

        8.2%      50.0    *Equitable Life                12/29/2029            -         2.0          4.1
        8.0%      35.0     Security Life of Denver       12/7/2029           2.8         2.8          2.8
        7.8%      75.0     Equitable Life                9/29/2029           5.8         5.8          5.8
        7.3%      60.0     Equitable Life                12/29/2028          4.4         4.4          4.4
        8.3%      25.0    *Equitable Life                12/17/2026            -         1.0          2.1


     *Surplus notes redeemed June 28, 2002.

     Capital Transactions

     During 2003, 2002 and 2001, ING USA received capital contributions of $230.0 million, $356.3 million and $196.8 million respectively.


11.  Reinsurance

     At December 31, 2003, ING USA had reinsurance treaties with four unaffiliated reinsurers and two affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. ING USA remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

     Reinsurance ceded in force for life mortality risks were $79.3 million and $90.7 million at December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the Company had net receivables of $13.0 million and $196.9 million, respectively for reinsurance claims, reserve credits, or other receivables from these reinsurers. At December 31, 2003 and 2002, respectively, these net receivables were comprised of the following: $15.0 million and $36.7 million for claims recoverable from reinsurers; $5.8 million and $6.3 million payable for reinsurance premiums; $(20.2) million and $137.2 million for reserve credits; and $21.1 million and $24.0 million for reinsured surrenders and allowances due from an unaffiliated reinsurer. Included in the accompanying consolidated financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $8.9 million, $50.8 million and $30.3 million and net policy benefits recoveries of $34.1 million, $49.5 million and $21.8 million for the years ended December 21, 2003, 2002 and 2001, respectively.

     ING USA participates in a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying consolidated financial statements are presented net of the effects of the treaty which increased (decreased) income by $(1.9) million, $(2.9) million and $(0.5) million for the years ended December 31, 2003, 2002 and 2001, respectively.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

12.  Commitments and Contingent Liabilities

     Leases

     For the year ended December 31, 2003 and 2002 rent expense for leases was $2.6 million and $2.4 million, respectively. The future net minimum payments under noncancelable leases for the years ended December 31, 2004 through 2008 are estimated to be $2.2 million, $2.3 million, $2.4 million, $2.4 million and $2.4 million, respectively, and $3.4 million, thereafter. The Company pays substantially all expenses associated with its leased and subleased office properties. Expenses not paid directly by the Company are paid for by an affiliate and allocated back to the Company.

     Commitments

     Through the normal course of investment operations, the Company commits to either purchase or sell securities, commercial mortgage loans or money market instruments at a specified future date and at a specified price or yield. The inability of counterparties to honor these commitments may result in either higher or lower replacement cost. Also, there is likely to be a change in the value of the securities underlying the commitments. At December 31, 2003 and 2002, the Company had off-balance sheet commitments to purchase investments equal to their fair value of $25.2 million and $77.0 million, respectively.

     Litigation

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of such lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     Other Regulatory Matters

     Like many financial services companies, certain U.S. affiliates of ING Groep N.V. have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

     In addition to responding to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

     The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

     These instances included agreements (initiated in 1998) that permitted one variable life insurance customer of Reliastar Life Insurance Company ("Reliastar") to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. Reliastar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

     In addition, the review has identified five arrangements that allowed frequent trading of funds within variable insurance products issued by Reliastar and by ING USA; and in certain ING Funds. ING entities did not receive special benefits in return for any of these arrangements, which have all been terminated. The internal review also identified two investment professionals who engaged in improper frequent trading in ING Funds.

     ING  will  reimburse  any  ING  Fund  or  its   shareholders   affected  by
     inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.


13.  Subsequent Event

     On January 1, 2004, Equitable Life, USG, and ULA, merged with and into the Company. Also on January 1, 2004, immediately after the merger, the Company changed its name to ING USA Annuity and Life Insurance Company. As of the merger date, the Merger Companies ceased to exist and were succeeded by ING USA.

     The merger was accounted for based on the pooling-of-interests method. FAS 141, excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under APB 16, provide a source of guidance for such transactions.

ING USA Annuity and Life Insurance Company,
formerly Golden American Life Insurance Company
(A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Prior to the merger date, the Merger Companies were affiliated companies of ING USA and indirect, wholly-owned subsidiaries of ING. Equitable Life was domiciled in Iowa and offered various insurance products, including deferred and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. ULA was also domiciled in Iowa and primarily offered annuity related insurance products, as well as life and health insurance that was ceded to other insurers. USG was domiciled in Oklahoma and offered various insurance products, including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance.

     A Form 8-K for ING USA describing the merger, was filed on January 4, 2004 and includes unaudited pro forma condensed consolidated financial information as of, and for the periods ended, September 30, 2003 and 2002, and December 31, 2002, 2001, and 2000. Revenue and net income for the period ended December 31, 2003, had the pooling been consummated at the date of the financial statements, is $1,509.5 million and $57.3 million, respectively (unaudited).

QUARTERLY DATA (UNAUDITED)



(Millions)

2003                                                   First             Second             Third            Fourth
----                                               ---------------   ---------------   ----------------  ----------------
Total revenue                                      $       173.1     $       150.3     $        159.8    $        130.9
                                                   ---------------   ---------------   ----------------  ----------------
Income (loss) before income taxes                          (12.4)             60.3*              (1.0)             17.0
Income tax expense (benefit)                                (4.3)             19.4               (7.8)             (4.8)
                                                   ---------------   ---------------   ----------------  ----------------
Net income (loss)                                   $       (8.1)             40.9     $          6.8    $         21.8
                                                   ===============   ===============   ================  ================

(Millions)

2002                                                   First             Second             Third            Fourth
----                                               ---------------   ---------------   ----------------  ----------------
Total revenue previously reported                  $        69.4     $        89.2     $        141.4    $        109.4
    Adjustment (see Note 1)                                 12.6              12.6               11.1               5.6
                                                   ---------------   ---------------   ----------------  ----------------
Total revenue restated                                      82.0             101.8              152.5             115.0
                                                   ---------------   ---------------   ----------------  ----------------
Income (loss) before income taxes                           (3.2)            (16.0)             (60.2)             37.2
Income tax expense (benefit)                                (1.0)             (5.5)             (19.2)             13.2
                                                   ---------------   ---------------   ----------------  ----------------
Income (loss) before cumulative effect
    of change in accounting principle                       (2.2)            (10.5)             (41.0)             24.0
                                                   ---------------   ---------------   ----------------  ----------------
Cumulative effect of change in accounting
    principle                                             (135.3)                -                  -                 -
                                                   ---------------   ---------------   ----------------  ----------------
Net income (loss)                                   $     (137.5)    $       (10.5)    $        (41.0)   $         24.0
                                                   ===============   ===============   ================  ================


* The Amendment No. 1 on Form 10-Q/A was filed with respect to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the Securities and Exchange Commission on August 12, 2003. The amendment No. 1 reflected an adjustment to the Company's net income for the six months ended June 30, 2003 and did not impact results for the three months ended June 30, 2003. The adjustment for the six months ended June 30, 2003 related to a transposition error in the line item "Policy acquisition costs deferred," with a corresponding tax effect in the line item "Income tax expense (Benefit)" in Part 1, Item I, Condensed Consolidated Statements of Income. Consequently, Part I, Item 2, Management's Narrative Analysis of the Results of Operations and Financial Condition, was updated to reflect these adjustments. Additionally, in accordance with Regulation S-X, the Certifications required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 were attached as exhibits to the 10-Q/A in Part II, Item 6, Exhibits and Reports on Form 8-K. The Amendment No. 1 did not contain updates to reflect any events occurring after the original August 12, 2003 filing of the Company's Form 10-Q for the quarterly period ended June 30, 2003. All information contained in the Amendment No. 1 was subject to updating and supplementing as provided in the Company's reports filed with the Securities and Exchange Commission, as may be amended, for periods subsequent to the date of the original filing of the Form 10-Q for the quarterly period ended June 30, 2003.

GE>


Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

          None.

Item 9A.  Controls and Procedures

          a) Within the 90-day period prior to the filing of this report, the Company carried out an evaluation, under the supervision and with the participation of its management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-14 of the Securities Exchange Act of 1934). Based on that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company's current disclosure controls and procedures are effective in ensuring that material information relating to the Company required to be disclosed in the Company's periodic SEC filings is made known to them in a timely manner.

          b) There have not been any significant changes in the internal controls of the Company or other factors that could significantly affect these internal controls subsequent to the date the Company carried out its evaluation.


                                    PART III

Item 10.  Directors and Executive Officers of the Registrant

          Omitted pursuant to General Instruction I(2) of Form 10-K, except with respect to compliance with Sections 406 and 407 of the Sarbanes-Oxley Act of 2002:

          a)   Code of Ethics for Financial Professionals
               ------------------------------------------
               The Company has approved and adopted a Code of Ethics for Financial Professionals (attached as Exhibit 14), pursuant to the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. Any waiver of the Code of Ethics will be disclosed by the Company by way of a Form 8-K filing.

          b)   Designation of Board Financial
               ------------------------------
               Expert The Company has designated David A. Wheat, Director and Chief Financial Officer of the Company, as its Board Financial Expert, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002. Because the Company is a wholly-owned subsidiary of Lion, it does not have any outside directors.

Item 11.      Executive Compensation

              Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 12.      Security Ownership of Certain Beneficial Owners and Management

              Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 13.      Certain Relationships and Related Transactions

              Omitted pursuant to General Instruction I(2) of Form 10-K.

Item 14.      Principal Accountant Fees and Services

              Omitted pursuant to General Instruction I(2) of Form 10-K.

                                     PART IV

Item 15. Exhibits, Consolidated Financial Statement Schedules and Reports on Form 8-K

         (a) The following documents are filed as part of this report:
             1. Financial statements. See Item 8 on Page 18.
             2. Financial statement schedules. See Index to Consolidated
                Financial Statement Schedules on Page 62.

Exhibits

              1.(a) Underwriting Agreement between Golden American Life Insurance Company ("Golden American" or "Registrant") and Directed Services, Inc., incorporated by reference from Exhibit 1 to Amendment No. 9 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on or about February 17, 1998 (File No. 333-87272).

              2.(a) Agreement and Plan of Merger dated June 25, 2003, by and between USG Annuity & Life Company, United Life & Annuity Insurance Company, Equitable Life Insurance Company of Iowa and Golden American, incorporated by reference in Exhibit 99-8 in the Company's Form 8K filed with the SEC on January 2, 2004 (File No. 333-87270).

              3.(a)(i) Articles of Incorporation and By-Laws Articles of Incorporation of Golden American, incorporated by reference from Exhibit 3(a) to Registrant's Registration Statement on Form S-1 filed with the SEC on June 30, 2000 (File No. 333-40596).

                   (ii) Restated Articles of Incorporation of Golden American dated June 25, 2003, providing for the redomestication of the Company to Iowa, effective January 1, 2004.

                   (iii) Amendment to Articles of Incorporation of Golden American to change the Company's name to ING USA Annuity and Life Insurance Company dated November 11, 2003, effective January 1, 2004.

                (b)(i) By-laws of Golden American, as amended, incorporated by reference from Exhibit 3(b)(ii) to the Registrant's Registration Statement on Form S-1 filed with the SEC on June 30, 2000 (File No. 333-40596).

                   (ii) Certificate of Amendment of the By-laws of MB Variable Life Insurance Company, as amended, incorporated by reference from Exhibit 3(b)(iii) to Registrant's Registration Statement on Form S-1 filed with the SEC on June 30, 2000 (File No. 333-40596).

                   (iii) Restated By-laws of Golden American dated June 25,
                         2003, providing for redomestication to Iowa, effective January 1, 2004.

                   (iv) Amendment to By-laws of Golden American dated June 25, 2003 to change the Company's name to ING USA Annuity and Life Insurance Company, effective January 1, 2004.

              4.(a) Single Premium Deferred Modified Guaranteed Annuity Contract, incorporated herein by reference to the initial Registration Statement for Golden American filed with the SEC on April 15, 2003 on Form S-2 (File No. 333-104547).

                (b) Single Premium Deferred Modified Guaranteed Annuity Contract, incorporated herein by reference to the initial Registration Statement for Golden American filed with the SEC on April 15, 2003 on Form S-2 (File No. 333-104548).

                (c) Interest in Fixed Account I under Variable Annuity Contracts, incorporated herein by reference to the initial Registration Statement for Golden American filed with the SEC on April 15, 2003 on Form S-2 (File No. 333-104539).

                (d) Interests in Fixed Account II under Variable Annuity Contracts, incorporated herein by reference to the initial Registration Statement for Golden American filed with the SEC on April 15, 2003 on Form S-2 (File No. 333-104546).

                (e) Interest in the Guaranteed Account under Variable Annuity Contracts, incorporated herein by reference to the initial Registration Statement for Golden American filed with the SEC on April 15, 2003 on Form S-2 (File No. 333-57212).

              10.A       Material Contracts

                (a) Service Agreement, dated as of January 1, 1994, between Golden American and Directed Services, Inc., incorporated by reference from Exhibit 10(b) to a Registration Statement on Form S-1 filed with the SEC on April 29, 1998 (File No. 333-51353).

                (b) Asset Management Agreement, dated January 20, 1998, between Golden American and ING Investment Management LLC, incorporated by reference from Exhibit 10(f) to Golden American's Form 10-Q filed with the SEC on August 14, 1998 (File No. 33-87272).

                (c) Reciprocal Loan Agreement, dated January 1, 1998, as amended March 20, 1998, between Golden American and ING America Insurance Holdings, Inc., incorporated by reference from Exhibit 10(g) to Golden American's Form 10-Q filed with the SEC on August 14, 1998 (File No. 33-87272).

                (d) Surplus Note, dated December 8, 1999, between Golden American and First Columbine Life Insurance Company, incorporated by reference from Exhibit 10(g) to Amendment No. 7 to a Registration Statement for Golden American on Form S-1 filed with the SEC on or about January 27, 2000 (File No. 333-28765).

                (e) Reinsurance Agreement, dated June 30, 2000, between Golden American and Equitable Life Insurance Company of Iowa, incorporated by reference from Exhibit 10(s) to Golden American's Form 10-Q filed with the SEC on August 11, 2000 (File No. 33-87272).

                (f) Services Agreement between Golden American and the affiliated companies listed on Exhibit B to that Agreement, effective January 1, 2001.

                (g) Services Agreement between Golden American and ING North American Insurance Corporation, Inc., effective January 1, 2001.

                (h) Form of Shared Services Center Services Agreement by and among ING North America Insurance Corporation
                         ("Service Provider") and Ameribest Life Insurance Company, a Georgia corporation; Equitable Life Insurance Company of Iowa, an Iowa corporation; USG Annuity & Life Company, an Oklahoma corporation; Golden American, a Delaware corporation; First Columbine Life Insurance Company, a Colorado corporation; Life Insurance Company of Georgia, a Georgia corporation; Southland Life Insurance Company, a Texas corporation; Security Life of Denver Insurance Company, a Colorado corporation; Midwestern United Life Insurance Company, an Indiana corporation; and United Life & Annuity Insurance Company, a Texas corporation, incorporated by reference from Exhibit 10(r) to Pre-Effective Amendment No. 1 to a Registration Statement on Form S-1 filed by Registrant with the SEC on or about December 11, 2001 (File No. 333-70602)

                (i) Tax Sharing Agreement between Golden American, Equitable Life Insurance Company of Iowa and USG Annuity and Life Company, effective January 1, 2001.

                (j) Tax Sharing Agreement between Golden American, ING America Insurance Holdings, Inc. and affiliated companies, effective January 1, 2001.

                (k) Amendment to Services Agreement between Golden American and affiliated companies listed in Exhibit B to that Agreement, effective January 1, 2002.

                (l) Amendment to Asset Management Agreement between Golden American and ING Investment Management LLC, effective January 1, 2003.

                (m) Administrative Services Agreement between Golden American, ReliaStar Life Insurance Company of New York and affiliated companies listed on Exhibit A to the Agreement, effective March 1, 2003.

                (n) Third Amendment to the Asset Management Agreement, between Golden American and ING Investment Management LLC, effective August 18, 2003.

                (o) Lease Agreement, dated as of April 16, 1998, by and between Golden American and Dunwoody Associates.

                (p) First Amendment to Lease Agreement, dated November 4, 1998, between Golden American and Dunwoody Associates.

                (q) Second Amendment to Lease Agreement, dated June 1, 2000, between Golden American and Dunwoody Associates.

               10.B.      Reports on Form 8K

                         Form 8K Report filed January 2, 2004, to disclose the redomestication, merger and name change of Golden American, effective January 1, 2004, incorporated by reference (File No. 033-87270).

               14.       ING Code of Ethics for Financial Professionals.

               31.1 Certificate of David A. Wheat pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

               31.2 Certificate of Keith Gubbay pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

               32.1 Certificate of David A. Wheat pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

               32.2 Certificate of Keith Gubbay pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

               Index to Consolidated Financial Statement Schedules


                                                                                            Page

Report of Independent Auditors                                                               63

I.  Summary of Investments - Other than Investments in Affiliates as of
    December 31, 2003                                                                        64

IV. Reinsurance as of and for the years ended December 31, 2003, 2002 and 2001               65

Schedules other than those listed above are omitted because they are not required or not applicable.


                         Report of Independent Auditors


The Board of Directors
ING USA Annuity and Life Insurance Company

We have audited the consolidated financial statements of ING USA Annuity and Life Insurance Company (formerly Golden American Life Insurance Company) and Subsidiary as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated March 22, 2004. Our audits also included the financial statement schedules listed in Item 15. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.



                                                          /s/ Ernst & Young LLP


Atlanta, Georgia
March 22, 2004

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule I
          Summary of Investments - Other than Investments in Affiliates
                             As of December 31, 2003
                                   (Millions)



                                                                                                              Amount
                                                                                                             Shown on
Type of Investments                                                        Cost             Value*         Balance Sheet
                                                                      ---------------   ---------------   ----------------
Fixed maturities:
    U.S. government and government agencies and authorities           $         23.8    $         23.9    $          23.9
    State, municipalities and political subdivisions                             5.0               4.6                4.6
    Public utilities securities                                                482.1             514.1              514.1
    Other U.S. corporate securities                                          2,630.8           2,747.4            2,747.4
    Foreign securities (1)                                                     628.2             653.0              653.0
    Mortgage-backed securities                                                 790.0             791.4              791.4
    Other asset-backed securities                                              487.1             488.9              488.9
                                                                      ---------------   ---------------   ----------------
           Total fixed maturities                                            5,047.0           5,223.3            5,223.3
                                                                      ---------------   ---------------   ----------------
Total equity securities                                                          5.3               5.6                5.6
                                                                      ---------------   ---------------   ----------------
Short term investments                                                          17.7              17.7               17.7
Mortgage loans                                                                 847.6             878.1              847.6
Policy loans                                                                    17.5              17.5               17.5
                                                                      ---------------   ---------------   ----------------
           Total other investments                                    $        882.8    $        913.3    $         882.8
                                                                      ===============   ===============   ================


*    See Notes 2 and 3 of Notes to Consolidated  Financial  Statements.

(1) The term "foreign" includes foreign governments, foreign political subdivisions, foreign public utilities and all other bonds of foreign issuers. Substantially all of the Company's foreign securities are denominated in U.S. dollars.

                   ING USA Annuity and Life Insurance Company,
                 formerly Golden American Life Insurance Company
          (A wholly-owned subsidiary of Lion Connecticut Holdings Inc.)
                                   Schedule IV
                             Reinsurance Inforamtion
         As of and for the years ended December 31, 2003, 2002 and 2001
                                   (Millions)



                                                                                                        Percentage of
(Millions)                                   Gross           Ceded         Assumed          Net         assumed to net
                                          -------------   -------------  -------------  -------------   ---------------

Year ended December 31, 2003
Life insurance in force                     $ 154.0          $ 79.3          $ -           $ 74.7              0.0%

Year ended December 31, 2002
Life insurance in force                     $ 158.7          $ 90.7          $ -           $ 68.0              0.0%

Year ended December 31, 2001
Life insurance in force                     $ 169.3          $ 94.8          $ -           $ 74.5              0.0%


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ING USA Annuity and Life Insurance Company

                                                     (Registrant)

March 25, 2004                      By /s/ David A. Wheat
---------------                        -----------------------------------------
    (Date)                                 David A. Wheat
                                           Director, Senior Vice President and
                                           Chief Financial Officer
                                           (Duly Authorized Officer and
                                            Principal Financial Officer)


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on or before March 25, 2004.

Signatures
Title

 /s/        David A. Wheat                   Director, Senior Vice President and
 --------------------------------------      Chief Financial Officer
            David A. Wheat



/s/        Keith Gubbay                      Director and President
---------------------------------------
           Keith Gubbay


/s/        Thomas J. McInerney               Director and Chairman
---------------------------------------
           Thomas J. McInerney


/s/        Jacques de Vaucleroy              Director
---------------------------------------
           Jacques de Vaucleroy


/s/        Kathleen A. Murphy                Director
---------------------------------------
           Kathleen A. Murphy

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

I, David A. Wheat, certify that:

     1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    March 25, 2004

By       /s/ David A. Wheat
         ----------------------------------------------------
             David A. Wheat
             Director, Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

I, Keith Gubbay, certify that:

     1. I have reviewed this annual report on Form 10-K of ING USA Annuity and Life Insurance Company and Subsidiary;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

          a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

          a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

          b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.


Date:    March 25, 2004

By       /s/ Keith Gubbay
         ----------------------------------------
             Keith Gubbay
             Director and President
             (Duly Authorized Officer and Principal Officer)

                                                                    EXHIBIT 32.1

                                 CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 25, 2004                  By    /s/ David A. Wheat
---------------                       ------------------------------------------
    (Date)                                David A. Wheat
                                          Director, Senior Vice President and
                                          Chief Financial Officer

                                                                    EXHIBIT 32.2

                                  CERTIFICATION


Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ING USA Annuity and Life Insurance Company (the "Company") hereby certifies that, to the officer's knowledge, the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 25, 2004                 By    /s/ Keith Gubbay
---------------                      -------------------------------------------
     (Date)                              Keith Gubbay
                                         Director and President


Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     Included are the financial statements of ELIC (the survivor to the merger with Ameribest Life Insurance Company, an affiliate, on January 1, 2003), USG, and ULA, prepared in conformity with statutory accounting principles ("SAP") (financial statements for these entities were not historically prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP")). These statements include audited statutory basis financial statements for the years ended December 31, 2003 and 2002.

     See (c) Exhibits for financial statements.

(b) Pro Forma Financial Information in Accordance with Accounting Principles Generally Accepted in the United States of America

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003

     Unaudited Pro Forma Condensed Consolidated Statements of Income for the Years Ended December 31, 2003, 2002 and 2001.

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements as of December 31, 2003, and for the periods ended December 31, 2003, 2002 and 2001.

     The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of ING USA, ELIC, USG, and ULA, and has been prepared to illustrate the effects of the merger of ELIC, USG, and ULA, with and into Golden. The unaudited pro forma condensed consolidated financial information is presented for illustration purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated, nor is it necessarily indicative of future operating results or financial position of the consolidated company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2003
--------------------------------------------------------------------------------

                                                                                              Pro Forma       Pro Forma
(Millions)                                   ING USA        ELIC         USG         ULA     Adjustments    Consolidated
                                          -------------------------------------------------------------------------------

Assets
Investments:
   Fixed maturities, available for
     sale, at fair value                  $  5,223.3     $  3,873.7   $  6,406.5   $   594.4   $       -       $16,097.9
   Equity securities, at fair value:
     Common stock                                5.6            18.1           -           -           -            23.7
     Preferred stock                               -             0.4         1.3           -           -             1.7
     Investment in mutual funds                    -            94.9           -           -           -            94.9
     Investment in subsidiaries                    -         1,799.0           -           -    (1,799.0)(1)           -
   Mortgage loans on real estate               847.6         1,027.2     1,477.0        36.8           -         3,388.6
   Real estate                                     -             1.8         2.7           -           -             4.5
   Policy loans                                 17.5           126.5        32.2         0.9           -           177.1
   Short-term investments                       17.7               -         0.3           -           -            18.0
   Other investments                               -           237.9       (72.3)        7.7      (135.0)(2)        38.3
                                          -------------------------------------------------------------------------------

Total investments                            6,111.7         7,179.5     7,847.7       639.8    (1,934.0)       19,844.7

Cash and cash equivalents                       17.9            32.3        34.0         3.7           -            87.9
Accrued investment income                       65.4            44.1        68.6         7.6           -           185.7
Reinsurance recoverable                         13.0             2.1         0.3           -           -            15.4
Receivable for securities sold                  10.2             0.1         0.3           -           -            10.6
Deferred policy acquisition costs              835.3           825.1       162.9         3.4           -         1,826.7
Value of business acquired                       8.5            64.3        34.4         4.3           -           111.5
Due from affiliates                              4.2               -           -           -           -             4.2
Other assets                                    14.7             8.0        (2.4)        0.9           -            21.2
Assets held in separate accounts            17,112.6         1,044.4           -        63.2           -        18,220.2
                                          -------------------------------------------------------------------------------
Total assets                              $ 24,193.5      $  9,199.9   $ 8,145.8   $   722.9   $(1,934.0)     $ 40,328.1
                                          ===============================================================================

Liabilities and Shareholder's Equity
Policy liabilities and accruals:
   Future policy benefits and claims
     reserves                             $  5,277.3      $  5,644.7   $ 7,298.2   $   560.8   $       -      $ 18,781.0
Notes to affiliates                            170.0               -           -           -      (135.0)(2)        35.0
Due to affiliates                                  -           (54.4)        0.2         1.4           -           (52.8)
Payables for securities purchased                  -               -           -           -           -               -
Borrowed money                                 120.1           177.0       309.8           -           -           606.9
Current income taxes                             3.9            18.4        (2.3)       (0.6)          -            19.4
Deferred income taxes                          126.0           (54.8)       10.6        (2.8)          -            79.0
Other liabilities                               31.0            94.4        82.9         1.8           -           210.1
Liabilities related to separate
  accounts                                  17,112.6         1,044.4           -        63.2           -        18,220.2
                                          -------------------------------------------------------------------------------
Total liabilities                           22,840.9         6,869.7     7,699.4       623.8      (135.0)       37,898.8
                                          -------------------------------------------------------------------------------
Shareholder's equity
   Common stock                                  2.5             5.0         2.5         8.4       (15.9)(1)(3)      2.5
   Additional paid-in capital                1,358.4         3,600.3     1,468.2       188.7    (2,815.7)(1)(3)  3,799.9
   Accumulated other comprehensive income       64.2           138.6        48.2         5.4      (112.4)(1)       144.0
   Retained deficit                            (72.5)       (1,413.7)   (1,072.5)     (103.4)    1,145.0 (1)    (1,517.1)
                                          -------------------------------------------------------------------------------
Total shareholder's equity                   1,352.6         2,330.2       446.4        99.1    (1,799.0)        2,429.3
                                          -------------------------------------------------------------------------------
Total liabilities and shareholder's
  equity                                  $ 24,193.5      $  9,199.9   $ 8,145.8     $ 722.9   $(1,934.0)     $ 40,328.1
                                          ===============================================================================

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2003
--------------------------------------------------------------------------------


                                                                                                      Pro Forma        Pro Forma
(Millions)                                  ING USA         ELIC           USG            ULA        Adjustments     Consolidated
                                         -------------- ------------- -------------- -------------- --------------   --------------

Revenue:
   Premiums                               $       -      $     26.7    $       0.8    $        -      $        -      $     27.5
   Fee income                                 330.2            47.8           16.0           2.2               -           396.2
   Net investment income                      320.3           314.3          452.5          34.0           (10.2)(2)     1,110.9
   Net realized capital gains (losses)        (36.2)           (0.5)          (3.7)         11.0               -           (29.4)
   Other income (loss)                         (0.2)            4.5           (1.1)          0.6               -             3.8
                                         -------------- ------------- -------------- -------------- --------------   --------------
Total revenue                                 614.1           392.8          464.5          47.8           (10.2)        1,509.0
                                         -------------- ------------- -------------- -------------- --------------   --------------

Benefits, losses and expenses:
   Benefits:
     Interest credited and other
       benefits to policyholders              320.1           306.6          370.7          23.7               -         1,021.1
   Underwriting, acquisition, and
     insurance expenses:
       General expenses                       123.8            58.2           37.6           3.3               -           222.9
       Commissions                            250.3            37.2           48.1           0.5               -           336.1
       Policy acquisition costs deferred     (210.8)         (219.5)         (61.4)         (0.4)              -          (492.1)
   Amortization of deferred policy
     acquisition costs and value of
     business acquired                        184.7            99.4           57.8           6.1               -           348.0
   Other:
     Expense and charges reimbursed
       under modified coinsurance
       agreements                            (131.6)          132.5              -             -               -             0.9
     Interest expense                          13.7             6.5            5.7             -           (10.2)(2)        15.7
                                         -------------- ------------- -------------- -------------- --------------   --------------
Total benefits, losses and expenses           550.2           420.9          458.5          33.2           (10.2)        1,452.6
                                         -------------- ------------- -------------- -------------- --------------   --------------
Income (loss) before income taxes              63.9           (28.1)           6.0          14.6               -            56.4
Income tax expense (benefit)                    2.5           (10.5)           2.1           5.1               -            (0.8)
Equity in subsidiaries                            -            65.3              -             -           (65.3)(4)           -
                                         -------------- ------------- -------------- -------------- --------------   --------------
Net income (loss)                         $    61.4       $    47.7     $      3.9     $     9.5      $    (65.3)     $     57.2
                                         ============== ============= ============== ============== ==============   ==============

Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2002
--------------------------------------------------------------------------------


                                                                                                  Pro Forma        Pro Forma
(Millions)                                  ING USA        ELIC          USG          ULA        Adjustments     Consolidated
                                          ------------ ------------- ------------ ------------  --------------   --------------

Revenue:
   Premiums                               $        -    $     30.2    $     1.1    $      -      $       -         $      31.3
   Fee income                                  204.0          54.0         20.0         3.7              -               281.7
   Net investment income                       197.7         249.7        416.6        44.1          (12.2)(2)           895.9
   Net realized capital gains (losses)           4.2         (43.7)       (65.7)        2.1              -              (103.1)
   Other income (loss)                           3.5          10.3          2.4         0.1              -                16.3
                                          ------------ ------------- ------------ ------------  --------------   --------------
Total revenue                                  409.4         300.5        374.4        50.0          (12.2)            1,122.1
                                          ------------ ------------- ------------ ------------  --------------   --------------

Benefits, losses and expenses:
   Benefits:
     Interest credited and other
       benefits to policyholders               276.5         246.0        370.5        26.8              -               919.8
   Underwriting, acquisition, and
     insurance expenses:
       General expenses                        139.7          46.5         33.0         1.0              -               220.2
       Commissions                             288.7          41.5         71.7         0.6              -               402.5
       Policy acquisition costs deferred      (292.2)       (186.6)       (80.2)          -              -              (559.0)
   Amortization of deferred policy
     acquisition costs and value of
     business acquired                         127.8         126.0         44.5         3.8              -               302.1
   Other:
     Expense and charges reimbursed
       under modified coinsurance
       agreements                             (104.9)        100.9            -           -              -                (4.0)
      Interest expense                          16.0           6.9          6.1           -          (12.2)(2)            16.8
                                          ------------ ------------- ------------ ------------  --------------   --------------
Total benefits, losses and expenses            451.6         381.2        445.6        32.2          (12.2)            1,298.4
                                          ------------ ------------- ------------ ------------  --------------   --------------

Income (loss) before income taxes              (42.2)        (80.7)       (71.2)       17.8              -              (176.3)
Income tax expense (benefit)                   (12.5)        (29.0)       (24.9)        6.2              -               (60.2)
Equity in subsidiaries                             -         (76.0)           -           -           76.0(4)                -
                                          ------------ ------------- ------------ ------------  --------------   --------------

Income (loss) before cumulative effect
    of change in accounting principle      $   (29.7)    $  (127.7)    $  (46.3)    $  11.6       $   76.0        $     (116.1)
                                          ============ ============= ============ ============  ==============   ==============


Unaudited Pro Forma Condensed Consolidated Statement of Income for the
Year Ended December 31, 2001
--------------------------------------------------------------------------------


                                                                                                     Pro Forma       Pro Forma
(Millions)                                 ING USA         ELIC           USG            ULA        Adjustments    Consolidated
                                        -------------- -------------- ------------- -------------- --------------  --------------

Revenue:
   Premiums                             $        -      $     33.2     $      1.1     $      -       $      -       $     34.3
   Fee income                                188.9            56.7           23.9          4.8              -            274.3
   Net investment income                      94.4           234.7          481.0         54.1          (14.3)(2)        849.9
   Net realized capital gains (losses)        (6.5)          (32.7)         (55.5)         1.3              -            (93.4)
   Other income (loss)                           -             9.4            1.4            -              -             10.8
                                        -------------- -------------- ------------- -------------- --------------  --------------
Total revenue                                276.8           301.3          451.9         60.2          (14.3)         1,075.9
                                        -------------- -------------- ------------- -------------- --------------  --------------

Benefits, losses and expenses:
   Benefits:
     Interest credited and other
       benefits to policyholders             209.0           179.2          356.1         38.9              -            783.2
   Underwriting, acquisition, and
     insurance expenses:
       General expenses                      119.9            94.7           23.3          3.3              -            241.2
       Commissions                           232.4            51.0           35.4          0.7              -            319.5
       Policy acquisition costs
         deferred                           (128.2)         (312.6)         (47.1)        (0.6)             -           (488.5)
   Amortization of deferred policy
     acquisition costs and value of
     business acquired                        49.6            55.6           65.3          4.4              -            174.9
   Goodwill                                    4.2            13.0           19.1          1.1              -             37.4
   Other:
     Expense and charges reimbursed
       under modified coinsurance
       agreements                           (225.6)          224.6              -            -              -             (1.0)
     Interest expense                         19.4             7.3           10.8          0.3          (14.3)(2)         23.5
                                        -------------- -------------- ------------- -------------- --------------  --------------
Total benefits, losses and expenses          280.7           312.8          462.9         48.1          (14.3)         1,090.2
                                        -------------- -------------- ------------- -------------- --------------  --------------
Income (loss) before income taxes             (3.9)          (11.5)         (11.0)        12.1              -            (14.3)
Income tax expense (benefit)                   0.1             0.5            2.8          4.6              -              8.0
Equity in subsidiaries                           -           (17.8)             -            -           17.8(4)             -
                                        -------------- -------------- ------------- -------------- --------------  --------------
Net income (loss)                       $     (4.0)     $    (29.8)    $    (13.8)  $      7.5       $   17.8       $    (22.3)
                                        ============== ============== ============= ============== ==============  ==============

1.   Pro Forma Consolidation

     Statement of Financial Accounting Standards No. 141, Business Combinations ("FAS 141"), excludes transfers of net assets or exchanges of shares between entities under common control, and notes that certain provisions under Accounting Principles Board Opinion No. 16, Business Combinations ("APB 16"), provide a source of guidance for such transactions. In accordance with APB 16, financial information of the combined entity is presented as if the entities had been combined for the full year, and all comparative financial statements are restated and presented as if the entities had previously been combined, in a manner similar to a pooling-of-interests.

     The unaudited pro forma condensed consolidated financial statements have been prepared in a manner similar to a pooling-of-interests, in accordance with the provisions of APB 16 in order to present the condensed financial position and results of operations of ING USA Annuity and Life Insurance Company ("ING USA"), Equitable Life Insurance Company of Iowa ("ELIC"), United Life & Annuity Insurance Company ("ULA"), and USG Annuity & Life Company ("USG"), as if the entities had previously been combined. The unaudited pro forma condensed consolidated balance sheet and income statements give effect to the consolidation transaction as if it had occurred on December 31, 2003 and January 1, 2000, respectively.

     Following is a description of the pro forma adjustments that have been made to the financial statements. All pro forma adjustments are elimination entries related to intercompany transactions between the entities, as required by accounting principles generally accepted in the United States of America. There were no other pro forma adjustments.

     (1) Prior to the merger, ING USA and USG were wholly owned subsidiaries of ELIC. The pro forma adjustment eliminates the ELIC investment in ING USA and USG subsidiaries.

     (2) Prior to the merger, ING USA had an outstanding surplus note payable to ELIC. The pro forma adjustment eliminates the surplus note and related interest between ING USA and ELIC.

     (3) All of the shares of capital stock of ELIC, USG, and ULA, will be canceled and retired, and ceased to exist, as of the merger with ING USA.

     (4) Prior to the merger, ING USA and USG were wholly owned subsidiaries of ELIC. The pro forma adjustment eliminates the ELIC equity in ING USA and USG income.

2.   Accounting for Goodwill and Intangible Assets

     The cumulative effect of change in accounting principle for the unaudited pro forma condensed consolidated income statements for the year ended December 31, 2002, reflects the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, ("FAS 142"). During 2002, ING USA and the Merger Companies adopted FAS 142.

     The adoption of this standard resulted in an impairment loss of $1,298.5 million in 2002. This impairment loss represented the entire carrying amount of goodwill, net of accumulated amortization, and is recorded as a change in accounting principle for year ended December 31, 2002.

     Effective January 1, 2002, ING USA and the Merger Companies applied the non-amortization provision (net of tax) of the new standard, which resulted in an increase in net income of $37.0 million for the twelve months ended December 31, 2002. Had ING USA and the Merger Companies been accounting for goodwill under FAS 142 for all periods presented, the Company's net income
     (loss) would have been as follows:


                                                                                  Year ended
                                                                                  December 31,
        (Millions)                                                                   2001
                                                                                --------------

        Pro forma consolidated net income (loss)                                $       (22.3)
        Add back goodwill amortization, net of tax                                       37.0
                                                                                --------------
        Adjusted pro forma consolidated net income                              $        14.7
                                                                                ==============


3.   Statutory Merger

     On January 1, 2003, Ameribest Life Insurance Company ("AMB"), an affiliated life insurance company domiciled in Georgia, was merged with ELIC.

     As FAS 141 excludes transfers of net assets or exchanges of shares between entities under common control, the merger was based on certain provisions under APB 16, which provide a source of guidance for such transactions.

     The unaudited pro forma condensed consolidated financial statements have been prepared in a manner similar to a pooling-of-interests, in accordance with the provisions of APB 16, in order to present the condensed results of operations of ELIC and AMB as if the entities had previously been combined. The pro forma condensed consolidated income statements give effect to the consolidation transaction as if it had occurred on January 1, 2001.

(c)    Exhibits

       Reference
       Number         Page       Exhibit Description

       99.1           1-40       Audited  statutory  basis  financial
                                 statements for the years ended December 31, 2003 and 2002, for Equitable Life Insurance
                                 Company of Iowa, including Report of
                                 Independent Auditors.

       99.2           1-33       Audited statutory basis financial  statements
                                 for the years ended December 31, 2003 and 2002, for USG Annuity & Life Company, including
                                 Report of Independent Auditors.

       99.3           1-32       Audited  statutory  basis  financial
                                 statements for the years ended December 31, 2003 and 2002, for United Life & Annuity
                                 Insurance Company, including Report of
                                 Independent Auditors.

                                                                    Exhibit 99.1



                         Report of Independent Auditors

Board of Directors and Stockholder
ING USA Annuity and Life Insurance Company

We have audited the accompanying statutory basis balance sheets of Equitable Life Insurance Company of Iowa ("the Company" which, effective January 1, 2004, merged with an affiliate ING USA Annuity and Life Insurance Company, an indirect wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2003 and 2002, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Iowa Division of Regulatory Agencies of the State of Iowa, Iowa Insurance Division, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in
Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2003 and 2002 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equitable Life Insurance Company of Iowa at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Iowa Insurance Division.



                                                               /s/ Ernst & Young


March 22, 2004

                    Equitable Life Insurance Company of Iowa
                        Balance Sheets - Statutory Basis


                                                                                            December 31
                                                                                     2003                 2002
                                                                                -----------------------------------
                                                                                           (In Thousands)
Admitted assets
Cash and invested assets:
  Bonds                                                                          $ 3,758,375          $ 3,207,349
  Preferred stocks                                                                       441                  441
  Common stocks                                                                      112,959              120,285
  Subsidiaries                                                                     1,073,826              811,079
  Mortgage loans                                                                   1,024,031              864,597
  Real estate, less accumulated depreciation (2003-$0;
    2002-$339)                                                                         1,800                3,651
  Contract loans                                                                     126,488              130,790
  Other invested assets                                                              247,753              180,120
  Cash and short-term investments                                                    136,325               28,002
                                                                                -----------------------------------
Total cash and invested assets                                                     6,481,998            5,346,314
Deferred and uncollected premiums, less loading (2003- $801,
  2002- $785)                                                                         63,386               64,607
Accrued investment income                                                             44,056               47,007
Reinsurance balances recoverable                                                       1,805                  785
Data processing equipment, less accumulated depreciation
  (2003-$6,791; 2002-$5,459)                                                              58                  186
Indebtedness from related parties                                                      5,015              108,320
Federal income tax recoverable (including $20,472 and $571 net
  deferred tax assets at December 31, 2003 and 2002, respectively)                    20,472               53,912
Separate account assets                                                            1,044,925              959,377
Other assets                                                                         442,871              303,168
                                                                                -----------------------------------
Total admitted assets                                                            $ 8,104,586          $ 6,883,676
                                                                                ===================================


   The accompanying notes are an integral part of these financial statements.

                    Equitable Life Insurance Company of Iowa
                        Balance Sheets - Statutory Basis

                                                                                          December 31
                                                                                      2003             2002
                                                                                ----------------------------------
                                                                                          (In Thousands,
                                                                                      except share amounts)
Liabilities and capital surplus
Liabilities:
  Policy and contract liabilities:
    Life and annuity reserves                                                    $ 4,818,747        $ 4,294,323
    Deposit type contracts                                                           620,717            190,201
    Policyholders' funds                                                                 252                310
    Dividends payable                                                                 16,905             23,795
    Unpaid claims                                                                      1,195              2,227
                                                                                ----------------------------------
  Total policy and contract liabilities                                            5,457,816          4,510,856
  Accounts payable and accrued expenses                                               36,740             31,714
  Indebtedness to related parties                                                    133,258             66,265
  Asset valuation reserve                                                             38,410             26,123
  Interest maintenance reserve                                                        29,987             15,472
  Federal income taxes payable                                                        18,417                  -
  Borrowed money, net                                                                176,983            148,996
  Other liabilities                                                                  (13,244)           (19,337)
  Separate account liabilities                                                     1,044,925            959,377
                                                                                ----------------------------------
Total liabilities                                                                  6,923,292          5,739,466
Capital and surplus:
   Common stock: $1.00 par value; authorized 7,500,000 shares,
     issued and outstanding 5,000,300 shares                                           5,000              5,000
   Paid in and contributed surplus                                                 1,236,632          1,236,632
   Unassigned deficit                                                                (60,338)           (97,422)
                                                                                ----------------------------------
Total capital and surplus                                                          1,181,294          1,144,210
                                                                                ----------------------------------
Total liabilities and capital and surplus                                        $ 8,104,586        $ 6,883,676
                                                                                ==================================


   The accompanying notes are an integral part of these financial statements.

                    Equitable Life Insurance Company of Iowa
                   Statements of Operations - Statutory Basis


                                                                                     Year ended December 31
                                                                                     2003              2002
                                                                                ----------------------------------
                                                                                         (In Thousands)
Premiums and other revenues:
   Life, annuity, and accident and health premiums                               $ 2,133,311         $ 1,839,818
   Policy proceeds and dividends left on deposit                                       2,026               1,840
   Net investment income                                                             307,296             247,193
   Amortization of interest maintenance reserve                                       (2,855)             (1,930)
   Commissions, expenses paid and other miscellaneous expenses                            86                 179
   Other income                                                                       17,534              23,058
                                                                                ----------------------------------
Total premiums and other revenues                                                  2,457,398           2,110,158
Benefits paid or provided:
  Death benefits                                                                      41,587              44,630
  Annuity benefits                                                                   114,717             124,590
   Surrender benefits                                                                683,949             692,942
   Interest on policy or contract funds                                               10,524               5,440
   Other benefits                                                                      6,398               7,943
   Increase in life, annuity, and accident and health reserves                     1,433,202           1,201,144
   Net transfers from separate accounts                                             (121,443)           (135,686)
                                                                                ----------------------------------
Total benefits paid or provided                                                    2,168,934           1,941,003
Insurance expenses:
  Commissions                                                                        206,214             158,533
  General expenses                                                                    54,442              44,751
  Insurance taxes, licenses and fees, excluding federal income taxes                   2,581               3,824
  Other deductions                                                                     2,281                 756
                                                                                ----------------------------------
Total insurance expenses                                                             265,518             207,864
                                                                                ----------------------------------
Gain (loss) from operations before policyholder dividends, federal
  income taxes and net realized capital gains (losses)                                22,946             (38,709)
Dividends to policyholders                                                            13,683              23,406
                                                                                ----------------------------------
Gain (loss) from operations before federal income taxes and net realized
   capital gains (losses)                                                              9,263             (62,115)
Federal income taxes                                                                  26,865              37,810
                                                                                ----------------------------------
Loss from operations before net realized capital gains (losses)                      (17,602)            (99,925)
Net realized capital gains (losses) net of income tax expense (benefit)
   2003 - $(9,263) and 2002 - $(10,546); and excluding net transfers to the
   interest maintenance reserve 2003 - $11,660 and 2002 - $3,157                       2,597             (22,521)
                                                                                ----------------------------------
Net loss                                                                         $   (15,005)        $  (122,446)
                                                                                ==================================


   The accompanying notes are an integral part of these financial statements.

                    Equitable Life Insurance Company of Iowa
         Statements of Changes in Capital and Surplus - Statutory Basis


                                                                                      Year ended December 31
                                                                                      2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)
Common stock:
  Balance at beginning and end of year                                          $     5,000          $     5,000
                                                                                -------------        -------------
Paid-in and contributed surplus:
   Balance at beginning of year                                                   1,236,632              721,632
   Capital contributions                                                                  -              515,000
                                                                                -------------        -------------
   Balance at end of year                                                         1,236,632            1,236,632
                                                                                -------------        -------------
Unassigned deficit:
   Balance at beginning of year                                                     (97,422)             329,096
   Net loss                                                                         (15,005)            (122,446)
   Change in net unrealized capital gains or losses                                  40,085             (307,450)
   Change in nonadmitted assets                                                       7,194              (58,896)
   Change in asset valuation reserve                                                (12,287)                 670
   Change in net deferred income tax                                                 17,097               61,604
                                                                                -------------        -------------
   Balance at end of year                                                           (60,338)             (97,422)
                                                                                -------------        -------------
Total capital and surplus                                                       $ 1,181,294          $ 1,144,210
                                                                                =============        =============


   The accompanying notes are an integral part of these financial statements.

                    Equitable Life Insurance Company of Iowa
                   Statements of Cash Flows - Statutory Basis


                                                                                        Year ended December 31
                                                                                     2003                2002
                                                                                -------------       ---------------
                                                                                          (In Thousands)
Operations
Premiums, policy proceeds, and other
  considerations received, net of reinsurance paid                              $  2,134,739        $    1,780,915
Net investment income received                                                       375,667               293,438
Commissions, expenses paid and miscellaneous expenses                             (1,130,672)              (920,278)
Benefits paid                                                                       (990,503)             (875,116)
Net transfers from separate accounts                                                 125,168               148,848
Dividends paid to policyholders                                                      (20,097)              (23,568)
Federal income taxes received (paid)                                                  54,155               (47,836)
Other revenues                                                                        19,771                24,690
                                                                                -------------       ---------------
Net cash provided by operations                                                      568,228               381,093

Investment activities
Proceeds from sales, maturities, or repayments of investments:
  Bonds                                                                            4,136,759             3,714,591
  Preferred and common stocks                                                         28,835                   357
  Mortgage loans                                                                     164,802               103,567
  Real estate                                                                          1,550                 2,241
  Other invested assets                                                                  970                51,647
  Net (losses) gains on cash and short term investments                                 (312)                    3
  Miscellaneous proceeds                                                                 139                84,645
                                                                                -------------        --------------
Net proceeds from sales, maturities, or repayments of investments                  4,332,743             3,957,051

Cost of investments acquired:
  Bonds                                                                            4,739,924             4,117,843
  Preferred and common stocks                                                        246,024               556,492
  Mortgage loans                                                                     324,206               121,122
  Other invested assets                                                                  509                   844
  Miscellaneous applications                                                          71,432               106,949
                                                                                -------------        --------------
Total cost of investments acquired                                                 5,382,095             4,903,250
Net change in contract loans                                                           4,302                 9,638
                                                                                -------------        --------------
Net cash used in investment activities                                            (1,045,050)             (936,561)

Financing and miscellaneous activities
Cash provided:
  Capital and surplus paid-in                                                              -               506,300
  Borrowed money                                                                      27,987                13,008
  Net deposits on deposit-type contract funds                                        412,265                21,616
  Other uses                                                                         144,893               (42,858)
                                                                                -------------        --------------
Net cash provided by financing and miscellaneous activities                          585,145               498,066
                                                                                -------------        --------------
Net change in cash and short-term investments                                        108,323               (57,402)
Cash and short-term investments:
   Beginning of year                                                                  28,002                85,404
                                                                                -------------        --------------
   End of year                                                                  $    136,325         $      28,002
                                                                                =============        ==============


   The accompanying notes are an integral part of these financial statements.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     Equitable Life Insurance Company of Iowa (the Company) is domiciled in Iowa and is a wholly owned subsidiary of Lion Connecticut Holdings, Inc., which is a wholly-owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). Effective January 1, 2004, the Company merged into an affiliate, ING USA Annuity and Life Insurance Company, a wholly-owned subsidiary of Lion Connecticut Holdings, Inc.

     The Company  offers  various  insurance  products  including  deferred  and immediate annuities, variable annuities, and interest sensitive and traditional life insurance. These products are marketed by the Company's career agency force, independent insurance agents, broker/dealers, and financial institutions. The Company's primary customers are individuals. The Company is presently licensed in 49 states, the District of Columbia and Puerto Rico.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     On December 12, 2002, the Board of Directors of the Company approved a plan of merger with an affiliate of the Company, Ameribest Life Insurance Company, a Georgia domiciled company, effective January 1, 2003. The Company was the surviving corporation of the transaction. The 1,666,666.67 issued and outstanding shares of Ameribest Life Insurance Company were retired and canceled upon the effective time and date of the merger. The Georgia Department of Insurance approved the merger on December 18, 2002 and the Iowa Department of Insurance approved the merger on December 27, 2002, with the effective date of the merger being January 1, 2003. The accompanying financial statements have been restated as though the merger took place prior to all periods presented. Pre-merger separate company revenue, net loss and other capital and surplus adjustments for the twelve months ended December 31, 2002, were $2,082,573,000, $(119,795,000) and
     $210,415,000 respectively for the Company and $27,585,000, $(2,651,000) and
     $513,000 respectively for Ameribest.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the State of Iowa (Iowa Insurance Division), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------
     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book. The asset is then written down to fair value.

     Investments in real estate are reported net of related obligations rather than on a gross basis. Real estate owned and occupied by the Company is included in investments rather than reported as an operating asset as under GAAP, and investment income and operating expenses include rent for the Company's occupancy of those properties. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP.

     SSAP 31 applies to derivative transactions prior to January 1, 2003. The Company also follows the newly adopted hedge accounting guidance in SSAP 86 for derivative transactions entered into or modified on or after January 1, 2003. Under this guidance, derivatives that are deemed effective hedges are accounted for in a manner which is consistent with the underlying hedged item. Derivatives used in hedging transactions that do not meet the requirements of SSAP 86 as an effective hedge are carried at fair value with the change in value recorded in surplus as unrealized gains or losses. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately. An embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholders' equity rather than to income as required for fair value hedges.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve
     (IMR) in the accompanying balance sheets.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Subsidiaries: The accounts and operations of the Company's subsidiaries are not consolidated with the accounts and operations of the Company as would be required under GAAP.

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheet.

     Employee Benefits: For purposes of calculating the Company's postretirement benefit obligation, only vested participants and current retirees are included in the valuation. Under GAAP, active participants not currently vested are also included.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Policyholder Dividends: Policyholder dividends are recognized when declared rather than over the term of the related policies.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Surplus Notes: Surplus notes are reported as a component of surplus. Under statutory accounting practices, no interest is recorded on the surplus notes until payment has been approved by the Iowa Division of Insurance. Under GAAP, surplus notes are reported as liabilities and the related interest is reported as a charge to earnings over the term of the note.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Investments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value. Nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

          Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/(losses) are reported in unassigned surplus along with adjustment for federal income taxes.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of the time and the extent to which the market value has been less than cost; the financial condition and near-term prospects of the issuer; future economic conditions and market forecasts; and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

          The Company uses derivatives such as interest rate swaps, caps and floors and options as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

          Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

          Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

          The derivatives are reported in a manner that is consistent with the hedged asset or liability. All derivatives are reported at amortized cost with the exception of the S&P Options. The S&P Options are reported at fair value since the liabilities that are being hedged are reported at fair value. The unrealized gains or losses from the S&P Options are reported in investment income. Upon termination of a derivative that qualified for hedge accounting, the gain or loss is deferred in IMR or adjusts the basis of the hedged item.

          The Company's insurance subsidiaries are reported at their underlying statutory basis net assets plus the admitted portion of goodwill. Dividends from subsidiaries are included in net investment income. The remaining net change in the subsidiaries' equity is included in the change in net unrealized capital gains or losses.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Contract loans are reported at unpaid principal balances.

          Land is reported at cost. Real estate occupied by the company is reported at depreciated cost; other real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

          For reverse repurchase agreements, Company policies require a minimum of 95% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

          Reverse dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Partnership agreements, which are included in other invested assets, are reported at the underlying audited GAAP equity of the investee.

          Residual collateralized mortgage obligations, which are included in other invested assets, are reported at amortized cost using the effective interest rate method.

          Realized capital gains and losses are determined using the specific identification method.

          Cash on hand includes cash equivalents. Cash equivalents are short-term investments that are both readily convertible to cash and have an original maturity date of three months or less. Short-term investments are carried at amortized cost, which approximates market value.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 2.25% to 10%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating. For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The amount of insurance in force for which the gross premiums are less than the net premiums, according to the standard of valuation required by the State of Iowa is $239,161,000 at December 31, 2003. The amount of reserves for policies on which gross premiums are less than the net premiums deficiency reserves is $1,514,000 at December 31, 2003.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Data Processing Equipment

     Electronic data processing equipment is carried at cost less accumulated depreciation. Depreciation for major classes of assets is calculated on a straight-line basis over the estimated useful lives of the assets.

     Participating Insurance

     Participating business approximates less than 12% of the Company's ordinary life insurance in force and less than 1% of premium income. The amount of dividends to be paid is determined annually by the Board of Directors. Amounts allocable to participating policyholders are based on published dividend projections or expected dividend scales. Dividends of $13,683,000 and $23,406,000 were incurred 2003 and 2002, respectively.

     Pension Plans

     The Company provides noncontributory retirement plans for substantially all employees and certain agents. Pension costs are charged to operations as contributions are made to the plan. The Company also provides a contributory retirement plan for substantially all employees.

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:


                                                                                             December 31
                                                                                     2003                   2002
                                                                                ----------------      ---------------
                                                                                           (In Thousands)

     Deferred federal income taxes                                              $     154,178         $     160,490
     Agents' debt balances                                                                376                   267
     Furniture and equipment                                                            2,668                 4,337
     Leasehold improvements                                                               902                 1,033
     Deferred and uncollected premium                                                     145                   426
     Commuted commission                                                                  829                 1,108
     Suspense debts                                                                     4,264                 3,586
     Other                                                                                922                   231
                                                                                ----------------      ---------------
     Total nonadmitted assets                                                   $     164,284         $     171,478
                                                                                ================      ===============


     Changes in nonadmitted assets are generally reported directly in surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in surplus as a change in unrealized capital gains or losses.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments (with a maturity of less than one year at date of acquisition).

     The Company borrowed $665,500,000 and repaid $698,900,000 in 2003, and borrowed $1,267,535,000 and repaid $1,267,535,000 in 2002. These borrowings were on a short-term basis at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $61,876 and $206,000 during 2003 and 2002, respectively.

     Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable annuity policy and contract holders who bear all of the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets and liabilities of these accounts are carried at fair value.

     Reserves related to the Company's mortality risk associated with these policies are included in life and annuity reserves. The operations of the separate accounts are not included in the accompanying statements of operations.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2003 financial statement presentation.


2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the State of Iowa. The Iowa State Insurance Division recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency in under the Iowa Insurance Laws. NAIC Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Iowa Division of Insurance. As of December 31, 2003 and 2002, the Company had no such permitted accounting practices.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

3.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:


                                                                                               Gross       Gross
                                                                                 Amortized   Unrealized  Unrealized     Fair
                                                                                   Cost         Gains      Losses       Value
                                                                                -----------  ----------  -----------  ----------
                                                                                                  (In Thousands)

     At December 31, 2003:
     U.S. Treasury securities                                                   $   63,442   $      746  $       41   $   64,147
       obligations of U.S. government
       corporations and agencies
     States, municipalities,
       and political subdivisions                                                   15,248           12       1,208       14,052
     Foreign government                                                             95,347        9,942         525      104,764
     Public utilities securities                                                   358,013       18,034       2,097      373,950
     Corporate securities                                                        1,767,783       96,572      12,490    1,851,865
     Mortgage-backed securities                                                    947,342       17,669      16,982      948,029
     Commercial mortgage-backed securities                                         172,654       11,602         584      183,672
     Other structured securities                                                   339,186        5,674      11,660      333,200
                                                                                -----------  ----------  -----------  ----------
     Total fixed maturities                                                      3,759,015      160,251      45,587    3,873,679
                                                                                -----------  ----------  -----------  ----------
     Preferred stocks                                                                  441            -           -          441
     Common stocks                                                                 108,680        4,304          25      112,959
                                                                                -----------  ----------  -----------  ----------
     Total equity securities                                                       109,121        4,304          25      113,400
                                                                                -----------  ----------  -----------  ----------
     Total                                                                      $3,868,136   $  164,555  $   45,612   $3,987,079
                                                                                ===========  ==========  ===========  ==========
     December 31, 2002:
     U.S. Treasury securities and
       obligations of U.S. government
       corporations and agencies                                                $   23,522   $    1,617  $        -   $   25,139
     States, municipalities,
       and political subdivisions                                                      248           11           -          259
     Foreign government                                                            172,130       12,466       4,538      180,058
     Public utilities securities                                                   213,753       10,027       3,722      220,058
     Corporate securities                                                        1,508,444       97,591      12,406    1,593,629
     Mortgage-backed securities                                                    911,369       41,639      20,820      932,188
     Other structured securities                                                   378,523       23,113      19,667      381,969
                                                                                -----------  ----------  -----------  ----------
     Total fixed maturities                                                      3,207,989      186,464      61,153    3,333,300
                                                                                -----------  ----------  -----------  ----------
     Preferred stocks                                                                  441            -           -          441
     Common stocks                                                                 120,051          234           -      120,285
                                                                                -----------  ----------  -----------  ----------
     Total equity securities                                                       120,492          234           -      120,726
                                                                                -----------  ----------  -----------  ----------
     Total                                                                      $3,328,481   $  186,698  $   61,153   $3,454,026
                                                                                ===========  ==========  ===========  ==========

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     As of December 31, 2003, the aggregate fair value of debt securities with unrealized losses and the time period that cost exceeded fair value are as follows:


                                                 More than 6
                                               months and less
                           Less than 6          than 12 months      More than 12
                        months below cost         below cost       months below cost           Total
                       -------------------  -------------------  -------------------   ------------------
                                                         (In Thousands)

     Fair value         $     521,371        $     315,592        $      53,556         $    890,519
     Unrealized loss            4,839               21,102               19,646               45,587


     Of the unrealized losses more than 6 months and less than 12 months in duration of $21,102,000, there were $4,481,000 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining unrealized losses of $16,621,000 as of December 31, 2003 included the following significant items:

          $9,004,000 of unrealized losses related to mortgage-backed and structure securities reviewed for impairment under the guidance prescribed by SSAP No. 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $118,777,000.

          $4,324,000 of unrealized losses related to the energy/utility industry, for which the fair value was $75,347,000. During 2003, the energy sector recovered due to a gradually improving economic picture. Current analysis indicates the debt will be serviced in accordance with the contractual terms.

          $1,895,000 of unrealized losses relating to non-domestic issues, with no unrealized loss exposure per country in excess of $1,858,000 for which the fair value was $11,796,000. Credit exposures are in the beverage industry in Italy and Great Britain.

          $1,398,000 of unrealized losses related to the telecommunications/cable/media industry, for which the fair value was $26,033,000. During 2003, the sector recovered somewhat due to a gradually improving economy. Credit exposure is primarily focused in what management believes to be the largest and most financially secure companies in the sector.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Of the unrealized losses more than 12 months in duration of $19,645,000, there were $197,000 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining losses of $19,448,000 as of December 31, 2003 included the following significant items:

          $17,930,000 of unrealized losses related to mortgage-backed and structured securities reviewed for impairment under the guidance prescribed by SSAP No. 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $31,213,000.

          $654,000 of unrealized losses related to the airline industry, for which the fair value was $10,725,000. During 2003, the airline industry continued to suffer from decreased passenger volumes partially offset by a gradually improving economy. The majority of the airline investments are comprised of Enhanced Equipment Trust Certificates for which the specific collateral is represented by newer models that are expected to be retained as individual airlines reduce their fleets.

          The remaining unrealized losses totaling $864,000 relate to a fair value of $9,161,000.

     The amortized cost and fair value of investments in bonds at December 31, 2003, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                     Amortized           Fair
                                                                                       Cost              Value
                                                                                ----------------  ----------------
                                                                                           (In Thousands)
     December 31, 2003
     Maturity:
       Due in 1 year or less                                                    $     23,004      $      23,270
       Due after 1 year through 5 years                                              948,836            997,266
       Due after 5 years through 10 years                                            950,055            997,168
       Due after 10 years                                                            377,938            391,074
                                                                                ----------------  ----------------
                                                                                   2,299,833          2,408,778

     Mortgage-backed securities                                                      947,342           948,029
     Commercial mortgage-backed securities                                           172,654           183,672
     Other structured securities                                                     339,186           333,200
                                                                                ----------------  ----------------
     Total                                                                      $  3,759,015      $  3,873,679
                                                                                ================  ================

     At December 31, 2003, investments in certificates of deposit and bonds, with an admitted asset value of $2,434,000, were on deposit with state insurance departments to satisfy regulatory requirements.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Reconciliation of bonds from amortized cost to carrying value as of December 31, 2003 and 2002 is as follows:


                                                                                            December 31
                                                                                       2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)

     Amortized cost                                                             $   3,759,015     $   3,207,989
     Less nonadmitted bonds                                                              (640)             (640)
                                                                                ----------------  ----------------
     Carrying value                                                             $   3,758,375     $   3,207,349
                                                                                ================  ================


     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $2,329,158,000 and $2,334,028,000 in 2003 and
     2002, respectively. Gross gains of $48,928,000 and $43,441,000 and gross losses of $11,521,000 and $37,946,000 during 2003 and 2002, respectively, were realized on those sales. A portion of the gains realized in 2003 and 2002 has been deferred to future periods in the interest maintenance reserve.

     Major categories of net investment income are summarized as follows:


                                                                                            December 31
                                                                                       2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)

     Equity securities - affiliated                                             $      5,349      $         35
     Equity securities - unaffiliated                                                    215                 -
     Bonds                                                                           222,611           249,688
     Mortgage loans                                                                   67,158            66,004
     Contract loans                                                                    6,464             7,840
     Real estate                                                                         367               757
     Other                                                                            26,435           (58,291)
                                                                                ----------------  ----------------
     Total investment income                                                         328,599           266,033

     Investment expenses                                                             (21,303)          (18,840)
                                                                                ----------------  ----------------
     Net investment income                                                      $    307,296      $    247,193
                                                                                ================  ================

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:


                                                                                            December 31
                                                                                       2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)

     Investment purchase commitments                                            $     37,678      $       47,317


Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $126,983,000 and $95,972,777 at December 31, 2003 and 2002, respectively.
     The securities underlying these agreements are mortgage-backed securities with a book value of $126,317,000 and $95,936,000 and a fair value of $127,423,000 and $97,433,000 at December 31, 2003 and 2002, respectively.
     The securities have a weighted average coupon of 5.4% and have maturities ranging from December 2018 through December 2033. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2003. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. As of December 31, 2003 and 2002, the amounts outstanding on these agreements were $0 and $3,000,000, respectively. The securities underlying these agreements are mortgage-backed securities with a book value of $0 and $3,135,000 and a fair value of $0 and $3,163,000 at December 31, 2003 and 2002, respectively.

     The maximum and minimum lending rates for new long-term commercial mortgage loans during 2003 were 6.20% and 2.78%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 89.7% on commercial properties. As of December 31, 2003, the Company held no mortgages with interest more than 180 days overdue. Total interest due on mortgages as of December 31, 2003 and 2002 was $54,000 and $23,000, respectively.


4.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into interest rate and currency contracts, including swaps, caps, floors, and options, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Currency swap agreements generally involve the exchange of local and foreign currency payments over the life of the agreements without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

     The Company uses S&P Options to hedge against an increase in the S&P Index. Such increase results in increased reserve liabilities, and the options offset this increased expense. The options are accounted for in a consistent manner with the underlying reserve liabilities, both of which are carried at far value with the change in value running through the income statement. If the options mature in the money, the amount received is recorded in income to offset the increased expense for the reserve liabilities.

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on derivative contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2003 and 2002:


                                                                                 Notional    Carrying      Fair
                                                                                  Amount       Value       Value
                                                                                ----------   ----------   ---------
                                                                                           (In Thousands)

     December 31, 2003
     Interest rate contracts:
       Swaps                                                                    $  316,584   $        -   $  (9,103)
       Caps owned                                                                  595,000        1,231          10
       Options owned                                                             1,287,802      100,942     100,942
                                                                                ----------   ----------   ---------
     Total derivatives                                                          $2,199,386   $  102,173   $  91,849
                                                                                ==========   ==========   =========

     December 31, 2002
     Interest rate contracts:
       Swaps                                                                    $  266,098   $        -   $  (4,428)
       Caps owned                                                                  743,000        2,508         908
       Options owned                                                               856,438       30,325      30,325
                                                                                ----------   ----------   ---------
     Total derivatives                                                          $1,865,536   $   32,833   $  26,805
                                                                                ==========   ==========   =========


5.   Concentrations of Credit Risk

     The Company held less-than-investment-grade corporate bonds with an aggregate book value of $244,590,000 and $215,967,000 and with an aggregate market value of $256,968,000 and $201,208,000 at December 31, 2003 and
     2002, respectively. Those holdings amounted to 6.5% of the Company's investments in bonds and 3.5% of total admitted assets at December 31, 2003. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $96,917,000 and $73,548,000 with an aggregate NAIC market value of $99,937,000 and $79,056,000 at December 31, 2003 and 2002, respectively. The carrying value of these holdings amounted to 2.5% of the Company's investment in bonds and 1.4% of the Company's total admitted assets at December 31, 2003.

     At December 31, 2003, the Company's commercial mortgages involved a concentration of properties located in California (18.74%) and Texas (9.18%). The remaining commercial mortgages relate to properties located in 38 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $29,000,000.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

6.   Annuity Reserves

     At December 31, 2003 and 2002, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:


                                                                                   Amount       Percent
                                                                                -------------  ----------
                                                                                     (In Thousands)

     December 31, 2003
     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                             $  2,005,225      34.0%
       At book value less surrender charge                                         1,270,988      21.5
        At fair value                                                              1,020,807      17.3
                                                                                -------------  ----------
     Subtotal                                                                      4,297,020      72.8

     Subject to discretionary withdrawal (without adjustment):
       At book value with minimal or no charge or adjustment                         716,305      12.1
     Not subject to discretionary withdrawal                                         885,463      15.1
                                                                                -------------  ----------
     Total annuity reserves and deposit
       fund liabilities before reinsurance                                         5,898,788     100.0%
                                                                                               ==========
     Less reinsurance ceded                                                          556,052
                                                                                -------------
     Net annuity reserves and deposit fund liabilities                          $  5,342,736
                                                                                =============
     December 31, 2002
     Subject to discretionary withdrawal (with adjustment):
       With market value adjustment                                             $  1,813,570      37.2%
       At book value less surrender charge                                           864,057      17.7
       At fair value                                                               1,079,649      22.2
                                                                                -------------  ----------
     Subtotal                                                                      3,757,276      77.1

     Subject to discretionary withdrawal (without adjustment):
       At book value with minimal or no charge or adjustment                         447,961       9.2
     Not subject to discretionary withdrawal                                         669,775      13.7
                                                                                -------------  ----------
     Total annuity reserves and deposit
       fund liabilities before reinsurance                                         4,875,012     100.0%
                                                                                               ==========
     Less reinsurance ceded                                                          576,980
                                                                                -------------
     Net annuity reserves and deposit fund liabilities                          $  4,298,032
                                                                                =============

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

7.   Employee Benefit Plans

     Pension Plan and Postretirement Benefits

     Effective December 31, 2001, the qualified noncontributory defined benefit retirement plans of the Company, along with certain other US subsidiaries of ING AIH, were merged into one plan, which is recognized in ING AIH's financial statements. As a result of this plan merger, the Company transferred its qualified pension asset to ING North America Insurance Corporation, an affiliate. In addition, the Company maintains a nonqualified unfunded Supplemental Employees Retirement Plan ("SERP").

     The Company also provides certain health care and life insurance benefits for retired employees.

     A summary of assets, obligations and assumptions of the Pension and Other Postretirement Benefits Plans are as follows:


                                                          Pension Benefits          Other Benefits
                                                       -----------------------  ----------------------
                                                          2003         2002        2003        2002
                                                       ----------  -----------  ----------  ----------
                                                                        (In Thousands)
    Change in benefit obligation
     Benefit obligation at beginning of year           $  8,115    $   13,015   $  6,694    $   5,383
     Service cost                                             -           546        676          210
     Interest cost                                          540         1,008        410          400
     Contribution by plan participants                        -             -      2,048          376
     Actuarial gain (loss)                                2,103        (6,153)    (1,471)         373
     Benefits paid                                         (415)         (301)    (2,667)        (847)
     Plan amendments                                          -             -          -          799
                                                       ----------  -----------  ----------  ----------
     Benefit obligation at end of year                 $ 10,343    $    8,115   $  5,690    $   6,694
                                                       ==========  ===========  ==========  ==========

     Change in plan assets
     Fair value of plan assets at beginning of year    $      -    $        -   $      -    $       -
     Actual return on plan assets                             -             -          -            -
     Employer contribution                                  415           301        619          471
     Plan participants' contributions                         -             -      2,048          376
     Benefits paid                                         (415)         (301)    (2,667)        (847)
                                                       ----------  -----------  ----------  ----------
Fair value of plan assets at end of year               $      -    $        -   $      -    $       -
                                                       ==========  ===========  ==========  ==========

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------


                                                            Pension Benefits          Other Benefits
                                                       ------------------------- ------------------------
                                                          2003         2002        2003        2002
                                                       -----------  ------------ ------------ -----------
                                                                        (In Thousands)

     Funded status                                     $ (10,343)   $ (8,115)    $ (5,690)    $ (6,694)
     Unamortized prior service credit                       (290)       (318)        (648)        (746)
     Unrecognized net (gain) or loss                      (1,276)     (3,715)      (1,917)       2,566
     Remaining net obligation                                 28          31        2,733            -
                                                       -----------  ------------ ------------ -----------
     Net amount recognized                             $ (11,881)   $(12,117)    $ (5,522)    $ (4,874)
                                                       ===========  ============ ============ ===========

     Components of net periodic benefit cost
     Service cost                                      $       -    $    546     $    676     $    210
     Interest cost                                           540       1,008          410          400
     Expected return on plan assets                            -           -            -            -
     Amortization of unrecognized transition
       obligation or transition assets                         2           2          304          304
     Amount of recognized gains and losses                  (336)        100          (25)         (42)
     Amount of prior service cost recognized                 (28)        (28)         (98)         701
     Amount of gain or loss recognized
       due to a settlement or curtailment                      -           -            -            -
                                                       ------------ ------------ ------------ -----------
     Total net periodic benefit cost                   $     178    $  1,628     $  1,267     $  1,573
                                                       ============ ============ ============ ===========

     In addition, the Company has a pension benefit obligation and an other benefit obligation for non-vested employees as of December 31, 2003 and 2002 in the amount of $623,000 and $682,000, and $3,665,000 and $2,633,000
     (OPEB obligation), respectively.

     Assumptions used in determining the accounting for the defined benefit plans and other post-retirement benefit plans as of December 31, 2003 and 2002 were as follows:


                                                              2003              2002
                                                       ----------------  -----------------
     Weighted-average discount rate                           6.25 %            6.75 %
     Rate of increase in compensation level                   3.75 %            3.75 %
     Expected long-term rate of return on assets              8.75 %            9.00 %


     The annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical plan is 10.0% graded to 5.0% thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation for the medical plan as of December 31, 2003 by $48,000. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement benefit obligation for the medical plan as of December 31, 2003 by $46,000.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     401(k) Plan

     The ING Savings Plan is a defined contribution plan, which is available to substantially all employees. Participants may make contributions to the plan through salary reductions up to a maximum of $12,000 for 2003 and $11,000 for 2002. Such contributions are not currently taxable to the participants. The Company matches up to 6% of pre-tax eligible pay at 100%. Company matching contributions were $569,000 and $681,000 for 2003 and 2002, respectively.


8.   Separate Accounts

     Separate account assets and liabilities represent funds segregated by the Company for the benefit of certain policy and contract holders who bear the investment risk. All such policies are of a nonguaranteed return nature. Revenues and expenses on the separate account assets and related liabilities equal the benefits paid to the separate account policy and contract holders.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The general nature and characteristics of the separate accounts business follows:


                                                                                 Nonguaranteed
                                                                                   Separate
                                                                                   Accounts
                                                                                --------------
                                                                                (In Thousands)

     December 31, 2003
     Premium, consideration or deposits for year ended December 31, 2003        $    23,144
                                                                                ==============

     Reserves for accounts with assets at:
       Market value                                                             $ 1,020,807
       Amortized cost                                                                     -
                                                                                --------------
     Total reserves                                                             $ 1,020,807
                                                                                ==============
     Reserves for separate accounts by withdrawal characteristics:
       Subject to discretionary withdrawal:
         With market value adjustment                                           $         -
       At book value without market value adjustment
         less current surrender charge of 5% or more                                      -
       At market value                                                            1,020,807
       At book value without market value adjustment
         less current surrender charge of less than 5%                                    -
                                                                                --------------
     Subtotal                                                                     1,020,807

     Not subject to discretionary withdrawal                                              -
                                                                                --------------
     Total separate account reserves                                            $ 1,020,807
                                                                                ==============
     December 31, 2002
     Premium, consideration or deposits for year ended December 31, 2002        $    33,970
                                                                                ==============
     Reserves for accounts with assets at:
       Market value                                                             $   931,533
       Amortized cost                                                                     -
                                                                                --------------
     Total reserves                                                             $   931,533
                                                                                ==============
     Reserves for separate accounts by withdrawal characteristics:
       Subject to descretionary withdrawal:
         With market value adjustment                                           $         -
       At book value without market value adjustment
         less current surrender charge of 5% or more                                      -
       At market value                                                              931,533
       At book value without market value adjustment
         less current surrender charge of less than 5%                                    -
                                                                                --------------
       Subtotal                                                                     931,533
       Not subject to discretionary withdrawal                                            -
                                                                                --------------
     Total separate account reserves                                            $   931,533
                                                                                ==============

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     A reconciliation of the amounts transferred to and from the separate accounts is presented below:


                                                                                            December 31
                                                                                      2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)
     Transfers as reported in the Summary of Operations
      of the Separate Accounts Statement:
      Transfers to separate accounts                                            $     23,144      $       33,970
      Transfers from separate accounts                                               144,588             169,689
                                                                                ----------------  ----------------
     Net transfers from separate accounts                                           (121,444)           (135,719)

     Reconciling adjustments:
      Other transfers                                                                      1                  33
                                                                                ----------------  ----------------
Transfers as reported in the Statement of Operations                            $   (121,443)     $     (135,686)
                                                                                ================  ================


9.   Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $1,912,796,000 and $1,299,151,000 for the years ended December 31, 2003 and 2002, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:



                                                                                        December 31
                                                                                    2003           2002
                                                                                -------------  -------------
                                                                                       (In Thousands)

     Premiums                                                                   $     5,107    $     5,223
     Benefits paid or provided                                                        7,356          8,481
     Policy and contract liabilities at year end                                    585,318        604,861


     During 2003 and 2002, the Company had ceded blocks of insurance under reinsurance treaties to provide funds for financing and other purposes. These reinsurance transactions, generally known as "financial reinsurance," represent financing arrangements. Financial reinsurance has the effect of increasing current statutory surplus while reducing future statutory surplus as the reinsurers recapture amounts.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

10.  Federal Income Taxes

     The Company files a consolidated federal income tax return with its subsidiaries. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse the Company for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     The components of the net deferred tax asset (liability) at December 31 are as follows:


                                                                                       December 31
                                                                                    2003          2002
                                                                                -------------  ------------
                                                                                      (In Thousands)

     Total gross deferred tax assets                                            $    180,746   $   166,200
     Total deferred tax liabilities                                                   (6,096)       (5,139)
                                                                                -------------  ------------
     Net deferred tax asset                                                          174,650       161,061
     Deferred tax asset nonadmitted                                                 (154,178)     (160,490)
                                                                                -------------  ------------
     Net admitted deferred tax asset                                            $     20,472   $       571
                                                                                =============  ============
     Decrease (increase) in nonadmitted asset                                   $      6,312   $   (63,007)
                                                                                =============  ============


     Significant components of income taxes incurred as of December 31 are:

     Current income taxes incurred consisted of the following major components:


                                                                                        December 31
                                                                                    2003           2002
                                                                                -------------  ------------
                                                                                       (In Thousands)

     Federal taxes on stand alone operations                                    $    26,865    $   (18,201)
     Federal taxes paid to affiliates under tax sharing agreement                         -         67,278
     Consolidated operations loss carryback utilized                                      -        (11,267)
                                                                                -------------  ------------
     Total taxes on operations                                                       26,865         37,810
                                                                                -------------  ------------
     Federal taxes on capital gains                                                  (9,263)        (1,301)
     Federal taxes paid to affiliates under tax sharing agreement                         -          3,896
     Consolidated operations loss carryback utilized                                      -        (12,625)
                                                                                -------------  ------------
     Total taxes on capital gains                                                    (9,263)       (10,030)
                                                                                -------------  ------------
     Total taxes incurred                                                       $    17,602    $    27,780
                                                                                =============  ============

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The main components of deferred tax assets and deferred tax liabilities are as follows:

                                                                                        December 31
                                                                                    2003             2002
                                                                                --------------  --------------
                                                                                       (In Thousands)

     Deferred tax assets resulting from book/tax differences in:
       Deferred acquisition costs                                               $    25,293     $     31,238
       Insurance reserves                                                            21,429           21,250
       Investments                                                                   18,791           19,753
       Policyholder dividends                                                         5,917            8,328
       Nonadmitted assets                                                             3,484            3,700
       Unrealized loss on investments                                                     -              704
       Goodwill                                                                         799              880
       Operations loss carryforwards                                                 92,808           72,890
       AMT carryforward                                                               4,000                -
       Other                                                                          8,225            7,457
                                                                                --------------  --------------
     Total deferred tax assets                                                      180,746          166,200
     Deferred tax assets nonadmitted                                               (154,178)        (160,490)
                                                                                --------------  --------------
     Admitted deferred tax assets                                                    26,568            5,710
                                                                                --------------  --------------
     Deferred tax liabilities resulting from book/tax differences in:
       Fixed assets                                                                      62            2,164
       Investments                                                                      746              132
       Due & deferred premiums                                                        2,196            2,488
       Unrealized gains on investments                                                3,092                -
       Other                                                                              -              355
                                                                                --------------  --------------
     Total deferred tax liabilities                                                   6,096            5,139
                                                                                --------------  --------------
     Net admitted deferred tax asset                                            $    20,472     $        571
                                                                                ==============  ==============


     The change in net deferred income taxes is comprised of the following:


                                                                                           December 31
                                                                                   2003        2002       Change
                                                                                ----------  ----------  ----------
                                                                                          (In Thousands)

     Total deferred tax asset                                                   $ 180,746   $ 166,199   $  14,547
     Total deferred tax liabilities                                                 6,096       5,139         957
                                                                                ----------  ----------  ----------
     Net deferred tax asset                                                     $ 174,650   $ 161,060   $  13,590
                                                                                ==========  ==========
     Remove current year change in unrealized gains                                                         3,507
                                                                                                        ----------
     Change in net deferred income tax                                                                     17,097
     Remove other items in surplus:
       Current year change in non-admitted assets                                                             216
       Other                                                                                                  289
                                                                                                        ---------
                                                                                                        $  17,602
                                                                                                        =========

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The provision for federal income taxes incurred and change in deferred taxes is different from that which would be obtained by applying the statutory Federal income tax rate to income, (including capital items) before income taxes. The significant items causing this difference are:


                                                                                   Year Ended
                                                                                December 31, 2003
                                                                                -----------------
                                                                                 (In Thousands)

     Ordinary income                                                            $         9,263
     Capital gains (losses)                                                               4,994
                                                                                -----------------
     Total pre-tax income                                                       $        14,257
                                                                                =================
     Provision computed at statutory rate                                       $         4,990
     Refinement of deferred tax balances                                                 (4,529)
     Interest maintenance reserve                                                           999
     Dividends received deduction                                                        (1,483)
     Other                                                                                   23
                                                                                -----------------
     Total                                                                      $             -
                                                                                =================
     Federal income taxes incurred                                              $        17,602
     Change in net deferred income taxes                                                (17,602)
                                                                                -----------------
     Total statutory income taxes                                               $             -
                                                                                =================

     The Company has operations loss carryforwards of $265,165,000, which expire in 2017.

     The Company had a payable to the United States Treasury of $15,723,000 and a receivable from the United States Treasury of $55,341,000 for federal income taxes as of December 31, 2003 and 2002, respectively. In addition, under the inter-company tax sharing agreement, the Company has a net payable of $11,526,000 and a net receivable of $28,301,000 at December 31, 2003 and 2002, respectively, for federal income taxes with its subsidiaries.

     Prior to 1984, the Company was allowed certain special deductions for federal income tax reporting purposes that were required to be accumulated in a "policyholders' surplus account" (PSA). In the event those amounts are distributed to shareholders, or the balance of the account exceeds certain limitations prescribed by the Internal Revenue Code, the excess amounts would be subject to income tax at current rates. Income taxes also would be payable at current rates if the Company ceases to qualify as a life insurance company for tax reporting purposes, or if the income tax deferral status of the PSA is modified by future tax legislation. Management does not intend to take any actions nor does management expect any events to occur that would cause income taxes to become payable on the PSA balance. Accordingly, the Company has not accrued income taxes on the PSA balance of $14,388,000 at December 31, 2003. However, if such taxes were assessed, the amount of the taxes payable would be $5,036,000. No deferred tax liabilities are recognized related to the PSA.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Investment in and Advances to Subsidiaries

     Amounts invested in and advanced to the Company's subsidiaries are summarized as follows:


                                                                                            December 31
                                                                                      2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)

     Common stock                                                               $   1,073,826     $     811,079
     (Payable to) receivable from subsidiaries                                        (94,524)            2,102


     Summarized financial information for these subsidiaries is as follows:


                                                                                            December 31
                                                                                      2003              2002
                                                                                ----------------  ----------------
                                                                                           (In Thousands)

     Revenues                                                                   $    5,835,610    $     7,929,991
     Income (loss) before net realized gains on investments                            113,648           (235,729)
     Net loss                                                                           39,172           (277,136)
     Admitted assets                                                                31,161,112         24,301,380
     Liabilities                                                                    30,087,287         23,490,301


12.  Capital and Surplus

     Under Iowa insurance regulations, the Company is required to maintain a minimum total capital and surplus which is the lower of $5,000,000 or risk based capital. Additionally, the amount of dividends which can be paid by the Company to its stockholder without prior approval of the Iowa Division of Insurance is limited to the greater of the statutory net gain from operations or ten percent of surplus at December 31 of the preceding year. In 2004, the Company can pay dividends of $118,000,000 without prior approved from the Iowa Division of Insurance.

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2003, the Company met the RBC requirements.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

13.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

     The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                                                    December 31
                                                                                          2003                     2002
                                                                                ------------------------ ------------------------
                                                                                 Carrying       Fair       Carrying       Fair
                                                                                   Value        Value        Value        Value
                                                                                ------------ ------------ ------------ -----------
                                                                                                    (In Thousands)
     Assets:
       Bonds                                                                    $ 3,758,375  $ 3,873,679  $ 3,207,349  $ 3,333,300
       Preferred stocks                                                                 441          441          441          441
       Unaffiliated common stocks                                                   108,680      112,959          285          285
       Mortgage loans                                                             1,024,031    1,086,163      864,597      948,750
       Contract loans                                                               126,488      126,488      130,790      130,790
       Derivative securities                                                        102,173       91,849       32,833       26,805
       Short-term investments                                                       104,000      104,000       22,821       22,821
       Cash                                                                          32,325       32,325        5,181        5,181
       Investment in surplus notes                                                  135,000      167,805      135,000      191,228
       Indebtedness from related parties                                              5,015        5,015      108,320      108,319
       Separate account assets                                                    1,044,925    1,044,925      959,377      959,377
       Receivable for securities                                                        176          176          210          210

     Liabilities:
       Individual and group annuities                                             3,701,212    3,591,686    3,131,561    3,052,911
       Guaranteed investment contracts                                              425,401      425,449            -            -
       Deposit type contract                                                        195,316      195,316      190,201      191,677
       Policyholder funds                                                            18,351       18,351       26,333       26,333
       Indebtedness to related parties                                              133,258      133,258       66,265       66,265
       Separate account liabilities                                               1,044,925    1,044,925      959,377      959,377

     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

          Fixed maturities and equity securities: The fair values for bonds, preferred stocks and common stocks, reported herein, are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 2% and 11% over the total portfolio. Fair values determined on this basis can differ from values published by the NAIC Securities Valuation Office. Fair value as determined by the NAIC as of December 31, 2003 and 2002 is $4,968,378,000 and $4,232,177,000, respectively.

          Mortgage loans: Estimated fair values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps, options and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Investment in surplus notes: Estimated fair values for investment in surplus notes are generated using a discounted cash flow approach. Cash flows were discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on surplus notes with similar characteristics.

          Guaranteed investment contracts: The fair values of the Company's guaranteed investment contracts are estimated using discounted cash flow calculations, based on interest rates currently being offered for similar contracts with maturities consistent with those remaining for the contracts being valued.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

     The carrying value of all other financial instruments approximates their fair value.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

14.  Commitments and Contingencies

     Subsidiary Guarantees

     The Company guarantees contractual policy claims of its subsidiaries, Golden American Life Insurance Company and USG Annuity & Life Company. In the unlikely event that Golden American Life Insurance Company and USG Annuity & Life Company were unable to fulfill their obligations to policyholders, the Company would be obligated to assume the guaranteed policy obligations, but any ultimate contingent losses in connection with such guarantees will not have a material adverse impact on the Company's future operations or financial position.

     The Company leases its home office space and certain other equipment under operating leases that expire through 2017. During the years ended December 31, 2003 and 2002, rent expense totaled $5,528,000 and $4,951,000, respectively. At December 31, 2003, minimum rental payments due under all non-cancelable operating leases are: 2004 - $5,326,000, 2005 - $5,324,000,
     2006 - $5,324,000,  2007 - $5,135,000 and 2008 - $4,948,000 and $42,466,000
     thereafter.

     Litigation

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     Other Matters

     Like many financial services companies, certain U.S. affiliates of ING Groep N.V. ("ING"), the Company's ultimate parent, ave received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

     In addition to reporting to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within our variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

     These instances included agreements (initiated in 1998) that permitted on variable life insurance customer or ReliaStar Life Insurance Company ("ReliaStar"), an affiliate of the Company, to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. ReliaStar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

     ING  will  reimburse  any  ING  Fund  or  its   shareholders   affected  by
     inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.


15.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 30, 2004, the Company can borrow up to $100,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Company for the borrowing. Under the agreement, the Company incurred interest expense of $0 and $171,000 for the years ended December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the Company had $0 payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "BONY"). Under this agreement, the Company can borrow up to $100,000,000 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to: (1) the cost of funds for BONY for the period applicable for the advance plus 0.35% or (2) a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $0 and $16,000 for the years ended December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the Company had $0 payable to BONY.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

16.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING United States Life Insurance Companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $14,461,000 and $11,118,000 for the years ended December 31, 2003 and 2002, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received under these agreements were $15,551,000 and $3,029,000 for the years ended December 31, 2003 and 2002, respectively.

     Reciprocal Loan Agreement: The Company maintains a reciprocal loan agreement with ING AIH, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires December 31, 2007, the Company and ING AIH can borrow up to $104,000,000 from one another. Interest on any Company borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the Company incurred interest expense of $61,000 and interest income of $730,000 for the year ended December 31, 2003. At December 31, 2003, the Company had $0 payable to ING AIH and $104,000,000 receivable from ING AIH, which is reported on the balance sheets in cash and short-term investments.

     Promissory note: The Company has a promissory note in the amount of $50,000,000 payable to Lion Connecticut Holdings, Inc. The note was issued on April 15, 1997. Interest is charged at an annual rate of 8.75%, and the face amount is due on April 1, 2007. The Company incurred interest expense of $4,375,000 on this note for the years ended December 31, 2003 and 2002, respectively. There are no collateral requirements on this promissory note. This note is reported on the balance sheets in borrowed money.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with a member of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

Equitable Life Insurance Company of Iowa
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Services Agreement with ING Financial Adviser, LLC: The Company has entered into a services agreement with ING Financial Advisors, LLC ("ING FA") to provide certain administrative, management, professional advisory, consulting and other services to the Company for the benefit of its customers. Charges for these services are to be determined in accordance with fair and reasonable standards with neither party realizing a profit nor incurring a loss as a result of the services provided to the Company. The Company will reimburse ING FA for direct and indirect costs incurred on behalf of the Company.

     Subsidiaries

     The Company owned, as of December 31, 2003, 100% of the capital stock, valued on the equity basis of, USG Annuity and Life Insurance Company (an Oklahoma domestic insurer) and Golden American Life Insurance Company (a Delaware domestic insurer).

     Assets and liabilities along with related revenues and expenses recorded as a result of transactions and agreements with affiliates may not be the same as those recorded if the Company was not a wholly-owned subsidiary of its parent.


17.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations and the amount of premiums written in each state. The Company has estimated this liability to be $3,492,000 and $3,494,000 as of December 31, 2003 and 2002,
     respectively, and has recorded a liability. The Company has also recorded an asset of $81,000 and $473,000 as of December 31, 2003 and 2002, respectively, for future credits to premium taxes for assessments already paid.

18.  Subsequent Events

     Golden American Life Insurance Company ("Golden"), requested that the Delaware Insurance Department approve the redomestication of Golden from Delaware to Iowa effective January 1, 2004. The Company, United Life & Annuity Insurance Company ("ULA"), and USG Annuity and Life Company ("USG") requested the Iowa Division of Insurance (for the Company and ULA) and the Oklahoma Department of Insurance (for USG) approve the merger of the affiliated life insurance company operations of the Company, ULA, Golden, and USG with Golden being the survivor. The sequence of events, effective January 1, 2004, is as follows: redomestication of Golden to Iowa, merger of the four affiliated insurers with Golden being the survivor, and the renaming of Golden to ING USA Annuity and Life Insurance Company ("ING USA").

     The Delaware Insurance Department provided a "no objection letter" for the redomestication of Golden to Iowa on August 25, 2003. The Iowa Division of Insurance approved the merger on July 21, 2003 and the Oklahoma Department of Insurance on August 11, 2003.

                                                                    Exhibit 99.2


                         Report of Independent Auditors



Board of Directors and Stockholder
ING USA Annuity and Life Insurance Company

We have audited the accompanying statutory basis balance sheets of United Life & Annuity Insurance Company ("the Company" which, effective January 1, 2004, merged into an affiliate, ING USA Annuity and Life Insurance Company, a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2003 and 2002, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Iowa ("Iowa Insurance Department"), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in
Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of United Life & Annuity Insurance Company at December 31, 2003 and 2002 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Life & Annuity Insurance Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Iowa Insurance Department.



                                                            /s/ Ernst and Young


March 22, 2004

                     United Life & Annuity Insurance Company
                        Balance Sheets - Statutory Basis


                                                                                         December 31
                                                                                    2003               2002
                                                                                ---------------    ---------------
                                                                                            (In Thousands)
Admitted assets
Cash and invested assets:
      Bonds                                                                     $    580,896       $     608,870
      Common stocks                                                                        2                  10
      Subsidiary                                                                          25                  25
      Mortgage loans                                                                  36,853              34,829
      Policy loans                                                                       880                 933
      Other invested assets                                                            6,739              13,908
      Cash and short-term investments                                                  3,700              14,741
                                                                                ---------------    ---------------
Total cash and invested assets                                                       629,095            673,316

Deferred and uncollected premiums, less loading (2003 - $0; 2002 - $0)                   (30)               (30)
Accrued investment income                                                              7,614              8,523
Reinsurance balances recoverable                                                          45                112
Federal income tax recoverable (including $2,639 and $5,385 net deferred tax
  assets at December 31, 2003 and 2002, respectively)                                  3,246              6,791
Separate account assets                                                               63,193             64,410
Other assets                                                                             784                375
                                                                                ---------------    ---------------
Total admitted assets                                                           $    703,947       $    753,497
                                                                                ===============    ===============


   The accompanying notes are an integral part of these financial statements.

                     United Life & Annuity Insurance Company
                        Balance Sheets - Statutory Basis


                                                                                         December 31
                                                                                    2003               2002
                                                                                ---------------    ---------------
                                                                                          (In Thousands)
                                                                                      except share amounts)
Liabilities and capital and surplus
Liabilities:
     Policy and contract liabilities:
        Life and annuity reserves                                               $    540,198       $    586,755
        Deposit type contracts                                                        13,869             14,926
        Unpaid claims                                                                      -                 25
                                                                                ----------------   ---------------
     Total policy and contract liabilities                                           554,067            601,706

     Interest maintenance reserve                                                      4,800                188
     Accounts payable and accrued expenses                                             2,657              1,243
     Indebtedness to related parties                                                   1,293              1,634
     Asset valuation reserve                                                           5,966              5,743
     Other liabilities                                                                (2,878)            (2,633)
     Separate account liabilities                                                     63,193             64,410
                                                                                ----------------   ---------------
Total liabilities                                                                    629,098            672,291

Capital and surplus:
     Common stock, authorized 4,200,528 shares of $2.00 par value,
        4,200,528 issued and outstanding                                               8,401              8,401
     Paid-in and contributed surplus                                                  41,241             41,241
     Unassigned surplus                                                               25,207             31,564
                                                                                ----------------   ---------------
Total capital and surplus                                                             74,849             81,206
                                                                                ----------------   ---------------
Total liabilities and capital and surplus                                       $    703,947       $    753,497
                                                                                ================   ===============


   The accompanying notes are an integral part of these financial statements.

                     United Life & Annuity Insurance Company
                   Statements of Operations - Statutory Basis


                                                                                      Year ended December 31
                                                                                      2003               2002
                                                                                ----------------   ----------------
                                                                                             (In Thousands)
Premiums and other revenues:
     Life, annuity, and accident and health premiums                            $        1,629     $        1,228
     Policy proceeds and dividends left on deposit                                         491                205
     Net investment income                                                              34,743             44,256
     Amortization of interest maintenance reserve                                        1,075              1,656
     Commissions, expense allowances and reserve adjustments on
        reinsurance ceded                                                                  383                502
     Other income                                                                        1,599              1,598
                                                                                ----------------   ----------------
Total premiums and other revenues                                                       39,920             49,445

Benefits paid or provided:
     Annuity benefits                                                                   19,306             20,309
     Surrender benefits                                                                 67,727            100,443
     Interest on policy or contract funds                                                  231                598
     Other benefits                                                                        (25)                25
     Life contract withdrawals                                                           1,712              1,170
     Decrease in life, annuity, and accident and health reserves                       (46,557)           (69,041)
     Net transfers from separate accounts                                              (12,060)           (17,382)
                                                                                ----------------   ----------------
Total benefits paid or provided                                                         30,334             36,122

Insurance expenses:
     Commissions                                                                           529                611
     General expenses                                                                    3,478              1,877
     Insurance taxes, licenses and fees, excluding federal income taxes                    464               (536)
     Other                                                                                   -                  4
                                                                                ----------------   ----------------
Total insurance expenses                                                                 4,471              1,956
                                                                                ----------------   ----------------
Gain from operations before federal income taxes and net realized
     capital gains (losses)                                                              5,115             11,367
Federal income tax benefit                                                              (1,413)            (5,786)
                                                                                ----------------   ----------------
Gain from operations before net realized capital gains (losses)                          6,528             17,153
Net realized capital gains (losses) net of income tax expense (benefit):
     2003 - $0; 2002 - $(3,926) and excluding net transfers to the interest
     maintenance reserve 2003- $5,687; 2002- $(2,310)                                    2,501             (5,602)
                                                                                ----------------   ----------------
Net income                                                                      $        9,029     $       11,551
                                                                                ================   ================


   The accompanying notes are an integral part of these financial statements.

                     United Life & Annuity Insurance Company
                   Statements of Operations - Statutory Basis


                                                                                      Year ended December 31
                                                                                      2003               2002
                                                                                ----------------   ----------------
                                                                                           (In Thousands)
Common stock:
     Balance at beginning and end of year                                       $      8,401        $        8,401
                                                                                ----------------    ----------------
Paid-in and contributed surplus
     Balance at beginning and end of year                                             41,241                41,241
                                                                                ----------------    ----------------
Unassigned surplus:
     Balance at beginning of year                                                     31,564                16,997
     Net income                                                                        9,029                11,551
     Change in net unrealized capital gains or losses                                     86                (1,396)
     Change in nonadmitted assets                                                      2,016                (5,406)
     Change in asset valuation reserve                                                  (223)                2,909
     Change in surplus as a result of reinsurance                                       (359)                 (475)
     Change in net deferred income tax                                                (4,506)                7,388
     Dividends to stockholder                                                        (12,400)                    -
     Other adjustments                                                                     -                    (4)
                                                                                ----------------    ----------------
     Balance at end of year                                                           25,207                31,564
                                                                                ----------------    ----------------
Total capital and surplus                                                       $     74,849        $       81,206
                                                                                ================    ================


   The accompanying notes are an integral part of these financial statements.

                     United Life & Annuity Insurance Company
                   Statements of Cash Flows - Statutory Basis


                                                                                      Year ended December 31
                                                                                      2003               2002
                                                                                ----------------   ----------------
                                                                                             (In Thousands)
Operations
Premiums, policy proceeds, and other
     considerations received, net of reinsurance paid                           $       1,627      $       1,219
Net investment income received                                                         36,628             47,009
Commissions, expenses paid and miscellaneous expenses                                  (2,790)            (2,766)
Benefits paid                                                                         (89,793)          (125,136)
Net transfers to separate accounts                                                     12,010             19,650
Federal income taxes received                                                           2,210              1,697
Other revenues                                                                          1,989              1,637
                                                                                ----------------    --------------
Net cash used in operations                                                           (38,119)           (56,690)
Investment activities
Proceeds from sales, maturities, or repayments of investments:
     Bonds                                                                            997,840           697,696
     Mortgage loans                                                                     2,456             3,117
     Other invested assets                                                                308                82
     Net losses on cash and short-term investments                                          -              (262)
     Miscellaneous proceeds                                                             7,923               660
                                                                                ----------------    --------------
Net proceeds from sales, maturities, or repayments of investments                   1,008,527           701,293

Cost of investments acquired:
     Bonds                                                                            962,486           632,726
     Mortgage loans                                                                     4,480             7,078
     Other invested assets                                                                396               229
     Miscellaneous applications                                                           690             9,273
                                                                                ----------------    --------------
Total cost of investments acquired                                                    968,052           649,306

Net change in contract loans                                                              (53)              (95)
                                                                                ----------------    --------------
Net cash provided by investment activities                                             40,528            52,082
Financing and miscellaneous activities
Cash provided:
     Borrowed money, net                                                                   (4)                -
     Net deposits on deposit-type contract funds                                          117            (2,938)
     Dividends to stockholder                                                         (12,400)                -
     Other sources                                                                     (1,163)            3,988
                                                                                ----------------    --------------
Net cash (used) provided by financing and miscellaneous activities                    (13,450)            1,050
                                                                                ----------------    --------------
Net decrease in cash and short-term investments                                       (11,041)           (3,558)

Cash and short-term investments:
     Beginning of year                                                                 14,741            18,299
                                                                                ----------------    --------------
     End of year                                                                $       3,700       $    14,741
                                                                                ================    ==============

   The accompanying notes are an integral part of these financial statements.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     United Life & Annuity Insurance Company (the "Company") is domiciled in Iowa and is a direct, wholly-owned subsidiary of Lion Connecticut Holdings, Inc., which in turn is a wholly-owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). Effective January 1, 2004, the Company merged into an affiliate, ING USA Annuity and Life Insurance Company, a wholly-owned subsidiary of Lion Connecticut Holdings, Inc. The primary insurance products offered by the Company are annuity related. The Company also offers life and health insurance products, however all life and health business is ceded to other insurers. The Company is presently licensed in 47 states, the District of Columbia and Puerto Rico.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Iowa ("Iowa Insurance Department"), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     For structured securities, when a negative yield results from a revaluation based on new prepayment assumptions (i.e., undiscounted cash flows are less than current book value), an other than temporary impairment is considered to have occurred and the asset is written down to the value of the undiscounted cash flows. For GAAP, assets are re-evaluated based on the discounted cash flows using a current market rate. Impairments are recognized when there has been an adverse change in cash flows and the fair value is less than book value. The asset is then written down to fair value.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Common stocks are reported at market value as determined by the Securities Valuation Office of the NAIC ("SVO") and the related unrealized capital gains/losses are reported in unassigned surplus along with adjustment for federal income taxes.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates, and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral or interest maintenance reserve ("IMR") is reported as a component of other liabilities in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan's effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Subsidiary: The accounts and operations of the Company's subsidiary are not consolidated with the accounts and operations of the Company as would be required under GAAP.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheets.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits, and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents include cash balances and investments with initial maturities of three months or less.

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Investments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method.

          Common stocks are reported at market value as determined by the SVO and the related unrealized capital gains/losses are reported in unassigned surplus with adjustment for federal income taxes.

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which the market value has been less than cost, the financial condition and near-term prospects of the issuer, future economic conditions and market forecasts, and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

          The Company's noninsurance subsidiary is carried at cost.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Contract loans are reported at unpaid principal balances.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Partnership interests, which are included in other invested assets, are reported at the underlying GAAP equity of the investee.

          Realized capital gains and losses are determined using the specific identification method.

          Cash on hand includes cash equivalents. Cash equivalents are short-term investments that are both readily convertible to cash and have an original maturity date of three months or less. Short-term investments are carried at amortized cost, which approximates market value.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 3% to 10%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:


                                                                                           December 31
                                                                                     2003                2002
                                                                                ----------------    ---------------
                                                                                         (In Thousands)

     Deferred federal income taxes                                              $     10,369        $     12,175
     Agents' debit balances                                                               (7)                 22
     Other                                                                                 -                 181
                                                                                ----------------    ---------------
     Total nonadmitted assets                                                   $     10,362        $     12,378
                                                                                ================    ===============


     Changes in nonadmitted assets are generally reported directly in unassigned surplus as an increase or decrease in nonadmitted assets. Certain changes are reported directly in unassigned surplus as a change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2003. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2003.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments with a maturity of less than one year at date of acquisition.

     The Company borrowed $123,000,000 and repaid $123,000,000 in 2003 and borrowed $91,220,000 and repaid $91,220,000 in 2002. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $17,000 and $13,000 during 2003 and 2002, respectively.

     Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable annuity policy and contract holders who bear all of the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets and liabilities of these accounts are carried at fair value.

     Reserves related to the Company's mortality risk associated with these policies are included in annuity reserves. The operations of the separate accounts are not included in the accompanying statements of operations.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2003 financial statement presentation.


2.   Permitted Statutory Basis Accounting Practices

     The  financial  statements  of the  Company are  presented  on the basis of
     accounting   practices  prescribed  or  permitted  by  the  Iowa  Insurance
     Department. The Iowa Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company for determining its solvency under the Iowa Insurance Laws. The NAIC Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Iowa Department of Insurance. As of December 31, 2003 and 2002, the Company had no such permitted accounting practices.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

3.   Investments

     The amortized cost and fair value of bonds and equity securities are as follows:


                                                                         Gross           Gross
                                                      Amortized       Unrealized      Unrealized          Fair
                                                         Cost            Gains          Losses           Value
                                                     -------------    ------------    ------------    -------------
                                                                            (In Thousands)
       At December 31, 2003:

       U.S. Treasury securities and obligations      $    48,426      $     798       $      69       $    49,155
       States, municipalities,
            and political subdivisions                       418             29               -               447
       Foreign government                                 30,752            113              75            30,790
       Public utilities securities                        30,435          1,509              83            31,861
       Corporate securities                              322,331          13,447          2,135           333,643
       Mortgage-backed securities                         80,500            739           1,778            79,461
       Commercial mortgage-backed securities              27,892          1,563             130            29,325
       Other asset-backed securities                      40,142            420             824            39,738
                                                     -------------    ------------    ------------    -------------
       Total fixed maturities                            580,896         18,618           5,094           594,420
       Common stocks                                           -              2               -                 2
                                                     -------------    ------------    ------------    -------------
       Total equity securities                                 -              2               -                 2
                                                     -------------    ------------    ------------    -------------
       Total                                         $   580,896      $  18,620       $   5,094       $   594,422
                                                     =============    ============    ============    =============
       At December 31, 2002:

       U.S. Treasury securities and obligations      $   112,154      $   3,593       $       -       $   115,747
       States, municipalities,
            and political subdivisions                       452             39               -               491
       Public utilities securities                        22,776            853             780            22,849
       Corporate securities                              288,160         12,781           1,452           299,489
       Mortgage-backed securities                        128,750          6,063           1,149           133,664
       Commerical mortgage-backed securities              24,221          1,465              62            25,624
       Other asset-backed securities                      32,357            330           6,202            26,485
                                                     -------------    ------------    ------------    -------------
       Total fixed maturities                            608,870         25,124           9,645           624,349
       Common stocks                                          20              8              18                10
                                                     -------------    ------------    ------------    -------------
       Total equity securities                                20              8              18                10
                                                     -------------    ------------    ------------    -------------
       Total                                         $   608,890      $  25,132       $   9,663       $   624,359
                                                     =============    ============    ============    =============

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     As of December 31, 2003, the aggregate fair value of debt securities with unrealized losses and the time period that cost exceeded fair value are as follows:


                                                        More than 6
                                   Less than 6         months and less        More than 12
                                   months below        than 12 months         months below
                                       cost              below cost               cost                 Total
                                 -----------------    ------------------    -----------------    ------------------
                                                                  (In Thousands)

     Fair value                  $     77,073         $     86,922          $     13,324         $     177,389
     Unrealized loss                      497                2,725                 1,872                 5,094


     Of the unrealized losses more than 6 months and less than 12 months in duration of $2,725,000, there were $958,000 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining unrealized losses of $1,767,000 as of December 31, 2003 included the following significant items:

          $1,258,000 of unrealized losses related to mortgage-backed and structured securities reviewed for impairment under the guidance prescribed by SSAP 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $35,618,000.

          $384,000 of unrealized losses related to the energy/utility industry, for which the fair value was $12,734,000. During 2003, the energy sector recovered due to a gradually improving economic picture and the lack of any material accounting irregularities similar to those experienced in the prior two years. Current analysis indicates that the debt will be serviced in accordance with the contractual terms.

          The remaining unrealized losses totaling $125,000 relate to a fair value of $4,754,000.

     Of the unrealized losses more than 12 months in duration of $1,872,000, there were $1,413,000 in unrealized losses that are primarily related to mortgage-backed and structured securities reviewed for impairment under the guidance prescribed by SSAP 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $8,574,000. The remaining unrealized losses of $459,000 as of December 31, 2003 included the following:

          $446,000 of unrealized losses related to the airline industry, for which the fair value was $3,265,000. During 2003, the airline industry continued to suffer from decreased passenger volumes offset by a gradually improving economy. The majority of the airline investments are comprised of Enhanced Equipment Trust Certificates ("EETC"). Current analysis indicates the specific collateral backing EETC investments is predominantly represented by newer models that are expected to be retained as individual airlines reduce their fleets.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The amortized cost and fair value of investments in bonds at December 31, 2003, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                                   Amortized           Fair
                                                                                     Cost              Value
                                                                                --------------    ---------------
                                                                                          (In Thousands)
        Maturity:
             Due in 1 year or less                                              $     19,841      $      20,040
             Due after 1 year through 5 years                                        227,329            232,957
             Due after 5 years through 10 years                                      122,529            127,444
             Due after 10 years                                                       62,663             65,455
                                                                                --------------    ---------------
        Total maturities                                                             432,362            445,896

        Mortgage-backed securities                                                    80,500             79,461
        Commercial mortgage-backed securities                                         27,892             29,325
        Other asset-backed securities                                                 40,142             39,738
                                                                                --------------    ---------------
        Total                                                                   $    580,896      $     594,420
                                                                                ==============    ===============


     At December 31, 2003, investments in certificates of deposit and bonds, with an admitted asset value of $11,377,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $890,061,000 and $600,173,000 in 2003 and 2002, respectively. Gross gains of $12,342,000 and $15,128,000 and gross losses of $2,375,000 and $13,017,000 during 2003 and 2002, respectively, were realized on those sales. A portion of the gains realized in 2003 and 2002 has been deferred to future periods in the interest maintenance reserve.

     Major categories of net investment income are summarized as follows:


                                                                                      Year ended December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                          (In Thousands)
      Income:
           Bonds                                                                $     33,926       $     42,754
           Mortgage loans                                                              2,568              2,617
           Contract loans                                                                 72                 27
           Other                                                                         309                635
                                                                                ----------------   ----------------
      Total investment income                                                         36,875             46,033
      Investment expenses                                                              2,132              1,777
                                                                                ----------------   ----------------
      Net investment income                                                     $     34,743       $     44,256
                                                                                ================   ================

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                          (In Thousands)

      Investment purchase commitments                                           $         165      $         558

     The lending rate for long-term mortgage loans during 2003 was 4.21%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 62.1% on commercial properties. As of December 31, 2003, the Company held no mortgages with interest more than 180 days overdue.


4.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $49,623,000 and $40,723,000 and with an aggregate market value of $51,584,000 and $40,582,000 at December 31, 2003 and 2002, respectively.
     Those holdings amounted to 8.5% of the Company's investments in bonds and 7.7% of total admitted assets at December 31, 2003. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $2,480,000 and $17,624,000 with an aggregate NAIC market value of $1,951,000 and $17,726,000 at December 31, 2003 and 2002, respectively. The carrying value of these holdings amounted to 0.43% of the Company's investment in bonds and 0.35% of the Company's total admitted assets at December 31, 2003.

     At December 31, 2003, the Company's commercial mortgages involved a concentration of properties located in California (46.0%) and Pennsylvania (13.5%). The remaining commercial mortgages relate to properties located in 18 other states. The portfolio is well diversified covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $6,290,000.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

5.   Annuity Reserves

     At December 31, 2003 and 2002, the Company's annuity reserves, including those held in separate accounts and deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:


                                                                                   Amount              Percent
                                                                                ----------------    --------------
                                                                                 (In Thousands)
      December 31, 2003

      Subject to discretionary withdrawal (with adjustment):
           With market value adjustment                                         $        1,124               0.2%
           At book value less surrender charge of 5% or more                            44,238               7.2
           At fair value                                                                60,233               9.7
                                                                                ----------------    --------------
      Subtotal                                                                         105,595              17.1
      Subject to discretionary withdrawal (without adjustment):
           At book value with minimal or no charge or adjustment                       490,524              79.4
      Not subject to discretionary withdrawal                                           21,806               3.5
                                                                                ----------------    --------------
      Total annuity reserves and deposit fund liabilities
            before reinsurance                                                         617,925             100.0%
                                                                                                    =============
      Less reinsurance ceded                                                             5,739
                                                                                ----------------
      Net annuity reserves and deposit fund liabilities                         $      612,186
                                                                                ================
      December 31, 2002

      Subject to discretionary withdrawal (with adjustment):
           With market value adjustment                                         $          889               0.1%
           At book value less surrender charge of 5% or more                            94,326              14.2
           At fair value                                                                61,500               9.3
                                                                                ----------------    --------------
      Subtotal                                                                         156,715              23.6
      Subject to discretionary withdrawal (without adjustment):
           At book value with minimal or no charge or adjustment                       482,267              72.6
      Not subject to discretionary withdrawal                                           25,543               3.8
                                                                                ----------------    --------------
      Total annuity reserves and deposit fund liabilities
           before reinsurance                                                          664,525             100.0%
                                                                                                    ==============
      Less reinsurance ceded                                                             1,925
                                                                                ----------------
      Net annuity reserves and deposit fund liabilities                         $      662,600
                                                                                ================

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

6.   Separate Accounts

     Separate account assets and liabilities held by the Company represent funds held for the benefit of the Company's variable annuity policy and contract holders who bear all the investment risk associated with the policies. Such policies are of a non-guaranteed nature. All net investment experience, positive or negative, is attributed to the policy and contract holders' account values. The assets of these accounts are carried at fair value.

     Premiums, deposits, and other considerations received for the years ended December 31, 2003 and 2002 were $201,000 and $408,000, respectively.

     The general nature and characteristics of the Company's nonguaranteed separate accounts business follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                          (In Thousands)
       December 31, 2003

       Premium, consideration or deposits                                       $       201        $       408
                                                                                ================   ================
       Reserves for accounts with assets at:
            Market value                                                        $    60,233        $    61,500
            Amortized cost                                                                -                  -
                                                                                ----------------   ----------------
       Total reserves                                                           $    60,233        $    61,500
                                                                                ================   ================
       Reserves for separate accounts by withdrawal characteristics:
            Subject to descretionary withdrawal:
              With market value adjustment                                      $         -        $         -
              At book value without market value adjustments
                 and with current surrender charge of 5% or more                          -                  -
              At market value                                                        60,233             61,500
              At book value without market value adjustments
                 and with current surrender charge of less than 5%                        -                  -
                                                                                ----------------   ----------------
            Subtotal                                                                 60,233             61,500
            Not subject to discretionary withdrawal                                       -                  -
                                                                                ----------------   ----------------
        Total separate account aggregate reserves                               $    60,233        $    61,500
                                                                                ================   ================

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     A reconciliation of the amounts transferred to and from the separate accounts is presented below:


                                                                                     Year ended December 31
                                                                                    2003                2002
                                                                                ----------------    ----------------
                                                                                         (In Thousands)
      Transfers as reported in the Summary of Operations
           of the Separate Accounts Statement:
           Transfers to separate accounts                                       $        201        $       408
           Transfers from separate accounts                                          (12,261)           (17,790)
                                                                                ----------------    ----------------
      Transfers as reported in the Statement of Operations                      $    (12,060)       $   (17,382)
                                                                                ================    ================


7.   Reinsurance

     The Company is involved in ceded reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:


                                                                                            December 31
                                                                                     2003               2002
                                                                                --------------    ---------------
                                                                                           (In Thousands)

        Premiums                                                                $    2,550        $     2,832
        Benefits paid or provided                                                   11,049              6,101
        Policy and contract liabilities at year end                                 83,857             91,095

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

8.   Federal Income Taxes

     The components of the net deferred tax asset/(liability) are as follows:


                                                                                           December 31
                                                                                    2003                2002
                                                                                ----------------    ----------------
                                                                                           (In Thousands)

        Total deferred tax assets                                               $     13,725        $      18,420
        Total deferred tax liabilities                                                  (717)                (859)
                                                                                ----------------    ----------------
        Net deferred tax assets                                                       13,008               17,561
        Deferred tax asset nonadmitted                                               (10,369)             (12,176)
                                                                                ----------------    ----------------
        Net admitted deferred tax asset                                         $      2,639        $       5,385
                                                                                ================    ================
        Decrease (increase) in nonadmitted asset                                $      1,807        $      (6,537)
                                                                                ================    ================

     Current income taxes incurred consisted of the following major components:


                                                                                      Year ended December 31
                                                                                     2003               2002
                                                                                ---------------    ----------------
                                                                                           (In Thousands)

      Federal taxes on operations                                               $     (1,413)      $     (5,786)
      Federal taxes on capital gains                                                   2,925              3,926
      Capital loss on carryovers utilized                                             (2,925)              (675)
                                                                                ---------------    ----------------
      Total current taxes incurred                                              $     (1,413)      $     (2,535)
                                                                                ===============    ================

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The main components of deferred tax assets and deferred tax liabilities are as follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ---------------    ----------------
                                                                                           (In Thousands)

      Deferred tax assets resulting from book/tax differences in:
           Present value of insurance in force                                  $     7,291        $     8,751
           Capital loss carryovers                                                      705              3,446
           Investments                                                                3,155              3,270
           Deferred acquisition costs                                                   924              1,096
           Unrealized loss on investments                                               972              1,019
           Insurance reserves                                                           185                113
           Other                                                                        493                725
                                                                                ---------------    ----------------
      Total deferred tax assets                                                      13,725             18,420
      Deferred tax assets nonadmitted                                                10,369             12,176
                                                                                ---------------    ----------------
      Admitted deferred tax assets                                                    3,356              6,244
                                                                                ---------------    ----------------
      Deferred tax liabilities resulting from book/tax differences in:
           Investments                                                                  633                725
           Other                                                                         84                134
                                                                                ---------------    ----------------
      Total deferred tax liabilities                                                    717                859
                                                                                ---------------    ----------------
      Net admitted deferred tax asset                                           $     2,639        $     5,385
                                                                                ===============    ================


     The change in net deferred income taxes is comprised of the following:


                                                                                         December 31
                                                                                    2003              2002            Change
                                                                                --------------    --------------   --------------
                                                                                                 (In Thousands)

      Total deferred tax assets                                                 $     13,725      $     18,420     $     (4,695)
      Total deferred tax liabilities                                                     717               859             (142)
                                                                                --------------    --------------   --------------
      Net deferred tax asset                                                    $     13,008      $     17,561           (4,553)
                                                                                ==============    ==============
      Remove current year change in unrealized gains                                                                         47
                                                                                                                   --------------
      Change in net deferred income tax                                                                                  (4,506)
      Remove other items in surplus:
           Current year change in non-admitted assets                                                                        74
                                                                                                                   --------------
      Change in deferred taxes for rate reconciliation                                                             $     (4,432)
                                                                                                                   ==============

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The provision for federal income taxes incurred and change in deferred taxes is different from that which would be obtained by applying the statutory Federal income tax rate to income (including capital items) before income taxes. The significant items causing this difference are:


                                                                                      Year Ended
                                                                                  December 31, 2003
                                                                                ---------------------
                                                                                    (In Thousands)

        Ordinary income                                                         $         5,115
        Capital gains                                                                     8,188
                                                                                ---------------------
        Total pre-tax book income                                               $        13,303
                                                                                =====================
        Provision computed at statutory rate                                    $         4,656
        Refinement of deferred tax balances                                                (455)
        Interest maintenance reserve                                                       (376)
        Nondeductible general expenses                                                        2
        Amortization of reinsurance gain                                                   (764)
        Other                                                                               (44)
                                                                                ---------------------
        Total                                                                   $         3,019
                                                                                =====================
        Federal income taxes incurred                                           $        (1,413)
        Change in net deferred income taxes                                               4,432
                                                                                ---------------------
        Total statutory income taxes                                            $         3,019
                                                                                =====================


     The amount of federal income taxes incurred that will be available for recoupment in the event of future net losses is $0 and $738,000 from 2003 and 2002 respectively.

     The Company has a recoverable of $607,000 at December 31, 2003 and $1,406,000 at December 31, 2002 from the United States Treasury for federal income taxes.

     The Company has gross capital loss carry forwards, which expire as follows:


             Expiration Year              Amount
          ----------------------    --------------------
                                      (In Thousands)

                  2005              $      2,014


9.   Investment in and Advances to Subsidiaries

     The Company has one wholly owned noninsurance subsidiary at December 31, 2003, United Variable Services, Inc.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Amounts invested in and advanced to the Company's subsidiary is summarized as follows:


                                                                                            December 31
                                                                                      2003               2002
                                                                                ---------------    ---------------
                                                                                           (In Thousands)

        Common stock (cost $25,000 in 2003 and in 2002)                         $       25         $       25


10.  Capital and Surplus

     Under Iowa insurance regulations, the Company is required to maintain a minimum total capital and surplus of $7,806,000. Additionally, the amount of dividends that can be paid by the Company to its stockholder without prior approval of the Iowa Insurance Department is limited to the greater of 10% of statutory surplus or the statutory net gain from operations of the preceding year.

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2003, the Company meets the RBC requirements.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

11.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                             December 31
                                                                2003                             2002
                                                    -----------------------------    ------------------------------
                                                      Carrying          Fair           Carrying          Fair
                                                       Amount           Value           Amount           Value
                                                    -------------    ------------    -------------    -------------
                                                                             (In Thousands)
     Assets:
          Bonds                                     $   580,896      $  594,420      $  608,870       $  624,349
          Unaffiliated common stocks                          2               2              10               10
          Mortgage loans                                 36,853          40,955          34,829           39,729
          Policy loans                                      880             880             933              933
          Short-term investments                          3,450           3,450          14,450           14,450
          Cash                                              250             250             291              291
          Separate account assets                        63,193          63,193          64,410           64,410
          Receivable for securities                       1,081           1,081           8,308            8,308

     Liabilities:
          Individual and group annuities                530,146         529,848         578,170          575,913
          Deposit type contract                          13,869          13,882          14,926           14,939
          Indebtedness to related parties                 1,293           1,293           1,634            1,634
          Separate account liabilities                   63,193          63,193          64,410           64,410



     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

          Cash and short-term investments:  The carrying amounts reported in the
          accompanying   balance   sheets   for  these   financial   instruments
          approximate their fair values.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

          Fixed maturities and equity securities: The fair values for bonds and common stocks reported herein are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 3% and 8% over the total portfolio. Fair values determined on this basis can differ from values published by the SVO. Fair value as determined by the SVO as of December 31, 2003 and 2002 is $584,169,000 and $611,948,000, respectively.

          Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

     The carrying value of all other financial instruments approximates their fair value.


12.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Other Matters

     Like many financial services companies, certain U.S. affiliates of ING Groep N.V. ("ING"), the Company's ultimate parent, have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. ING has cooperated fully with each request.

     In addition to responding to regulatory requests, ING management initiated an internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review has been to identify whether there have been any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. This internal review is being conducted by independent special counsel and auditors. Additionally, ING reviewed its controls and procedures in a continuing effort to deter improper frequent trading in ING products. ING's internal reviews related to mutual fund trading are continuing.

     The internal review has identified several arrangements allowing third parties to engage in frequent trading of mutual funds within the Company's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred despite measures taken by ING intended to combat market timing. Most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question. In each arrangement identified, ING has terminated the inappropriate trading, taken steps to discipline or terminate employees who were involved, and modified policies and procedures to deter inappropriate activity. While the review is not completed, management believes the activity identified does not represent a systemic problem in the businesses involved.

     These instances included agreements (initiated in 1998) that permitted one variable life insurance customer of Reliastar Life Insurance Company ("Reliastar"), an affiliate of the Company, to engage in frequent trading, and to submit orders until 4pm Central Time, instead of 4pm Eastern Time. Reliastar was acquired by ING in 2000. The late trading arrangement was immediately terminated when current senior management became aware of it in 2002. ING believes that no profits were realized by the customer from the late trading aspect of the arrangement.

     In addition, the review has identified five arrangements that allowed frequent trading of funds within variable insurance products issued by Reliastar and by ING USA Annuity & Life Insurance Company and in certain ING Funds. ING entities did not receive special benefits in return for any of these arrangements, which have all been terminated. The internal review also identified two investment professionals who engaged in improper frequent trading in ING Funds.

     ING  will  reimburse  any  ING  Fund  or  its   shareholders   affected  by
     inappropriate trading for any profits that accrued to any person who engaged in improper frequent trading for which ING is responsible. Management believes that the total amount of such reimbursements will not be material to ING or its U.S. business.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

13.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 31, 2004, the Company can borrow up to $25,000,000 from the Bank. Interest on any Company borrowing accrues at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $182 for the year ended December 31, 2003. At December 31, 2003, the Company had no amounts payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York ("BONY"). Under this agreement, the Company can borrow up to $50,000,000 from BONY. Interest on any Company borrowing accrues at an annual rate equal to: (1) the cost of funds for BONY for the period applicable for the advance plus 0.35% or (2) a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred no interest expense for the year ended December 31, 2003. At December 31, 2003, the Company had no amounts payable to BONY.


14.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING U.S. life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under this agreement were approximately $1,871,000 and $1,617,000 for the years ended December 31, 2003 and 2002, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts paid under these agreements were $2,304,000 and $384,000 for the years ended December 31, 2003 and 2002, respectively.

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     Reciprocal Loan Agreement: The Company maintains a reciprocal loan agreement with ING AIH to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires April 1, 2011, the Company and ING AIH can borrow up to $22,400,000 from one another. Interest on any borrowing is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at the rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the Company incurred interest expense of $17,000 and interest income of $36,000 for the year ended December 31, 2003. At December 31, 2003, the Company had no amounts payable to or receivable from ING AIH.

     Assets and liabilities, along with related revenues and expenses, recorded as a result of transactions and agreements with affiliates may not be the same as those recorded if the Company was not a wholly-owned subsidiary of its parent.


15.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations ("NOLHGA") and the amount of premiums written in each state. The Company has recorded $490,000 and $474,000 for this liability as of December 31, 2003 and 2002, respectively. The Company has also recorded an asset of $26,000 and $351,000 as of December 31, 2003 and 2002, respectively, for future credits to premium taxes for assessments already paid.


16.  Subsequent Events

     Golden American Life Insurance Company ("Golden") requested that the Delaware Insurance Department approve the redomestication of Golden from Delaware to Iowa effective January 1, 2004. Equitable Life Insurance Company of Iowa ("Equitable"), the Company, and USG Annuity and Life
     Company ("USG") requested the Iowa Department of Insurance (for Equitable and the Company) and the Oklahoma Department of Insurance (for USG) to approve the merger of the affiliated life insurance company operations of Equitable, the Company, Golden, and USG with Golden being the survivor. The sequence of events, effective January 1, 2004, is as follows: redomestication of Golden to Iowa, merger of the four affiliated insurers with Golden being the survivor, and the renaming of Golden to ING USA Annuity and Life Insurance Company ("ING USA").

United Life & Annuity Insurance Company
Notes to Financial Statements - Statutory Basis
--------------------------------------------------------------------------------

     The Delaware Insurance Department provided a "no objection letter" for the redomestication of Golden to Iowa on August 25, 2003. The Iowa Department of Insurance approved the merger on July 21, 2003 and the Oklahoma Department of Insurance approved it on August 11, 2003.


17.  Reconciliation to the Annual Statement

     During 2002, the Company recorded prior year adjustments in its summary of operations in the 2002 Annual Statement. As a result, the differences below exist between the 2002 Annual Statement and the accompanying statutory basis financial statements:


                                                                                                     Capital and
                                                                                  Net Income           Surplus
                                                                                --------------    ---------------
                                                                                           (In Thousands)

        Amounts as reported in the 2002 Annual Statement                        $       8,817     $      82,852
        Capital gains tax                                                              (1,935)                -
        Mortgage loan income                                                              198                 -
        Federal income taxes                                                            4,471                 -
        Asset valuation reserve                                                             -            (1,646)
                                                                                --------------    ---------------
                                                                                $      11,551     $      81,206
                                                                                ==============    ===============

                                                                    Exhibit 99.3


                         Report of Independent Auditors


Board of Directors and Stockholder
ING USA Annuity and Life Insurance Company

We have audited the accompanying statutory basis balance sheets of USG Annuity & Life Company ("the Company" which, effective January 1, 2004, merged into an affiliate, ING USA Annuity and Life Insurance Company, a wholly owned subsidiary of ING America Insurance Holdings, Inc.) as of December 31, 2003 and 2002, and the related statutory basis statements of operations, changes in capital and surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma ("Oklahoma Insurance Department"), which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of USG Annuity & Life Company at December 31, 2003 and 2002 or the results of its operations or its cash flows for the years then ended.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USG Annuity & Life Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting practices prescribed or permitted by the Oklahoma Insurance Department.



                                                              /s/ Ernst & Young



March 22, 2004

                           USG Annuity & Life Company
                        Balance Sheets - Statutory Basis



                                                                                           December 31
                                                                                     2003               2002
                                                                                ---------------    ---------------
                                                                                         (In Thousands)
Admitted assets
Cash and invested assets:
     Bonds                                                                      $   6,231,961     $     6,116,495
     Preferred stocks                                                                   1,273               1,088
     Mortgage loans                                                                 1,471,607           1,483,855
     Real estate, less accumulated depreciation (2003-$29, 2002-$304)                   2,679               1,477
     Contract loans                                                                    32,247              32,454
     Other invested assets                                                             41,017              47,704
     Cash and short-term investments                                                   27,739               9,116
                                                                                ---------------    ---------------
Total cash and invested assets                                                      7,808,523           7,692,189

Deferred and uncollected premiums, less loading (2003-$12, 2002-$58)                      284                 386
Accrued investment income                                                              68,590              77,674
Reinsurance balances recoverable                                                          252                 335
Indebtedness from related parties                                                      19,597                  25
Federal income tax recoverable (including $18,475 and $15,601 net
     deferred tax assets at December 31, 2003 and 2002, respectively)                  20,761              22,163
Other assets                                                                               33               2,451
                                                                                ---------------    ---------------
Total admitted assets                                                           $   7,918,040      $    7,795,223
                                                                                ===============    ===============


The accompanying notes are an integral part of these financial statements.

                           USG Annuity & Life Company
                        Balance Sheets - Statutory Basis



                                                                                           December 31
                                                                                     2003               2002
                                                                                ---------------    ---------------
                                                                                          (In Thousands)
                                                                                       except share amounts)

Liabilities and capital and surplus
Liabilities:
     Policy and contract liabilities:
        Life and annuity reserves                                               $   6,918,897       $   6,859,914
        Deposit type contracts                                                        224,767             246,501
        Policyholders' funds                                                               16                  53
        Unpaid claims                                                                   3,064               3,622
                                                                                ---------------    ---------------

     Total policy and contract liabilities                                          7,146,744           7,110,090
     Interest maintenance reserve                                                      41,337              11,799
     Accounts payable and accrued expenses                                             17,684              13,807
     Indebtedness to related parties                                                   16,587              22,147
     Asset valuation reserve                                                           51,181              50,634
     Borrowed money                                                                   286,886             184,450
     Other liabilities                                                                 17,667              16,110
                                                                                ---------------    ---------------
Total liabilities                                                                   7,578,086           7,409,037

Capital and surplus:
     Common stock: authorized 1,000 shares of $3,000 par value,
        833 issued and outstanding                                                      2,500               2,500
     Paid-in and contributed surplus                                                  316,963             316,963
     Unassigned surplus                                                                20,491              66,723
                                                                                ---------------    ---------------
Total capital and surplus                                                             339,954             386,186
                                                                                ---------------    ---------------
Total liabilities and capital and surplus                                       $   7,918,040      $     7,795,223
                                                                                ===============    ===============


The accompanying notes are an integral part of these financial statements.

                           USG Annuity & Life Company
                   Statements of Operations - Statutory Basis



                                                                                      Year ended December 31
                                                                                     2003                2002
                                                                                ---------------    ---------------
                                                                                         (In Thousands)

Premiums and other revenues:
     Life, annuity, and accident and health premiums                            $    423,362       $     1,285,640
     Policy proceeds and dividends left on deposit                                     7,710                 9,267
     Net investment income                                                           452,278               536,206
     Amortization of interest maintenance reserve                                     (6,647)               (7,446)
     Commissions, expense allowances and reserve adjustments on
        reinsurance ceded                                                             42,615                14,159
     Other income                                                                          -                 1,619
                                                                                ---------------    ---------------
Total premiums and other revenues                                                    919,318             1,839,445

Benefits paid or provided:
     Death benefits                                                                    5,182               112,299
     Annuity benefits                                                                250,745               250,411
     Surrender benefits                                                              522,262               582,708
     Interest on policy or contract funds                                              6,384                 8,033
     Other benefits                                                                       11                     -
     Life contract withdrawals                                                         9,827                 8,968
     Increase in life, annuity, and accident and health reserves                      58,983               648,698
                                                                                ---------------    ---------------
Total benefits paid or provided                                                      853,394             1,611,117
Insurance expenses:
     Commissions                                                                      71,151                86,074
     General expenses                                                                 32,567                33,272
     Insurance taxes, licenses and fees, excluding federal income taxes                3,748                  (231)
     Other                                                                             1,287                   856
                                                                                ---------------    ---------------
Total insurance expenses                                                             108,753               119,971
                                                                                ---------------    ---------------
(Loss) gain from operations before federal income taxes and net realized
     capital losses                                                                  (42,829)              108,357
Federal income tax (benefit) expense                                                 (27,668)               41,015
                                                                                ---------------    ---------------
(Loss) gain from operations before net realized capital losses                       (15,161)               67,342

Net realized capital losses; net of income tax (benefit) expense:
     2003 - $18,494 and 2002 - ($6,049); and excluding net transfers
     to the interest maintenance reserve 2003- $22,891 and 2002- ($638)              (31,599)             (41,467)
                                                                                ---------------    ---------------
Net (loss) income                                                               $    (46,760)      $       25,875
                                                                                ===============    ===============


The accompanying notes are an integral part of these financial statements.

                           USG Annuity & Life Company
               Statements of Changes and Surplus - Statutory Basis



                                                                                      Year ended December 31
                                                                                     2003                2002
                                                                                ---------------    ---------------
                                                                                         (In Thousands)

Common stock:
     Balance at beginning and end of year                                       $      2,500       $       2,500
                                                                                ---------------    ---------------
Paid-in and contributed surplus:
     Balance at beginning of year                                                    316,963             286,963
     Capital contribution                                                                  -              30,000
                                                                                ---------------    ---------------
     Balance at end of year                                                          316,963             316,963
                                                                                ---------------    ---------------

Unassigned surplus:
     Balance at beginning of year                                                     66,723              19,994
     Net (loss) income                                                               (46,760)             25,875
     Change in net unrealized capital losses                                            (395)             (7,240)
     Change in nonadmitted assets                                                       (742)              3,284
     Change in asset valuation reserve                                                  (547)             20,987
     Change in net deferred income tax                                                 2,212               3,480
     Other                                                                                 -                 343
                                                                                ---------------    ---------------
    Balance at end of year                                                           20,491              66,723
                                                                                ---------------    ---------------
Total capital and surplus                                                       $    339,954       $     386,186
                                                                                ===============    ===============


The accompanying notes are an integral part of these financial statements.

                           USG Annuity & Life Company
                   Statements of Cash Flows - Statutory Basis


                                                                                      Year ended December 31
                                                                                     2003                2002
                                                                                ---------------    ---------------
                                                                                        (In Thousands)

Operations
Premiums, policy proceeds, and other considerations received,
  net of reinsurance paid                                                       $      423,582     $    1,295,738
Net investment income received                                                         620,710            647,957
Commission and expense allowances received on reinsurance ceded                              -             14,159
Benefits paid                                                                         (821,273)          (998,100)
Insurance expenses paid                                                               (109,625)          (122,791)
Federal income taxes received (paid)                                                    13,451            (53,696)
Net other revenue                                                                       37,575                 89
                                                                                ------------------    ------------------
Net cash provided by operations                                                        164,420            783,356

Investment activities
Proceeds from sales, maturities, or repayments of investments:
     Bonds                                                                           8,021,572          8,709,883
     Stocks                                                                                  -                357
     Mortgage loans                                                                    329,751            275,949
     Real estate                                                                         1,450                  -
     Other invested assets                                                               4,156              6,856
                                                                                ------------------    ------------------
Net proceeds from sales, maturities, or repayments of investments                    8,356,929          8,993,045

Cost of investments acquired:
     Bonds                                                                           8,253,561          9,713,052
     Stocks                                                                                185              1,230
     Mortgage loans                                                                    317,467            100,251
     Real estate                                                                         2,708                  -
     Other invested assets                                                              10,530             14,594
                                                                                ------------------    ------------------
Total cost of investments acquired                                                   8,584,451          9,829,127
Change in contract loans                                                                  (207)              (279)
                                                                                ------------------    ------------------
Net cash used in investment activities                                                (227,315)          (835,803)
Financing and miscellaneous activities
Cash provided:
     Capital and surplus paid-in                                                             -             30,000
     Borrowed money, net                                                               102,436              1,102
     Net deposits on deposit-type contract funds                                       (21,734)                (8)
     Other sources (uses)                                                                  816            (72,379)
                                                                                ------------------    ------------------
Net cash provided by (used in) financing and miscellaneous activities                   81,518            (41,285)
                                                                                ------------------    ------------------
Net increase (decrease) in cash and short-term investments                              18,623            (93,732)

Cash and short-term investments:
     Beginning of year                                                                   9,116            102,848
                                                                                ------------------    ------------------
     End of year                                                                $       27,739        $     9,116
                                                                                ==================    ==================


The accompanying notes are an integral part of these financial statements.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

1.   Nature of Operations and Significant Accounting Policies

     USG Annuity & Life Company (the "Company") is domiciled in Oklahoma and is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa ("Equitable"), an Iowa domiciled insurance company. Equitable is a wholly owned subsidiary of Lion Connecticut Holdings, Inc., which in turn is a wholly-owned subsidiary of ING America Insurance Holdings, Inc. ("ING AIH"). Effective January 1, 2004, the Company merged into an affiliate, ING USA Annuity and Life Insurance Company, a wholly-owned subsidiary of Lion Connecticut Holdings, Inc.

     The Company offers various insurance products, including deferred fixed annuities, immediate annuities, and interest-sensitive life insurance. These products are primarily marketed to individuals by independent insurance broker/dealers, financial institutions, and a career agency force. The Company is licensed in 48 states and the District of Columbia.

     The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

     Basis of Presentation

     The accompanying financial statements of the Company have been prepared in conformity with accounting practices prescribed or permitted by the Commissioner of Insurance of the State of Oklahoma ("Oklahoma Insurance Department"), which practices differ from accounting principles generally accepted in the United States ("GAAP"). The most significant variances from GAAP are as follows:

     Investments: Investments in bonds and mandatorily redeemable preferred stocks are reported at amortized cost or market value based on the National Association of Insurance Commissioners ("NAIC") rating; for GAAP, such fixed maturity investments are designated at purchase as held-to-maturity, trading or available-for-sale. Held-to-maturity investments are reported at amortized cost, and the remaining fixed maturity investments are reported at fair value with unrealized capital gains and losses reported in operations for those designated as trading and as a component of other comprehensive income in stockholder's equity for those designated as available-for-sale.

     Investments in real estate are reported net of related obligations rather than on a gross basis. Changes between depreciated cost and admitted asset investment amounts are credited or charged directly to unassigned surplus rather than income as would be required under GAAP. 7

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     SSAP 31 applies to derivative transactions prior to January 1, 2003. The Company also follows the newly adopted hedge accounting guidance in SSAP 86 for derivative transactions entered into or modified on or after January 1, 2003. Under this guidance, derivatives that are deemed effective hedges are accounted for in a manner which is consistent with the underlying hedged item. Derivatives used in hedging transactions that do not meet the requirements of SSAP 86 as an effective hedge are carried at fair value with the change in value recorded in surplus as unrealized gains or losses. Embedded derivatives are not accounted for separately from the host contract. Under GAAP, the effective and ineffective portions of a single hedge are accounted for separately, an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risk of the host contract is accounted for separately from the host contract and valued and reported at fair value, and the change in fair value for cash flow hedges is credited or charged directly to a separate component of shareholder's equity rather than to income as required for fair value hedges.

     The Company invests in structured securities, including mortgage-backed securities/collateralized mortgage obligations, asset-backed securities, collateralized debt obligations, and commercial mortgage-backed securities. For these structured securities, management compares the undiscounted cash flows to the carrying value. An other than temporary impairment is considered to have occurred when the undiscounted cash flows are less than the carrying value.

     When a decline in fair value is determined to be other than temporary, the individual security is written down to fair value and the loss accounted for as a realized loss.

     Valuation Reserves: The asset valuation reserve ("AVR") is determined by an NAIC-prescribed formula and is reported as a liability rather than as a valuation allowance or an appropriation of surplus. The change in AVR is reported directly to unassigned surplus.

     Under a formula prescribed by the NAIC, the Company defers the portion of realized gains and losses on sales of fixed-income investments, principally bonds and mortgage loans, attributable to changes in the general level of interest rates, and amortizes those deferrals over the remaining period to maturity based on groupings of individual securities sold in five-year bands. The net deferral is reported as the interest maintenance reserve ("IMR") in the accompanying balance sheets.

     Realized gains and losses on investments are reported in operations net of federal income tax and transfers to the IMR. Under GAAP, realized capital gains and losses are reported in the statements of operations on a pretax basis in the period that the asset giving rise to the gain or loss is sold and valuation allowances are provided when there has been a decline in value deemed other than temporary, in which case the provision for such declines is charged to income.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are based on the present value of expected future cash flows discounted at the loan,s effective interest rate or, if foreclosure is probable, on the estimated fair value of the collateral.

     The initial valuation allowance and subsequent changes in the allowance for mortgage loans as a result of a temporary impairment are charged or credited directly to unassigned surplus, rather than being included as a component of earnings as would be required under GAAP.

     Policy Acquisition Costs: The costs of acquiring and renewing business are expensed when incurred. Under GAAP, acquisition costs related to traditional life insurance, to the extent recoverable from future policy revenues, are deferred and amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. For universal life insurance and investment products, to the extent recoverable from future gross profits, acquisition costs are amortized generally in proportion to the present value of expected gross margins from surrender charges and investment, mortality, and expense margins.

     Premiums: Life premiums are recognized as revenue when due. Premiums for annuity policies with mortality and morbidity risk, except for guaranteed interest and group annuity contracts, are also recognized as revenue when due. Premiums received for annuity policies without mortality or morbidity risk and for guaranteed interest and group annuity contracts are recorded using deposit accounting.

     Under GAAP, premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits and consist primarily of whole life insurance policies, are recognized as revenue when due. Group insurance premiums are recognized as premium revenue over the time period to which the premiums relate. Revenues for universal life, annuities and guaranteed interest contracts consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed during the period.

     Benefit and Contract Reserves: Life policy and contract reserves under statutory accounting practices are calculated based upon both the net level premium and Commissioners' Reserve Valuation methods using statutory rates for mortality and interest. GAAP requires that policy reserves for traditional products be based upon the net level premium method utilizing reasonably conservative estimates of mortality, interest, and withdrawals prevailing when the policies were sold. For interest-sensitive products, the GAAP policy reserve is equal to the policy fund balance plus an unearned revenue reserve which reflects the unamortized balance of early year policy loads over renewal year policy loads.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Reinsurance: For business ceded to unauthorized reinsurers, statutory accounting practices require that reinsurance credits permitted by the
     treaty  be  recorded  as  an  offsetting   liability  and  charged  against
     unassigned surplus. Under GAAP, an allowance for amounts deemed uncollectible would be established through a charge to earnings. Statutory income recognized on certain reinsurance treaties representing financing arrangements is not recognized on a GAAP basis.

     Policy and contract liabilities ceded to reinsurers have been reported as reductions of the related reserves rather than as assets as required under GAAP.

     Commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.

     Nonadmitted Assets: Certain assets designated as "nonadmitted," principally deferred federal income tax assets, disallowed interest maintenance reserves, non-operating software, past-due agents' balances, furniture and equipment, intangible assets, and other assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual are excluded from the accompanying balance sheets and are charged directly to unassigned surplus. Under GAAP, such assets are included in the balance sheets.

     Universal Life and Annuity Policies: Revenues for universal life and annuity policies consist of the entire premium received and benefits incurred represent the total of death benefits paid and the change in policy reserves. Under GAAP, premiums received in excess of policy charges would not be recognized as premium revenue and benefits would represent the excess of benefits paid over the policy account value and interest credited to the account values.

     Deferred Income Taxes: Deferred tax assets are provided for and admitted to an amount determined under a standard formula. This formula considers the amount of differences that will reverse in the subsequent year, taxes paid in prior years that could be recovered through carrybacks, surplus limits, and the amount of deferred tax liabilities available for offset. Any deferred tax assets not covered under the formula are non-admitted.
     Deferred taxes do not include any amounts for state taxes. Under GAAP, a deferred tax asset is recorded for the amount of gross deferred tax assets that are expected to be realized in future years and a valuation allowance is established for the portion that is not realizable.

     Statements of Cash Flows: Cash and short-term investments in the statements of cash flows represent cash balances and investments with initial maturities of one year or less. Under GAAP, the corresponding caption of cash and cash equivalents includes cash balances and investments with initial maturities of three months or less.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Reconciliation to GAAP

     The effects of the preceding variances from GAAP on the accompanying statutory basis financial statements have not been determined, but are presumed to be material.

     Other significant accounting practices are as follows:

     Investments

     Investments are stated at values prescribed by the NAIC, as follows:

          Bonds not backed by other loans are principally stated at amortized cost using the interest method.

          Single class and multi-class mortgage-backed/asset-backed securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities except for higher-risk asset backed securities, which are valued using the prospective method. The Company has elected to use the book value as of January 1, 1994, as the cost for applying the retrospective method to securities purchased prior to that date where historical cash flows are not readily available.

          Redeemable preferred stocks rated as high quality or better are reported at cost or amortized cost. All other redeemable preferred stocks are reported at the lower of cost, amortized cost, or market value and nonredeemable preferred stocks are reported at market value or the lower of cost or market value as determined by the Securities Valuation Office of the NAIC ("SVO").

          The Company analyzes the general account investments to determine whether there has been an other than temporary decline in fair value below the amortized cost basis. Management considers the length of time and the extent to which the market value has been less than cost, the financial condition and near-term prospects of the issuer, future economic conditions and market forecasts, and the Company's intent and ability to retain the investment in the issuer for a period of time sufficient to allow for recovery in market value. If it is probable that all amounts due according to the contractual terms of a debt security will not be collected, an other than temporary impairment is considered to have occurred.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

          The Company uses derivatives such as interest rate swaps, caps and floors, and options as part of its overall interest rate risk management strategy for certain life insurance and annuity products. As the Company only uses derivatives for hedging purposes, the Company values all derivative instruments on a consistent basis with the hedged item. Upon termination, gains and losses on those instruments are included in the carrying values of the underlying hedged items and are amortized over the remaining lives of the hedged items as adjustments to investment income or benefits from the hedged items. Any unamortized gains or losses are recognized when the underlying hedged items are sold.

          Interest rate swap contracts are used to convert the interest rate characteristics (fixed or variable) of certain investments to match those of the related insurance liabilities that the investments are supporting. The net interest effect of such swap transactions is reported as an adjustment of interest income from the hedged items as incurred.

          Interest rate caps and floors are used to limit the effects of changing interest rates on yields of variable rate or short-term assets or liabilities. The initial cost of any such agreement is amortized to net investment income over the life of the agreement. Periodic payments that are receivable as a result of the agreements are accrued as an adjustment of interest income or benefits from the hedged items.

          The derivatives are reported in a manner that is consistent with the hedged asset or liability. All derivatives are reported at amortized cost. Upon termination of a derivative that qualified for hedge accounting, the gain or loss is deferred in IMR or adjusts the basis of the hedged item.

          Mortgage loans are reported at amortized cost, less allowance for impairments.

          Contract loans are reported at unpaid principal balances.

          Land is reported at cost. Real estate is reported at the lower of depreciated cost or fair value. Depreciation is calculated on a straight-line basis over the estimated useful lives of the properties.

          For reverse repurchase agreements, Company policies require a minimum of 95% of the fair value of securities purchased under reverse repurchase agreements to be maintained as collateral. Cash collateral received is invested in short-term investments and the offsetting collateral liability is included in miscellaneous liabilities.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

          Reverse dollar repurchase agreements are accounted for as collateral borrowings, where the amount borrowed is equal to the sales price of the underlying securities.

          The Company engages in securities lending whereby certain domestic bonds from its portfolio are loaned to other institutions for short periods of time. Collateral, primarily cash, which is in excess of the market value of the loaned securities, is deposited by the borrower with a lending agent, and retained and invested by the lending agent to generate additional income for the Company. The Company does not have access to the collateral. The Company's policy requires a minimum of 102% of the fair value of securities loaned to be maintained as collateral. The market value of the loaned securities is monitored on a daily basis with additional collateral obtained or refunded as the market value fluctuates.

          Short-term investments are reported at amortized cost. Short-term investments include investments with maturities of less than one year at the date of acquisition.

          Partnership interests, which are included in other invested assets, are reported at the underlying audited GAAP equity of the investee.

          Residual collateralized mortgage obligations, which are included in other invested assets, are reported at amortized cost using the effective interest method.

          Realized capital gains and losses are determined using the specific identification method.

          Cash on hand includes cash equivalents. Cash equivalents are short-term investments that are both readily convertible to cash and have an original maturity date of three months or less. Short-term investments are carried at amortized cost, which approximates market value.

     Aggregate Reserve for Life Policies and Contracts

     Life, annuity, and accident and health reserves are developed by actuarial methods and are determined based on published tables using statutorily specified interest rates and valuation methods that will provide, in the aggregate, reserves that are greater than or equal to the minimum or guaranteed policy cash value or the amounts required by law. Interest rates range from 3.00% to 8.75%.

     The Company waives the deduction of deferred fractional premiums upon the death of the insured. It is the Company's practice to return a pro rata portion of any premium paid beyond the policy month of death, although it is not contractually required to do so for certain issues.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     The methods used in valuation of substandard policies are as follows:

          For life, endowment and term policies issued substandard, the standard reserve during the premium-paying period is increased by 50% of the gross annual extra premium. Standard reserves are held on Paid-Up Limited Pay contracts.

          For reinsurance accepted with table rating, the reserve established is a multiple of the standard reserve corresponding to the table rating.

     For reinsurance with flat extra premiums, the standard reserve is increased by 50% of the flat extra.

     The tabular interest has been determined from the basic data for the calculation of policy reserves for all direct ordinary life insurance and for the portion of group life insurance classified as group Section 79. The tabular interest of funds not involving life contingencies is calculated as the current year reserves, plus payments, less prior year reserves, less funds added.

     Reinsurance

     Reinsurance premiums, commissions, expense reimbursements, and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Reserves are based on the terms of the reinsurance contract and are consistent with the risks assumed. Premiums and benefits ceded to other companies have been reported as a reduction of premium revenue and benefits expense. Amounts applicable to reinsurance ceded for reserves and unpaid claim liabilities have been reported as reductions of these items, and expense allowances received in connection with reinsurance ceded have been reflected in operations.

     Nonadmitted Assets

     Nonadmitted assets are summarized as follows:

                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                           (In Thousands)

           Deferred federal income taxes                                        $     55,372       $      54,496
           Agents' debit balances                                                        603                 519
           Deferred and uncollected premium                                               35                 119
           Other                                                                         751                 885
                                                                                ----------------   ----------------
           Total nonadmitted assets                                             $     56,761       $      56,019
                                                                                ================   ================

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Changes in nonadmitted assets are generally reported directly in unassigned surplus as an increase or decrease in nonadmitted assets. Changes in nonadmitted invested assets are reported directly in unassigned surplus as a component of the change in unrealized capital gains or losses.

     Claims and Claims Adjustment Expenses

     Claims expenses represent the estimated ultimate net cost of all reported and unreported claims incurred through December 31, 2003. The Company does not discount claims and claims adjustment expense reserves. Such estimates are based on actuarial projections applied to historical claims payment data. Such liabilities are considered to be reasonable and adequate to discharge the Company's obligations for claims incurred but unpaid as of December 31, 2003.

     Cash Flow Information

     Cash and short-term investments include cash on hand, demand deposits and short-term fixed maturity instruments with a maturity of less than one year at date of acquisition.

     The Company borrowed $1,342,670,000 and repaid $1,342,670,000 in 2003 and borrowed $1,021,035,000 and repaid $1,021,035,000 in 2002. These borrowings were on a short-term basis, at an interest rate that approximated current money market rates and exclude borrowings from reverse dollar repurchase transactions. Interest paid on borrowed money was $140,000 and $109,000 during 2003 and 2002, respectively.

     Reclassifications

     Certain prior year amounts in the Company's statutory basis financial statements have been reclassified to conform to the 2003 financial statement presentation.


2.   Permitted Statutory Basis Accounting Practices

     The financial statements of the Company are presented on the basis of accounting practices prescribed or permitted by the Oklahoma Insurance Department. The Oklahoma Insurance Department recognizes only statutory accounting practices prescribed or permitted by the State of Oklahoma for determining and reporting the financial condition and results of operations of an insurance company for determining its solvency under the Oklahoma Insurance Laws. The NAIC Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the state of Oklahoma. The Commissioner of Insurance has the right to permit other specific practices that deviate from prescribed practices.

     The Company is required to identify those significant accounting practices that are permitted, and obtain written approval of the practices from the Oklahoma Insurance Department. As of December 31, 2003 and 2002, the Company had no such permitted accounting practices.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

3.   Investments

     The amortized cost and fair value of fixed maturities and equity securities are as follows:


                                                                         Gross           Gross
                                                      Amortized       Unrealized      Unrealized          Fair
                                                         Cost            Gains          Losses           Value
                                                     -------------    ------------    ------------    -------------
                                                                            (In Thousands)
       At December 31, 2003:
       U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies                $    59,838      $     363       $       27      $     60,174
       States, municipalities,
            and political subdivisions                    11,000              -              886            10,114
       Foreign government                                292,529         10,584            2,314           300,799
       Public utilities securities                       468,119         31,654            2,243           497,530
       Corporate securities                            3,263,827        157,736           26,919         3,394,644
       Mortgage-backed securities                      1,447,813         40,896           40,369         1,448,340
       Commercial mortgage-backed securities             249,580         13,801              429           262,952
       Other structured securities                       443,419          5,181           16,690           431,910
                                                     -------------    ------------    ------------    -------------
       Total fixed maturities                          6,236,125        260,215           89,877         6,406,463
       Preferred stocks                                    1,273              -                -             1,273
                                                     -------------    ------------    ------------    -------------
       Total equity securities                             1,273              -                -             1,273
                                                     -------------    ------------    ------------    -------------
       Total                                         $ 6,237,398      $ 260,215       $   89,877      $  6,407,736
                                                     =============    ============    ============    =============

       At December 31, 2002:
       U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies                $   285,347      $   4,998       $       36      $    290,309
       Foreign government                                120,649          4,200            2,385           122,464
       Public utilities securities                       270,390         14,526            4,008           280,908
       Corporate securities                            3,244,826        182,420           34,973         3,392,273
       Mortgage-backed securities                      1,668,901         90,300           46,006         1,713,195
       Other structured securities                       320,274          9,786           28,080           301,980
       Commerical mortgage-backed securities             217,028         18,254               76           235,206
                                                     -------------    ------------    ------------    -------------
       Total fixed maturities                          6,127,415        324,484          115,564         6,336,335
       Preferred stocks                                    1,088              -                -             1,088
                                                     -------------    ------------    ------------    -------------
       Total equity securities                             1,088              -                -             1,088
                                                     -------------    ------------    ------------    -------------
       Total                                         $ 6,128,503      $ 324,484       $  115,564      $  6,337,423
                                                     =============    ============    ============    =============

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     As of December 31, 2003, the aggregate market values of debt securities with unrealized losses and the time period that cost exceeded market value are as follows:


                                                              More than 6
                                         Less than 6        months and less         More than 12
                                        months below         that 12 months         months below
                                            cost              below cost               cost                 Total
                                       -----------------    ------------------    -----------------    ------------------
                                                                         (In Thousands)

     Fair value                        $     912,922        $     781,315         $      99,880        $     1,794,117
     Unrealized loss                          13,888               40,720                35,269                 89,877


     Of the unrealized losses more than 6 months and less than 12 months in duration of $40,720,000, there were $8,509,000 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. For these securities business and operating fundamentals are performing as expected. The remaining unrealized losses of $32,211,000 as of December 31, 2003 included the following significant items:

          $18,193,000 of unrealized losses related to mortgage-backed and structured securities reviewed for impairment under the guidance prescribed by SSAP 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $257,131,000.

          $3,265,000 of unrealized losses related to the energy/utility industry, for which the fair value was $66,629,000. During 2003, the energy sector recovered due to a gradually improving economic picture and the lack of any material accounting irregularities similar to those experienced in the prior two years. Current analysis indicates that the debt will be serviced in accordance with the contractual terms.

          $8,488,000 of unrealized losses related to non-domestic issues, with no unrealized loss exposure per country in excess of $2,036,000 for which the fair value was $194,288,000. Credit exposures are primarily in the construction industry in Italy.

          The remaining unrealized losses totaling $2,265,000 related to a fair value of $31,760,000.

     Of the unrealized losses more than 12 months in duration of $35,269,000, there were $449,000 in unrealized losses that are primarily related to interest rate movement or spread widening for other than credit-related reasons. Business and operating fundamentals are performing as expected. The remaining losses of $34,820,000 as of December 31, 2003 included the following significant items:

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

          $32,683,000 of unrealized losses related to mortgage-backed and structured securities reviewed for impairment under the guidance prescribed by SSAP 43 Loan-backed and Structured Securities. This category includes U.S. government-backed securities, principal protected securities and structured securities which did not have an adverse change in cash flows for which the fair value was $81,284,000.

          $1,453,000 of unrealized losses related to the energy/utility industry, for which the fair value was $9,278,000. During 2003, the energy sector recovered due to a gradually improving economic picture and the lack of any material accounting irregularities similar to those experienced in the prior two years. Current analysis indicates that the debt will be serviced in accordance with the contractual terms.

          $679,000 of unrealized losses related to the airline industries, for which the fair value was $4,075,000. During 2003, the airline industry continued to suffer from decreased passenger volumes offset by a gradually improving economy. The majority of the airline investments are comprised of Enhanced Equipment Trust Certificates ("EETC"). Current analysis indicates the specific collateral backing the EETC investments is predominantly represented by newer models that are expected to be retained as individual airlines reduce their fleets.

          The remaining unrealized losses totaling $5,000 relate to a fair value of $245,000.

     The amortized cost and fair value of investments in bonds at December 31, 2003, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                   Amortized           Fair
                                                                                     Cost              Value
                                                                                --------------    ---------------
                                                                                          (In Thousands)
        Maturity:
             Due in 1 year or less                                              $     57,631       $     58,607
             Due after 1 year through 5 years                                      1,320,691          1,382,661
             Due after 5 years through 10 years                                    1,804,228          1,882,506
             Due after 10 years                                                      912,763            939,487
                                                                                --------------    ---------------
                                                                                   4,095,313          4,263,261
        Mortgage-backed securities                                                 1,447,813          1,448,340
        Commercial mortgage-backed securities                                        249,580            262,952
        Other structured securities                                                  443,419            431,910
                                                                                --------------    ---------------
        Total                                                                   $  6,236,125      $   6,406,463
                                                                                ==============    ===============

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     At December 31, 2003, investments in certificates of deposit and bonds, with an admitted asset value of $3,310,000, were on deposit with state insurance departments to satisfy regulatory requirements.

     Reconciliation of bonds from amortized cost to carrying value is as follows:



                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                           (In Thousands)

      Amortized cost                                                            $    6,236,125     $   6,127,415
      Less nonadmitted bonds                                                             4,164            10,920
                                                                                ----------------   ----------------
      Carrying value                                                            $    6,231,961     $   6,116,495
                                                                                ================   ================


     Proceeds from the sales of investments in bonds and other fixed maturity interest securities were $4,610,345,000 and $5,811,132,000 in 2003 and
     2002, respectively. Gross gains of $107,661,000 and $125,255,000 and gross losses of $25,138,000 and $103,039,000 during 2003 and 2002, respectively, were realized on those sales. A portion of the gains realized in 2003 and 2002 has been deferred to future periods in the interest maintenance reserve.

     Major categories of net investment income are summarized as follows:


                                                                                      Year ended December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                          (In Thousands)
      Income:
           Bonds                                                                $     404,578      $    459,813
           Mortgage loans                                                             112,905           128,230
           Contract loans                                                               1,522             1,091
           Company-occupied property                                                      244               376
           Other                                                                      (34,857)          (26,548)
                                                                                ----------------   ----------------
      Total investment income                                                         484,392           562,962
      Investment expenses                                                             (32,114)          (26,756)
                                                                                ----------------   ----------------
      Net investment income                                                     $     452,278      $    536,206
                                                                                ================   ================


     As part of its overall investment strategy, the Company has entered into agreements to purchase securities as follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                          (In Thousands)

      Investment purchase commitments                                           $     90,956       $      87,963

USG  ANNUITY & LIFE  COMPANY
Notes to  Financial  Statements  -  Statutory Policies
--------------------------------------------------------------------------------

     The Company entered into reverse dollar repurchase transactions to increase its return on investments and improve liquidity. Reverse dollar repurchases involve a sale of securities and an agreement to repurchase substantially the same securities as those sold. The reverse dollar repurchases are accounted for as short term collateralized financing and the repurchase obligation is reported in borrowed money. The repurchase obligation totaled $286,886,000 and $173,448,000 at December 31, 2003 and 2002, respectively.
     The securities underlying these agreements are mortgage-backed securities with a book value of $285,832,000 and $173,246,000 and fair value of $288,285,000 and $176,504,000 as of December 31, 2003 and 2002,
     respectively. The securities have a weighted average coupon rate of 5.8% and have maturities ranging from December 2018 through December 2033. The primary risk associated with short-term collateralized borrowings is that the counterparty may be unable to perform under the terms of the contract. The Company's exposure is limited to the excess of the net replacement cost of the securities over the value of the short-term investments, which was not material at December 31, 2003. The Company believes the counterparties to the reverse dollar repurchase agreements are financially responsible and that the counterparty risk is minimal.

     The Company participates in reverse repurchase transactions. Such transactions include the sale of corporate securities to a major securities dealer and a simultaneous agreement to repurchase the same security in the near term. The proceeds are invested in new securities of intermediate durations. As of December 31, 2003, there were no outstanding amounts on these agreements. The securities underlying these agreements are mortgage-backed securities with a book value of $11,394,000 and fair value of $11,520,000 at December 31, 2002.

     At December 31, 2003 and 2002, the Company had loaned securities (which are reflected as invested assets on the balance sheet) with a market value of approximately $22,330,000 and $32,662,000, respectively.

     The maximum and minimum lending rates for long-term mortgage loans during 2003 were 6.07% and 3.40%. Fire insurance is required on all properties covered by mortgage loans and must at least equal the excess of the loan over the maximum loan which would be permitted by law on the land without the buildings.

     The maximum percentage of any loan to the value of collateral at the time of the loan, exclusive of insured or guaranteed or purchase money mortgages, was 74.7% on commercial properties. As of December 31, 2003, the Company held no mortgages with interest more than 180 days overdue. Total interest due, as of December 31, 2003 is $9,000.

     In the course of the Company's asset management, securities are sold and reacquired within 30 days of the sale date to enhance the Company's return on the investment portfolio or to manage interest rate risk.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     The details by NAIC designation 3 or below of securities sold during 2003 and reacquired within 30 days of the sale date are:


                                                                         Cost of
                                   Number of                            Securities
                                 Transactions        Book Value        Repurchased          Gain
                               ---------------    ---------------   ---------------    ---------------
                                                                        (In Thousands)

      NAIC 3                         2            $      4,730      $     6,948        $      1,095


4.   Derivative Financial Instruments Held for Purposes Other than Trading

     The Company enters into derivatives such as swaps caps and floors, to reduce and manage risks, which include the risk of a change in the value, yield, price, cash flows, exchange rates or quantity of, or a degree of exposure with respect to, assets, liabilities, or future cash flows, which the Company has acquired or incurred. Hedge accounting practices are supported by cash flow matching, scenario testing and duration matching.

     The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Interest rate swap agreements generally involve the exchange of fixed and floating interest payments over the life of the agreement without an exchange of the underlying principal amount. Interest rate cap and interest rate floor agreements owned entitle the Company to receive payments to the extent reference interest rates exceed or fall below strike levels in the contracts based on the notional amounts.

     Premiums paid for the purchase of interest rate contracts are included in other invested assets and are being amortized to interest expense over the remaining terms of the contracts or in a manner consistent with the financial instruments being hedged.

     Amounts paid or received, if any, from such contracts are included in interest expense or income. Accrued amounts payable to or receivable from counterparties are included in other liabilities or other invested assets.

     Gains or losses realized as a result of early terminations of interest rate contracts are amortized to investment income over the remaining term of the items being hedged to the extent the hedge is considered to be effective; otherwise, they are recognized upon termination.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Interest rate contracts that are matched or otherwise designated to be associated with other financial instruments are recorded at fair value if the related financial instruments mature, are sold, or are otherwise terminated, or if the interest rate contracts cease to be effective hedges. Changes in the fair value of derivatives are recorded as investment income. The Company manages the potential credit exposure from interest rate contracts through careful evaluation of the counterparties' credit standing, collateral agreements, and master netting agreements.

     The Company is exposed to credit loss in the event of nonperformance by counterparties on interest rate contracts; however, the Company does not anticipate nonperformance by any of these counterparties. The amount of such exposure is generally the unrealized gains in such contracts.

     The table below summarizes the Company's interest rate contracts included in other invested assets at December 31, 2003 and 2002:


                                                                  Notional          Carrying             Fair
                                                                   Amount             Value             Value
                                                               ---------------    --------------    ---------------
                                                                                 (In Thousands)
       December 31, 2003
       Swaps                                                   $     828,066      $         -       $    (124,226)
       Caps and floors                                               441,243            1,554                   7
                                                               ---------------    --------------    ---------------
       Total derivatives                                       $   1,269,309      $     1,554       $    (124,219)
                                                               ===============    ==============    ===============

       December 31, 2002
       Swaps                                                   $   1,146,498      $         -       $    (138,473)
       Caps and floors                                               548,465            3,393               1,296
                                                               ---------------    --------------    ---------------
       Total derivatives                                       $   1,694,963      $     3,393       $    (137,177)
                                                               ===============    ==============    ===============


5.   Concentrations of Credit Risk

     The Company held less-than-investment-grade bonds with an aggregate book value of $479,259,000 and $435,061,000 and with an aggregate market value of $497,620,000 and $413,437,000 at December 31, 2003 and 2002,
     respectively. These holdings amounted to 7.7% of the Company's investments in bonds and 6.1% of total admitted assets at December 31, 2003. The holdings of less-than-investment-grade bonds are widely diversified and of satisfactory quality based on the Company's investment policies and credit standards.

     The Company held unrated bonds of $159,686,000 and $204,268,000 with an aggregate NAIC market value of $161,201,000 and $208,297,000 at December 31, 2003 and 2002, respectively. The carrying value of these holdings amounted to 2.0% of the Company's investment in bonds and 2.0% of the Company's total admitted assets at December 31, 2003.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     At December 31, 2003, the Company's commercial mortgages involved a concentration of properties located in California (14.06%) and Pennsylvania (9.05%). The remaining commercial mortgages relate to properties located in 37 other states. The portfolio is well diversified; covering many different types of income-producing properties on which the Company has first mortgage liens. The maximum mortgage outstanding on any individual property is $30,000,000.


6.   Annuity Reserves

     At December 31, 2003 and 2002, the Company's annuity reserves, including those held in deposit fund liabilities that are subject to discretionary withdrawal with adjustment, subject to discretionary withdrawal without adjustment, and not subject to discretionary withdrawal provisions are summarized as follows:


                                                                                   Amount              Percent
                                                                               ----------------    ----------------
                                                                               (In Thousands)
      December 31, 2003
      Subject to discretionary withdrawal (with adjustment):
           With market value adjustment                                         $   4,536,520           54.0 %
           At book value less surrender charge of 5% or more                        1,995,432           23.7
                                                                               ----------------    --------------
      Subtotal                                                                  $   6,531,952           77.7

      Subject to discretionary withdrawal (without adjustment):
           At book value with minimal or no charge or adjustment                    1,258,530           15.0
      Not subject to discretionary withdrawal                                         614,236             7.3
                                                                               ----------------    --------------
      Total annuity reserves and deposit fund liabilities
           before reinsurance                                                   $   8,404,718           100.0 %
                                                                                                   ==============
      Less reinsurance ceded                                                        1,346,600
                                                                               ----------------
      Net annuity reserves and deposit fund liabilities                         $   7,058,118
                                                                               ================
      December 31, 2002
      Subject to discretionary withdrawal (with adjustment):
           With market value adjustment                                         $   4,447,295            56.2 %
           At book value less surrender charge of 5% or more                        1,635,038            20.6
                                                                               ----------------    --------------
      Subtotal                                                                      6,082,333            76.8

      Subject to discretionary withdrawal (without adjustment):
           At book value with minimal or no charge or adjustment                    1,194,281            15.1
      Not subject to discretionary withdrawal                                         641,496             8.1
                                                                               ----------------    --------------
      Total annuity reserves and deposit fund liabilities
           before reinsurance                                                   $   7,918,110           100.0 %
                                                                                                   ==============
      Less reinsurance ceded                                                          895,734
                                                                               ----------------
      Net annuity reserves and deposit fund liabilities                         $   7,022,376
                                                                               ================

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

7.   Reinsurance

     The Company is involved in both ceded and assumed reinsurance with other companies for the purpose of diversifying risk and limiting exposure on larger risks. To the extent that the assuming companies become unable to meet their obligations under these treaties, the Company remains contingently liable to its policyholders for the portion reinsured. To minimize its exposure to significant losses from retrocessionaire insolvencies, the Company evaluates the financial condition of the retrocessionaire and monitors concentrations of credit risk.

     Assumed premiums amounted to $7,000 and $136,400,000 for the years ended December 31, 2003 and 2002, respectively.

     The Company's ceded reinsurance arrangements reduced certain items in the accompanying financial statements by the following amounts:


                                                                                            December 31
                                                                                      2003               2002
                                                                                --------------    ---------------
                                                                                          (In Thousands)

        Premiums                                                                $   561,792       $   260,544
        Benefits paid or provided                                                    13,168             9,447
        Policy and contract liabilities at year end                               1,347,473           896,762


8.   Federal Income Taxes

     The Company joins in filing a consolidated federal income tax return with its parent, Equitable, and other affiliates. The method of tax allocation is governed by a written tax sharing agreement. The tax sharing agreement provides that each member of the consolidated return shall reimburse Equitable for its respective share of the consolidated federal income tax liability and shall receive a benefit for its losses at the statutory rate.

     The components of the net deferred tax asset (liability) are as follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                           (In Thousands)

      Total deferred tax assets                                                 $     75,954       $      70,328
      Total deferred tax liabilities                                                  (2,107)               (231)
                                                                                ----------------   ----------------
      Net deferred tax asset                                                          73,847              70,097
      Deferred tax asset nonadmitted                                                 (55,372)            (54,496)
                                                                                ----------------   ----------------
      Net admitted deferred tax asset                                           $     18,475       $      15,601
                                                                                ================   ================
      (Increase) decrease in nonadmitted asset                                  $       (876)      $       1,337
                                                                                ================   ================

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Current income taxes incurred consist of the following major components:


                                                                                      Year ended December 31
                                                                                     2003               2002
                                                                                ---------------    ----------------
                                                                                          (In Thousands)

      Federal tax (benefit) expense on operations                               $    (27,668)      $    41,015
      Federal tax expense (benefit) on capital gains                                  18,494            (6,049)
                                                                                ---------------    ----------------
      Total current tax (benefit) expense incurred                              $     (9,174)      $    34,966
                                                                                ===============    ================

     The main components of deferred tax assets and deferred tax liabilities are as follows:


                                                                                           December 31
                                                                                     2003               2002
                                                                                ----------------   ----------------
                                                                                           (In Thousands)

      Deferred tax assets resulting from book/tax differences in:
           Deferred acquisition costs                                           $     24,803       $     23,431
           Insurance reserves                                                         10,751              8,423
           Investments                                                                29,808             32,290
           Guaranty assessments                                                        4,348              4,339
           Unrealized loss on investments                                              5,346                499
           Other                                                                         898              1,346
                                                                                ----------------   ----------------
      Total deferred tax assets                                                       75,954             70,328
      Deferred tax assets nonadmitted                                                (55,372)           (54,496)
                                                                                ----------------   ----------------
      Admitted deferred tax assets                                                    20,582             15,832
                                                                                ----------------   ----------------
      Deferred tax liabilities resulting from book/tax differences in:
           Due and deferred premiums                                            $        150                231
           Investments                                                                 1,951                  -
           Other                                                                           6                  -
                                                                                ----------------   ----------------
      Total deferred tax liabilities                                                   2,107                231
                                                                                ----------------   ----------------
      Net admitted deferred tax asset                                           $     18,475       $     15,601
                                                                                ================   ================

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     The change in net deferred income taxes is comprised of the following:


                                                                            December 31
                                                                      2003              2002            Change
                                                                  --------------    --------------   --------------
                                                                                    (In Thousands)

      Total deferred tax assets                                   $     75,954      $    70,328      $    5,626
      Total deferred tax liabilities                                     2,107              231           1,876
                                                                  --------------    --------------   --------------
      Net deferred tax asset                                      $     73,847      $    70,097      $    3,750
                                                                  ==============    ==============
      Remove current year change in unrealized gains                                                     (1,538)
                                                                                                     --------------
      Change in net deferred income tax                                                                   2,212
      Remove other items in surplus:
           Current year change in non-admitted assets                                                        44
           Other                                                                                         (3,310)
                                                                                                     --------------
      Change in deferred taxes for rate reconciliation                                               $   (1,054)
                                                                                                     ==============


     The provision for federal income taxes incurred and change in deferred taxes is different from that which would be obtained by applying the statutory federal income tax rate to income (including capital items) before income taxes. The significant items causing this difference are:


                                                                                    Year Ended
                                                                                   December 31,
                                                                                       2003
                                                                                -----------------
                                                                                  (In Thousands)

        Ordinary loss                                                           $      (42,829)
        Capital gains                                                                    9,786
                                                                                ------------------
       Total pre-tax book loss                                                        (33,043)
                                                                                ==================
        Provision (benefit) computed at statutory rate                                 (11,565)
        Refinement of deferred tax balances                                              1,116
        Interest maintenance reserve                                                     2,326
        Other                                                                                2
                                                                                ------------------
        Total                                                                   $       (8,121)
                                                                                ==================
        Federal income tax incurred                                             $        (9,175)

        Change in net deferred income tax                                                 1,054
                                                                                ------------------
        Total statutory income tax benefit                                      $        (8,121)
                                                                                ==================


     There are no federal income taxes incurred that will be available for recoupment in the event of future net losses for 2003 and 2002.

     The Company had  receivables  of $2,285,000  and $6,562,000 at December 31,
     2003  and  2002,   respectively,   for  federal   income  taxes  under  the
     intercompany tax sharing agreement

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

9.   Capital and Surplus

     Under Oklahoma insurance regulations, the Company is required to maintain a minimum total capital and surplus of $750,000. Additionally, the amount of dividends that can be paid by the Company to its stockholder without prior approval of the Oklahoma Insurance Department is limited to the greater of 10% of statutory surplus or the statutory net gain from operations.

     Life and health insurance companies are subject to certain Risk-Based Capital ("RBC") requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. At December 31, 2003, the Company meets the RBC requirements.


10.  Fair Values of Financial Instruments

     Life insurance liabilities that contain mortality risk and all nonfinancial instruments have been excluded from the disclosure requirements. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts. The carrying amounts and fair values of the Company's financial instruments are summarized as follows:


                                                                             December 31
                                                                2003                             2002
                                                    -----------------------------    ------------------------------
                                                      Carrying          Fair           Carrying           Fair
                                                       Amount           Value           Amount           Value
                                                    -------------    ------------    -------------    -------------
                                                                            (In Thousands)
     Assets:
          Bonds                                     $  6,231,961     $  6,406,763    $  6,116,495     $  6,336,335
          Preferred stocks                                 1,273            1,273           1,088            1,088
          Mortgage loans                               1,471,607        1,576,183       1,483,855        1,632,720
          Contract loans                                  32,247           32,247          32,454           32,454
          Derivative securities                            1,554         (124,219)          3,393         (137,177)
          Short-term investments                          16,651           16,651           5,650            5,650
          Cash                                            11,088           11,088           3,466            3,466
          Receivable for securities                          341              341           2,873            2,873

     Liabilities:
          Individual and group annuities               6,833,372        6,645,174       6,775,875        6,621,753
          Deposit type contract                          224,767          235,291         246,501          258,945


     The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments in the accompanying financial statements and notes thereto:

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

          Cash and short-term investments: The carrying amounts reported in the accompanying balance sheets for these financial instruments approximate their fair values.

          Fixed maturities: The fair values for bonds and preferred stocks reported herein are based on quoted market prices, where available. For securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, collateralized mortgage obligations and other mortgage derivative investments, are estimated by discounting the expected future cash flows. The discount rates used vary as a function of factors such as yield, credit quality, and maturity, which fall within a range between 2% and 12% over the total portfolio. Fair values determined on this basis can differ from values published by the SVO. Market value as determined by the SVO as of December 31, 2003 and 2002 is $6,263,837,000 and $6,154,770,000, respectively.

          Mortgage loans: Estimated market values for commercial real estate loans were generated using a discounted cash flow approach. Loans in good standing are discounted using interest rates determined by U.S. Treasury yields on December 31 and spreads applied on new loans with similar characteristics. The amortizing features of all loans are incorporated in the valuation. Where data on option features is available, option values are determined using a binomial valuation method, and are incorporated into the mortgage valuation. Restructured loans are valued in the same manner; however, these loans were discounted at a greater spread to reflect increased risk. All residential loans are valued at their outstanding principal balances, which approximate their fair values.

          Derivative financial instruments: Fair values for on-balance-sheet derivative financial instruments (caps and floors) and off-balance-sheet derivative financial instruments (swaps) are based on broker/dealer valuations or on internal discounted cash flow pricing models taking into account current cash flow assumptions and the counterparties' credit standing.

          Other investment-type insurance contracts: The fair values of the Company's deferred annuity contracts are estimated based on the cash surrender values. The carrying values of other policyholder liabilities, including immediate annuities, dividend accumulations, supplementary contracts without life contingencies, and premium deposits, approximate their fair values.

     The carrying value of all other financial instruments approximates their fair value. 1.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

11.  Commitments and Contingencies

     The Company is a party to threatened or pending lawsuits arising from the normal conduct of business. Due to the climate in insurance and business litigation, suits against the Company sometimes include claims for substantial compensatory, consequential or punitive damages and other types of relief. Moreover, certain claims are asserted as class actions, purporting to represent a group of similarly situated individuals. While it is not possible to forecast the outcome of pending lawsuits, in light of existing insurance, reinsurance and established reserves, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's operations or financial position.

     The Company has committed to provide additional capital contributions of $31,599,000 in partnership investments at December 31, 2003.


12.  Financing Agreements

     The Company maintains a revolving loan agreement with SunTrust Bank, Atlanta (the "Bank"). Under this agreement, which expires July 30, 2004, the Company can borrow up to $75,000,000 from the Bank. Interest on any borrowing accrues at an annual rate equal to: the cost of funds for the Bank for the period applicable for the advance plus 0.225%, or a rate quoted by the Bank to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $9,000 and $20,000 for the years ended December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the Company had no amounts payable to the Bank.

     The Company also maintains a revolving loan agreement with Bank of New York, New York (the "BONY"). Under this agreement, the Company can borrow up to $100,000,000 from BONY. Interest on any of the Company borrowing accrues at an annual rate equal to: the cost of funds for BONY for the period applicable for the advance plus .35% or a rate quoted by BONY to the Company for the borrowing. Under this agreement, the Company incurred interest expense of $4,000 and $31,000 for the years ended December 31, 2003 and 2002, respectively. At December 31, 2003 and 2002, the Company had no amounts payable to BONY.


13.  Related Party Transactions

     Affiliates

     Management and service contracts and all cost sharing arrangements with other affiliated ING U.S. life insurance companies are allocated among companies in accordance with normal, generally accepted expense and cost allocation methods.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     The Company maintains a reciprocal loan agreement with ING AIH to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which expires April 1, 2007, the companies can borrow up to $95,800,000 from one another. Interest on any Company borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, the Company incurred interest expense of $125,000 and interest income of $275,000 for the year ended December 31, 2003. At December 31, 2003, the Company had no amounts payable to ING AIH and $16,400,000 receivable from ING AIH.

     Investment Management: The Company has entered into an investment advisory agreement and an administrative services agreement with ING Investment Management, LLC ("IIM") under which IIM provides the Company with investment management and asset liability management services. Total fees under the agreement were approximately $25,272,000 and $19,698,000 for the years ended December 31, 2003 and 2002, respectively.

     Inter-insurer Services Agreement: The Company has entered into a services agreement with certain of its affiliated insurance companies in the United States ("affiliated insurers") whereby the affiliated insurers provide certain administrative, management, professional, advisory, consulting and other services to each other. Net amounts received under these agreements were $30,727,000 and $31,437,000 for the years ended December 31, 2003 and 2002, respectively.

     Tax Sharing Agreements: The Company has entered into federal tax sharing agreements with members of an affiliated group as defined in Section 1504 of the Internal Revenue Code of 1986, as amended. The agreement provides for the manner of calculation and the amounts/timing of the payments between the parties as well as other related matters in connection with the filing of consolidated federal income tax returns. The Company has also entered into a state tax sharing agreement with ING AIH and each of the specific subsidiaries that are parties to the agreement. The state tax agreement applies to situations in which ING AIH and all or some of the subsidiaries join in the filing of a state or local franchise, income tax or other tax return on a consolidated, combined or unitary basis.

     Services Agreement with ING Financial Advisors, LLC: The Company has entered into a services agreement with Services Agreement with ING Financial Advisors, LLC ("ING FA") to provide certain administrative, management, professional advisory, consulting and other services to the Company for the benefit of its customers. Charges for these services are to be determined in accordance with fair and reasonable standards with neither party realizing a profit nor incurring a loss as a result of the services provided to the Company. The Company will reimburse ING FA for direct and indirect costs incurred on behalf of the Company.

USG ANNUITY & LIFE COMPANY
Notes to Financial Statements - Statutory Policies
--------------------------------------------------------------------------------

     Assets and liabilities along with related revenues and expenses recorded as a result of transactions and agreements with affiliates may not be the same as those recorded if the Company was not a wholly-owned subsidiary of its parent.


14.  Guaranty Fund Assessments

     Insurance companies are assessed the costs of funding the insolvencies of other insurance companies by the various state guaranty associations, generally based on the amount of premiums companies collect in that state.

     The Company accrues the cost of future guaranty fund assessments based on estimates of insurance company insolvencies provided by the National Organization of Life and Health Insurance Guaranty Associations ("NOLHGA") and the amount of premiums written in each state. The Company has estimated this liability to be $12,422,000 and $12,397,000 as of December 31, 2003 and 2002, respectively and has recorded a reserve. The Company has also recorded an asset of $34,000 and $2,451,000 as of December 31, 2003 and 2002, respectively, for future credits to premium taxes for assessments already paid.


15.  Subsequent Events

     Effective January 1, 2004, the Company was a party to a merger with its parent, Equitable, and two other affiliated companies, United Life and Annuity Insurance Company ("ULA") and Golden American Life Insurance Company ("Golden").

     Golden requested that the Delaware Insurance Department approve the redomestication of Golden from Delaware to Iowa effective January 1, 2004. Equitable, ULA, and the Company requested the Iowa Department of Insurance (for Equitable and ULA) and the Oklahoma Insurance Department (for the Company) approve the merger of the affiliated life insurance company operations of Equitable, ULA, Golden, and the Company with Golden being the survivor. The sequence of events, effective January 1, 2004, was as follows: redomestication of Golden to Iowa, merger of the four affiliated insurers with Golden being the survivor, and the renaming of Golden to ING USA Annuity and Life Insurance Company.

     The Delaware Insurance Department provided a "no objection letter" for the redomestication of Golden to Iowa on August 25, 2003. The Iowa Department of Insurance approved the merger on July 21, 2003 and the Oklahoma Insurance Department approved it on August 11, 2003.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

ING USA Annuity and Life Insurance Company (ING USA) shall indemnify
(including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of ING USA as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

ING USA may also, to the extent permitted by law, indemnify any other person who is or was serving ING USA in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

ING Groep N.V. maintains an umbrella insurance policy with an international insurer. The policy covers ING Groep N.V. and any company in which ING Groep N.V. has an ownership control of over 50%. This would encompass the principal underwriter as well as the depositor. The policy provides for the following types of coverage; errors and ommissions, directors and officers, employment practices, fiduciary and fidelity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS


3(a) Amended and Restated Articles of Incorporation of ING USA Annuity and Life
     Insurance Company, dated (01/01/04). (6)
 (b) Amended and Restated By-Laws of ING USA annuity and Life Insurance Company, dated (01/01/04). (6)
 (c) Resolution of Board of Directors for Powers of Attorney. (04/23/99) (2)
 (d) Articles of Merger and Agreement and Plan of Merger of USGALC, ULAIC, ELICI into GALIC and renamed ING USA Annuity and Life Insurance Company, dated (06/25/03). (6)

4(a) Individual Deferred Combination Variable and Fixed Annuity Contract. (3)
 (b) Group Deferred Combination Variable and Fixed Annuity Contract. (3)
 (c) Individual Deferred Variable Annuity Contract. (3)

4(d) Individual Deferred Combination Variable and Fixed Annuity Contract (4)
 (e) Group Deferred Combination Variable and Fixed Annuity Contract (4)
 (f) Individual Deferred Variable Annuity Contract (4)

4(g) Individual Deferred Combination Variable and Fixed Annuity Contract (5)
 (h) Group Deferred Combination Variable and Fixed Annuity Certificate (5)
 (i) Individual Deferred Variable Annuity Contract (5)

 (j) Company Address and Name Change Endorsement. (6)

5    Opinion and Consent of Kimberly J. Smith

10   Material contracts are listed under Item 14(a)10 in the Company's Form
     10-K for the fiscal year ended December 31, 2003 (File Nos. 333-104539, 333-104546, 333-57212, 333-104548,333-104547), as filed with the Commission on March 29, 2004. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K.

13(a)ING USA Annuity and Life Insurance Company Form 10-K for the fiscal year ended December 31, 2003.
  (b)Unaudited pro forma financial statements for the merged company for the fiscal year ended December 31, 2003.
  (c)Audited Statutory financials for Equitable Life Insurance Company, United Life and Annuity Insurance Company and USG Annuity & Life
     Company for the fiscal year ended December 31, 2003.

23(a)Consent of Ernst & Young LLP, Independent Auditors.

23(b)Consent of Kimberly J. Smith, incorporated in Item 5 of this Part II, together with the Opinion of Kimberly J. Smith.

24   Powers of Attorney (7)

Exhibits other than those listed above are omitted because they are not required or are not applicable.

----------------------------

(1) Incorporated herein by reference to Post Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on September 24, 1997 (File No. 333-28755).

(2) Incorporated herein by reference to Post Effective Amendment No. 5 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File No. 333-28755).

(3) Incorporated herein by reference to Post-Effective Amendment No. 12 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 33-59261, 811-5626).

(4) Incorporated herein by reference to Post-Effective Amendment No. 3 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-28769, 811-5626).

(5) Incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on June 24, 2000 (File Nos. 333-33914, 811-5626).

(6) Incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-5626).

(7) Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-2 of ING Life Insurance and Annuity Company (File No. 333-104456), as filed on April 5, 2004.

Item 17.   Undertakings
-----------------------

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)  Rule 415 offerings:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(h) Request for Acceleration of Effective Date:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 18.      FINANCIAL STATEMENTS AND SCHEDULES

Not Applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on this 8th day of April, 2004.




                                 By:  ING USA ANNUITY AND LIFE
                                      INSURANCE COMPANY


                                 By:
                                     --------------------
                                     Keith Gubbay*
                                     President (principle executive officer)


    By: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
            Counsel

As required by the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 8, 2004.


Signature                     Title
---------                     -----

                             President and Director
--------------------         (principle executive officer)
Keith Gubbay*




   DIRECTORS


----------------------
David A. Wheat*
Chief Financial Officer (principle accounting officer)


----------------------
Thomas J. McInerney*


----------------------
Kathleen A. Murphy*


----------------------
Jacques de Vaucleroy*


     By: /s/ Linda E. Senker
        ------------------------
         Linda E. Senker
         Counsel of Depositor

*Executed by Linda E. Senker on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM     EXHIBIT                                                    PAGE #
----     -------                                                    ------

5        Opinion and Consent of Kimberly J. Smith                   EX-5

13(a)    ING USA Annuity and Life Insurance Company Form 10-K        *
         for the fiscal year ended December 31, 2003.

13(b)    Unaudited pro forma financial statements for the            **
         merged company for the fiscal year ended
         December 31, 2003.

13(c)    Audited Statutory financials for ELI, ULA and USG          ***
         for the fiscal year ended December 31, 2003.

23(a)     Consent of Independent Auditors                           EX-23.A

23(b)     Consent of Legal Counsel                                   ****

-----------------------------
*    See Module No. INGUSA10K123103
**   See Module No. INGUSAPROFORMA
***  See Module No. ELI_ULA_USG
**** Included in Exhibit 5 above